================================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported) May 12, 2003




                             SOUTHERN UNION COMPANY
             (Exact name of registrant as specified in its charter)



        Delaware                        1-6407                   75-0571592
(State or other jurisdiction   (Commission File Number)      (I.R.S.Employer
     of incorporation)                                      Identification No.)



     One PEI Center                                                 18711
Wilkes-Barre, Pennsylvania                                        (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number, including area code: (570) 820-2400
















================================================================================

ITEM 5.  OTHER EVENTS


On May 12, 2003, Southern Union Company ("Southern Union" or the "Company") issued a press release announcing that the Company and CMS Gas Transmission Company, a subsidiary of CMS Energy Corporation had entered into an amendment (the "Modified Purchase Agreement") to their definitive Stock Purchase Agreement for Southern Union's purchase of Panhandle Eastern Pipe Line Company and its subsidiaries (collectively, "Panhandle"). The Modified Purchase Agreement provides that AIG Highstar Capital, L.P., a private equity fund sponsored by American International Group, will withdraw from the transaction and that Southern Union, as the sole purchaser of Panhandle, will pay $584.3 million in cash plus 3 million shares of Southern Union common stock, and will assume approximately $1.166 billion in debt. The amended transaction has been approved by the boards of directors of all companies and will close following clearance by the Federal Trade Commission under the Hart-Scott-Rodino Act.
--------------------------------------------------------------------------------



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibit No.

         99.a     Press Release issued by Southern Union Company dated
                  May 12, 2003.

         99.b Amended and Restated Stock Purchase Agreement by and among CMS Gas Transmission Company, Southern Union Company and Southern Union Panhandle Corporation, dated as of May 12, 2003.

         99.c Shareholder Agreement by and between CMS Gas Transmission Company and Southern Union Company, dated as of May 12, 2003.






This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union Company cautions that actual results and developments may differ materially from such projections or expectations. Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: weather conditions in the Company's service territories; cost of gas; regulatory and court decisions; the receipt of timely and adequate rate relief; the achievement of operating efficiencies and the purchase and implementation of any new technologies for attaining such efficiencies; impact of relations with labor unions of bargaining-unit employees; the effect of any stock repurchases; and the effect of strategic initiatives (including: any recent, pending or potential acquisitions or merger, recent corporate restructuring activities, any sales of non-core assets, and any related financing arrangements including refinancings and debt repurchases) on earnings and cash flow.
--------------------------------------------------------------------------------

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                      SOUTHERN UNION COMPANY
                                                      --------------------------
                                                           (Registrant)



Date     May 27, 2003                                 By DAVID J. KVAPIL
      ------------------                                 -----------------------
                                                         David J. Kvapil
                                                         Executive Vice
                                                         President and Chief
                                                         Financial Officer

                                  EXHIBIT INDEX




       Exhibit Number                      Description
       --------------  ---------------------------------------------------------

          99.a         Press Release issued by Southern Union Company dated
                       May 12, 2003.

          99.b Amended and Restated Stock Purchase Agreement by and among CMS Gas Transmission Company, Southern Union Company and Southern Union Panhandle Corporation, dated as of May 12, 2003.

          99.c Shareholder Agreement by and between CMS Gas Transmission Company and Southern Union Company, dated as of May 12, 2003.

                                                                   EXHIBIT 99.a
03-08
For further information:
Richard N. Marshall
Treasurer and Director of Investor Relations
Southern Union Company
570/829-8662

                          SOUTHERN UNION AND CMS MODIFY
                       PANHANDLE STOCK PURCHASE AGREEMENT
                       ----------------------------------

         WILKES-BARRE, Pa. - (BUSINESS WIRE) - May 12, 2003 - Southern Union Company ("Southern Union") (NYSE: SUG) and CMS Energy ("CMS") (NYSE: CMS) announced today that they have entered into an amendment (the "Modified Purchase Agreement") to their definitive Stock Purchase Agreement for Southern Union's purchase of Panhandle Eastern Pipe Line Company and its subsidiaries (collectively, "Panhandle"). The Modified Purchase Agreement provides that AIG Highstar Capital, L.P. ("AIG Highstar"), a private equity fund sponsored by American International Group (NYSE: AIG), will withdraw from the transaction, making Southern Union the sole purchaser of the interstate gas pipeline business and accompanying subsidiaries. The parties expect the amendment will expedite regulatory approval of the transaction and anticipate closing by June 30, 2003. Each company's board of directors has approved the amended transaction.
         Under the Modified Purchase Agreement, the purchase price for Panhandle has been reduced by $37.5 million to approximately $1.79 billion. Southern Union will pay $584.3 million in cash plus 3 million shares of Southern Union common stock, and will assume approximately $1.166 billion of debt.
         Southern Union and CMS also entered into a Contract Termination Release and Settlement Agreement with AIG Highstar that provides for: (1) the termination of AIG Highstar's participation in the acquisition of Panhandle, (2) the amendment of the Stock Purchase Agreement so that AIG Highstar is no longer a party, and (3) a mutual release with respect to obligations relating to the Stock Purchase Agreement. AIG Highstar's withdrawal from the transaction should help resolve regulatory issues that arose as a result of AIG Highstar's ownership of Southern Star Central Gas Pipeline, Inc.
         Thomas F. Karam, President and Chief Operating Officer of Southern Union, stated, "We are very pleased to have reached an agreement with CMS to restructure the transaction as this step moves us considerably closer to obtaining FTC approval. We remain confident that this asset will be materially accretive to Southern Union shareholders."
         The only remaining regulatory review necessary to close the transaction is that of the Federal Trade Commission ("FTC") under the Hart-Scott-Rodino Antitrust Improvement Act. Southern Union and CMS continue to pursue resolution of matters with FTC staff.
         In order to facilitate the regulatory review, Southern Union and AIG Highstar have agreed to immediately terminate the agreement under which Southern Union's wholly-owned subsidiary - Energy Worx, Inc. ("Energy Worx") - provided management services to AIG Highstar's Southern Star Central Gas Pipeline, Inc.
         Southern Union is a natural gas distribution company serving approximately 1 million customers through its operating divisions in Missouri, Pennsylvania, Rhode Island and Massachusetts. The Company also owns and operates electric generating facilities in Pennsylvania. For further information, visit www.southernunionco.com.

         This release and other Company reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union cautions that actual results and developments may differ materially from such projections or expectations.
         Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: weather conditions in the Company's service territories; cost of gas; regulatory and court decisions; the receipt of timely and adequate rate relief; the achievement of operating efficiencies and the purchase and implementation of new technologies for attaining such efficiencies; impact of relations with labor unions of bargaining unit employees; the effect of any stock repurchases; and the effect of strategic initiatives (including any recent, pending or potential acquisition or merger, recent corporate restructuring activities, any sales of non-core assets, and any related financing arrangements including refinancings and debt repurchases) on earnings and cash flows.

                        #####

                                                               EXHIBIT 99.b







--------------------------------------------------------------------------------






                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

                                  By And Among

                          CMS GAS TRANSMISSION COMPANY,

                             SOUTHERN UNION COMPANY


                                       And

                         SOUTHERN UNION PANHANDLE CORP.



                                   DATED AS OF

                                  May 12, 2003




--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                       Page

                              ARTICLE I DEFINITIONS

Section 1.1 Specific Definitions.........................................................................2


                          ARTICLE II SALE AND PURCHASE

Section 2.1 Agreement to Sell and Purchase..............................................................17

Section 2.2 Time and Place of Closing...................................................................17

Section 2.3 Pre-Closing Matters.........................................................................17

Section 2.4 Estimated Purchase Price....................................................................18

Section 2.5 Post-Closing Adjustment.....................................................................19

Section 2.6 Deliveries by Seller at the Closing.........................................................21

Section 2.7 Deliveries by Buyer at the Closing..........................................................21

Section 2.8 Cooperation with Respect to Like-Kind Exchange..............................................22


              ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER

Section 3.1 Corporate Organization; Qualification.......................................................23

Section 3.2 Authority Relative to this Agreement........................................................23

Section 3.3 Panhandle Shares............................................................................24

Section 3.4 Consents and Approvals......................................................................25

Section 3.5 No Conflict or Violation....................................................................25

Section 3.6 Financial Information.......................................................................26

Section 3.7 Contracts...................................................................................26

Section 3.8 Compliance with Law.........................................................................27

Section 3.9 Permits.....................................................................................27

Section 3.10 Litigation.................................................................................27

Section 3.11 Title to Properties........................................................................28

Section 3.12 Employee Matters...........................................................................28

Section 3.13 Labor Relations............................................................................30

Section 3.14 Intellectual Property......................................................................30

Section 3.15 Representations with Respect to Environmental Matters......................................31

Section 3.16 Tax Matters................................................................................32

Section 3.17 Absence of Certain Changes or Events.......................................................32

Section 3.18 Absence of Undisclosed Liabilities.........................................................33

Section 3.19 Brokerage and Finders' Fees................................................................33

Section 3.20 Affiliated Transactions....................................................................33

Section 3.21 Insurance..................................................................................33

Section 3.22 Regulatory Matters.........................................................................34

Section 3.23 Opinions of Financial Advisors.............................................................34

Section 3.24 Investment Representations.................................................................35

Section 3.25 Recent Transfers...........................................................................35

Section 3.26 Date of Certain Representations............................................................35

Section 3.27 No Other Representations or Warranties.....................................................35


                           ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER AND SOUTHERN UNION

Section 4.1 Corporate Organization; Qualification.......................................................36

Section 4.2 Authority Relative to this Agreement........................................................36

Section 4.3 Consents and Approvals......................................................................37

Section 4.4 No Conflict or Violation....................................................................37

Section 4.5 Litigation..................................................................................37

Section 4.6 Availability of Funds.......................................................................38

Section 4.7 Brokerage and Finders' Fees.................................................................38

Section 4.8 Investment Representations..................................................................38

Section 4.9 Buyer Capitalization; Other Interests.......................................................39

Section 4.10 Compliance with Law........................................................................39

Section 4.11 Southern Union Shares......................................................................40

Section 4.12 Southern Union Financial Information.......................................................41

Section 4.13 Absence of Certain Changes or Events.......................................................41

Section 4.14 Absence of Undisclosed Liabilities.........................................................41

Section 4.15 Southern Union Subsidiaries................................................................41

Section 4.16 SEC Filings................................................................................42

Section 4.17 Date of Certain Representations............................................................42

Section 4.18 No Other Representations or Warranties.....................................................42


                       ARTICLE V COVENANTS OF THE PARTIES

Section 5.1 Conduct of Business.........................................................................42

Section 5.2 Access to Properties and Records............................................................45

Section 5.3 Southern Union Conduct of Business..........................................................45

Section 5.4 Consents and Approvals......................................................................47

Section 5.5 Further Assurances..........................................................................49

Section 5.6 Employee Matters............................................................................49

Section 5.7 Tax Covenants...............................................................................53

Section 5.8 Intercompany Accounts.......................................................................60

Section 5.9 Related Agreements..........................................................................61

Section 5.10 Maintenance of Insurance Policies..........................................................61

Section 5.11 Preservation of Records....................................................................62

Section 5.12 Public Statements..........................................................................62

Section 5.13 Certain Transactions.......................................................................62

Section 5.14 CMS Panhandle Holdings, LLC................................................................63

Section 5.15 Change of Corporate Name...................................................................63

Section 5.16 Transitional Use of Seller's Trademarks....................................................63

Section 5.17 Reasonable Best Efforts....................................................................65

Section 5.18 No Shopping................................................................................65

Section 5.19 Southern Union Covenants...................................................................65

Section 5.20 Restated Financials........................................................................65

Section 5.21 1935 Act Jurisdiction......................................................................66

Section 5.22 Registration of Southern Union Shares......................................................66


                              ARTICLE VI CONDITIONS

Section 6.1 Mutual Conditions to the Closing............................................................66

Section 6.2 Buyer's Conditions to the Closing...........................................................67

Section 6.3 Seller's Conditions to the Closing..........................................................69


                     ARTICLE VII TERMINATION AND ABANDONMENT

Section 7.1 Termination.................................................................................70

Section 7.2 Procedure and Effect of Termination.........................................................71


                     ARTICLE VIII SURVIVAL; INDEMNIFICATION

Section 8.1 Survival....................................................................................71

Section 8.2 Indemnification.............................................................................72

Section 8.3 Calculation of Damages......................................................................75

Section 8.4 Procedures for Third-Party Claims...........................................................75

Section 8.5 Procedures for Inter-Party Claims...........................................................76


                       ARTICLE IX MISCELLANEOUS PROVISIONS

Section 9.1 Interpretation..............................................................................77

Section 9.2 Disclosure Letters..........................................................................77

Section 9.3 Payments....................................................................................77

Section 9.4 Expenses....................................................................................77

Section 9.5 Choice of Law...............................................................................78

Section 9.6 Assignment..................................................................................78

Section 9.7 Notices.....................................................................................78

Section 9.8 Consent to Jurisdiction.....................................................................79

Section 9.9 Resolution of Disputes......................................................................79

Section 9.10 Waiver of Jury Trial.......................................................................80

Section 9.11 No Right of Setoff.........................................................................80

Section 9.12 Time is of the Essence.....................................................................81

Section 9.13 Specific Performance.......................................................................81

Section 9.14 Entire Agreement...........................................................................81

Section 9.15 Third Party Beneficiaries..................................................................81

Section 9.16 Counterparts...............................................................................81

Section 9.17 Severability...............................................................................81

Section 9.18 Headings...................................................................................82

Section 9.19 Waiver.....................................................................................82

Section 9.20 Amendment..................................................................................82

EXHIBITS
--------

A        Intellectual Property Agreement
B        Access and Support Agreement
C        Assumption Agreement
D        Shareholder Agreement
E        Form of Opinions from Seller's Counsel
F        Form of Opinion from Counsel to Buyer and Southern Union

                            STOCK PURCHASE AGREEMENT

         This AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated as of May 12, 2003 (this "Agreement"), is made and entered into by and among CMS Gas Transmission Company, a Michigan corporation (the "Seller"), Southern Union Company, a Delaware corporation ("Southern Union"), and Southern Union Panhandle Corp., a Delaware corporation (the "Buyer").

                              W I T N E S S E T H:

         WHEREAS, Panhandle Eastern Pipe Line Company, a Delaware corporation ("Panhandle"), itself and through its subsidiaries, owns and operates a network of integrated natural gas and condensate pipeline and is engaged in the business of the interstate transportation of natural gas, natural gas storage services, the storage and regasification of liquefied natural gas and the separation and measurement of condensate;

         WHEREAS, Seller owns all of the issued and outstanding shares of Panhandle (the "Panhandle Shares");

         WHEREAS, Southern Union has formed Buyer for the purpose of effecting the transactions contemplated in this Agreement;

         WHEREAS, Seller desires to sell all of the Panhandle Shares;

         WHEREAS, Southern Union desires to cause Buyer to purchase all of the Panhandle Shares;

         WHEREAS, each of the Boards of Directors or other governing body of each of Seller, Buyer and Southern Union has approved, and deems it advisable and in the best interests of their respective shareholders and partners to consummate the transactions contemplated by, this Agreement upon the terms and subject to the conditions set forth herein;

         WHEREAS, Seller, Buyer, Southern Union, AIG Highstar Capital, L.P. ("Highstar"), AIG Highstar II Funding Corp. ("Funding," and together with Highstar, the "AIG Parties") entered into that certain Stock Purchase Agreement (the "Original Purchase Agreement"), dated as of December 21, 2002 (the "Original Date");

         WHEREAS, Seller, Buyer, Southern Union and the AIG Parties entered into that certain Amendment Agreement, dated as of May 12, 2003 (the "Amendment Agreement"), amending the Original Purchase Agreement to remove the AIG Parties as parties to the Original Purchase Agreement and terminating the AIG Parties' participation in the sale of Panhandle; and

         WHEREAS, in accordance with the terms of the Amendment Agreement, Seller, Buyer and Southern Union shall enter into this Agreement for the sale by Seller of Panhandle to Buyer pursuant to terms that will differ from those set forth in the Original Purchase Agreement;

         NOW, THEREFORE, for and in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, Seller, Buyer and Southern Union, intending to be legally bound hereby, hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

        Section 1.1 Specific Definitions.  For purposes of this Agreement, the
                    --------------------
following terms shall have the meanings set forth below:


"1935 Act"                         shall have the meaning set forth in
                                   Section 3.22.

"743 Schedule"                     shall have the meaning set forth in
                                   Section 5.7 (f).

"Access and Support                shall mean the access and support agreement
Agreement"                         to be entered into on the Closing Date
                                   between Seller and Buyer, substantially in the form of the agreement attached hereto as Exhibit B.

"Action" shall mean any administrative, regulatory, judicial or other formal proceeding, action, Claim, suit, investigation or inquiry by or before any Governmental Authority, arbitrator or mediator.

"Affected Employees"               shall mean Panhandle Employees on the
                                   Closing Date.

"Affiliate"                        shall have the meaning set forth in
                                   Rule 12b-2 of the General Rules and
                                   Regulations under the Exchange Act.

"Agreement"                        shall mean this Stock Purchase Agreement,
                                   together with the Seller Disclosure Letter, Buyer Disclosure Letter and Exhibits hereto, as the same may be amended or supplemented from time to time in accordance with the provisions hereof.

"AIG Parties"                      shall have the meaning set forth in the
                                   recitals.

"Amendment Agreement"              shall have the meaning set forth in the
                                   recitals.

"Annual Financial                  shall have the meaning set forth in
Statements"                        Section 6.2 (i).

"Applicable Law"                   shall mean any statute, law, ordinance,
                                   executive order, rule or regulation
                                   (including a regulation that has  been
                                   formally promulgated in a rule-making
                                   proceeding but, pending final adoption, is in proposed or temporary form having the force of law); guideline or notice having the force of law; or approval, permit, license, franchise, judgment, order, decree, injunction or writ of any Governmental
                                   Authority applicable to a specified Person or specified property, as in effect from time to time.

"Assumption Agreement"             shall mean the agreement between
                                   Buyer and CMS Capital, L.L.C. whereby Buyer shall assume CMS Capital L.L.C.'s obligation pursuant to its note payable to Panhandle dated as of January 1, 2002, substantially in the form of the agreement attached hereto as Exhibit C.

"Auditor"                          shall have the meaning set forth in
                                   Section 2.5 (b).

"Base Net Working                  shall have the meaning set forth in
Capital"                           Section 2.4.

"Base Total Debt"                  shall have the meaning set forth in
                                   Section 2.4.

"Bonus Accrual"                    shall have the meaning set forth in
                                   Section 5.6 (e).

"Burdensome Condition"             shall have the meaning set forth in
                                   Section 5.4 (b).

"Business Day"                     shall mean a day other than a Saturday,
                                   Sunday or other day on which banks
                                   located in New York City are authorized
                                   or required by law to close.

"Business Materials"               shall have the meaning set forth in
                                   Section 5.16 (a).

"Buyer"                            shall have the meaning set forth in the
                                   preamble to this Agreement.

"Buyer Account Plan"               shall have the meaning set forth in
                                   Section 5.6 (a).

"Buyer Adjustment"                 shall have the meaning set forth in
                                   Section 2.5 (c).

"Buyer Indemnified                 shall have the meaning set forth in
Parties"                           Section 8.2 (a).

"Buyer Plans"                      shall have the meaning set forth in
                                   Section 5.6 (d).

"Cap Amount"                       shall have the meaning set forth in
                                   Section 8.2 (d).

"Casualty Insurance                shall have the meaning set forth in
Claims"                            Section 5.10 (a).

"Centennial"                       shall mean Centennial Pipeline, L.L.C.,
                                   a Delaware limited liability company.

"Claims" shall mean any and all claims, lawsuits, demands, causes of action, investigations and other proceedings (whether or not before a Governmental Authority).

"Closing"                          shall have the meaning set forth in
                                   Section 2.2.

"Closing Adjustment                shall have the meaning set forth in
Amount"                            Section 2.5 (a).

"Closing Balance Sheet"            shall have the meaning set forth in
                                   Section 2.5 (a).

"Closing Date"                     shall have the meaning set forth in
                                   Section 2.2.

"CMSGCFS"                          shall mean CMS Gulf Coast Field Service,
                                   L.L.C., a Michigan limited liability
                                   company.

"Code"                             shall mean the Internal Revenue Code
                                   of 1986, as amended.

"Comparable                        shall have the meaning ascribed to such term
 Employment"                       in the applicable Separation Plan.

"Confidentiality                   shall mean the confidentiality agreement
Agreement"                         entered into by and between AIG
                                   Highstar Capital, L.P., a Delaware limited partnership, and CMS Energy Corporation
                                   ("Parent"), dated September 20, 2002, as modified by the letter agreement dated
                                   December 6, 2002, and the confidentiality agreement entered into by and among Parent, Southern Union and Buyer, dated as of the date hereof.

"Consolidated Income               shall have the meaning set forth in
Tax Return"                        Section 5.7 (b)(ix) hereof.

"Corporate Name Change             shall have the meaning set forth in
Transition Period"                 Section 5.15.


"Damages"                          shall mean all demands, Claims, causes of
                                   action, suits, judgments, damages, amounts paid in settlement (with the approval of the Indemnifying Party where applicable), penalties, Liabilities, losses or deficiencies, costs and expenses, including reasonable attorney's fees, court costs, expenses of arbitration or mediation, and other out-of-pocket expenses incurred in investigating or preparing the foregoing.
                                   "Damages" does not include incidental,
                                   indirect or consequential damages, damages for lost profits or other special damages or punitive or exemplary damages; provided, however, that in the case of Third-Party
                                   Claims, "Damages" shall be deemed to include all forms of relief, monetary and otherwise, asserted therein, without any of the foregoing exceptions.


"Determination Date"               shall have the meaning set forth in
                                   Section 2.5 (b).

"Disabled Employee"                shall have the meaning set forth in
                                   Section 5.6 (b)(i).

"Dispute"                          shall have the meaning set forth in
                                   Section 9.9.

"Election"                         shall have the meaning set forth in
                                   Section 5.7 (a)(i).

"Employee Benefit                  shall have the meaning set forth in
Plans"                             Section 3.12 (c).

"Encumbrances"                     shall mean any Claims, mortgages, pledges,
                                   liens, security interests, conditional and installment sale agreements or other title retention agreements, activity and use limitations, easements, deed restrictions, title defects, reservations, encumbrances and charges of any kind, options, subordination agreements or adverse claim of any kind.

"Environmental Laws"               shall mean all foreign, federal, state
                                   and local laws, regulations, rules and
                                   ordinances relating to pollution or
                                   protection of human health or the
                                   environment, including laws relating to
                                   releases or threatened releases of Hazardous
                                   Substances into the environment (including ambient air, surface water, groundwater, land, surface and subsurface strata).

"Environmental Permit"             shall mean any Permit, formal exemption,
                                   identification number or other
                                   authorization issued by a Governmental
                                   Authority pursuant to an applicable
                                   Environmental Law.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

"ERISA Plan(s)"                    shall have the meaning set forth in
                                   Section 3.12(a).

"Estimated Adjustment              shall have the meaning set forth in
 Amount"                           Section 2.4.

"Estimated Closing                 shall have the meaning set forth in
Debt"                              Section 2.3.

"Estimated Closing Net             shall have the meaning set forth in
Working Capital Amount"            Section 2.3.

"Estimated Purchase                shall have the meaning set forth in
Price"                             Section 2.4.

"Exchange Act"                     shall mean the Securities Exchange Act of
                                   1934, as amended.

"Final 743 Schedule"               shall have the meaning set forth in
                                   Section 5.7 (f)(i).

"Final Form 8023"                  shall have the meaning set forth in
                                   Section 5.7 (a)(ii).

"Financial Statements"             shall mean the Year-End Financial Statements
                                   and the Interim Financial Statements.

"Funding"                          shall have the meaning set forth in the
                                   recitals.

"GAAP" shall mean United States generally accepted accounting principles as in effect from time to time, applied on a consistent basis.

"Governmental                      shall mean any executive, legislative,
Authority"                         judicial, tribal, regulatory, taxing or
                                   administrative agency, body, commission, department, board, court, tribunal, arbitrating body or authority of the United States or any foreign country, or any state, local or other governmental subdivision thereof.

"Guardian"                         shall mean Guardian Pipeline, L.L.C.,
                                   a Delaware limited liability company.

"Hazardous Substances"             shall mean any chemicals, materials or
                                   substances defined as or included in the
                                   definition of "hazardous substances,"
                                   "hazardous wastes," "hazardous materials,"
                                   "hazardous constituents," "restricted
                                   hazardous   materials," "extremely hazardous
                                   substances," "toxic substances,"
                                   "contaminants" "pollutants,"
                                   "toxic pollutants," or words of similar
                                   meaning and regulatory effect under any
                                   applicable Environmental Law.

"Highstar"                         shall have the meaning set forth in
                                   the recitals.

"HSR Act"                          shall have the meaning set forth in
                                   Section 6.1 (a).

"Indemnified Party"                shall have the meaning set forth in
                                   Section 8.2 (c).

"Indemnifying Party"               shall have the meaning set forth in
                                   Section 8.2 (c).

"Initial Termination Date"         shall have the meaning set forth in
                                   Section 7.1 (b).

"Insurance Policies"               shall have the meaning set forth in
                                   Section 3.21 (a).

"Intellectual Property             shall mean the Intellectual Property
Agreement"                         Agreement to be entered into between
                                   Seller and Buyer, as of the Closing Date, attached hereto as Exhibit A.

"Interim Financial                 shall mean the unaudited balance sheet and
Statements"                        statement of income as of and for
                                   (i) the three months ended March 31, 2002,
                                   (ii) the six months ended June 30, 2002, and
                                   (iii) the nine months ended
                                   September 30, 2002,  in each case for
                                   Panhandle and the Panhandle Subsidiaries
                                   (other than CMSGCFS, but including Centennial and Guardian) on a consolidated basis.

"Kansas Site                       shall have the meaning set forth in
Adjustment"                        Section 1.1(a) of the Seller Disclosure
                                   Letter.

"Knowledge"                        shall mean, as to each of Seller, Panhandle
                                   and the Panhandle Subsidiaries, the actual knowledge, after due inquiry, of the persons listed on Section 1.1(b) of the Seller
                                   Disclosure Letter, or any Person who replaces any of such listed persons between the date of this Agreement and the Closing Date, and in the case of Buyer and Southern Union, the actual knowledge, after due inquiry, of those persons listed on Section 1.1(b) of the Buyer
                                   Disclosure Letter, applicable to Buyer or Southern Union, as the case may be, or any Person who replaces any of such listed persons between the date of this Agreement and the Closing Date.

"Liabilities"                      shall mean any and all debts, liabilities,
                                   commitments and obligations, whether or not fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

"Liens" shall mean any lien, mortgage, pledge, charge, claim assignment by way of security or similar security interest.

"Listing"                          shall mean the listing of the Southern Union
                                   Shares on the New York Stock Exchange.

"Material Adverse                  shall mean any change or effect that is
Effect"                            materially adverse to the business, financial
                                   condition or assets of the business of
                                   Panhandle and the Panhandle Subsidiaries,
                                   taken as a whole; provided, however, that
                                   Material Adverse Effect shall exclude any
                                   change or effect due to (a)negotiation,
                                   execution, announcement, and consummation of
                                   this Agreement and the transactions
                                   contemplated  hereby, including the impact
                                   thereof on relationships, contractual
                                   or otherwise, with customers, suppliers,
                                   distributors, partners, joint owners or
                                   venturers, or employees, (b) any action taken
                                   by Seller, Panhandle, the Panhandle
                                   Subsidiaries, Buyer or any of their
                                   respective representatives or Affiliates or
                                   other action required or permitted by the
                                   terms of this Agreement or necessary to
                                   consummate the transactions contemplated by
                                   this Agreement, (c) the general state of
                                   the industries in which Panhandle or the
                                   Panhandle Subsidiaries operate (including
                                   (i) pricing levels, (ii) changes in the
                                   international, national, regional or local
                                   wholesale or retail markets for natural gas,
                                   (iii) changes in the North American,
                                   national, regional or local interstate
                                   natural gas pipeline systems, and (iv) rules,
                                   regulations or decisions of the FERC or the
                                   courts affecting the interstate natural gas
                                   transmission industry as a whole, or rate
                                   orders, motions, complaints or other
                                   actions affecting Panhandle or the Panhandle
                                   Subsidiaries), except, in all cases for such
                                   effects which disproportionately impact
                                   Panhandle and the Panhandle Subsidiaries,
                                   taken as a whole, (d) general legal,
                                   regulatory, political, business, economic,
                                   capital market and financial market
                                   conditions (including prevailing interest
                                   rate levels), or conditions otherwise
                                   generally affecting the industries in which
                                   Panhandle or the Panhandle Subsidiaries
                                   operate, except, in all cases, for such
                                   effects which disproportionately impact
                                   Panhandle and the Panhandle Subsidiaries,
                                   taken as a whole, and (e) any condition
                                   described in the Seller Disclosure Letter
                                   (but only to the   extent set forth in
                                   such Seller Disclosure Letter).

"Material Contract"                shall have the meaning set forth in
                                   Section 3.7 (a).

"Minimum Claim                     shall have the meaning set forth in
Amount"                            Section 8.2 (d).


"Net Working Capital               shall have the meaning set forth in
 Amount"                           Section 2.3.

"NGA"                              shall have the meaning set forth in
                                   Section 3.22.

"Organizational Documents"         shall mean certificates of incorporation,
                                   by-laws, certificates of
                                   formation, limited liability company
                                   operating agreements, partnership or limited partnership agreements or other formation or governing documents of a particular entity.

"Original Date"                    shall have the meaning set forth in the
                                   recitals to this Agreement.

"Original Purchase                 shall have the meaning set forth in the
Agreement"                         recitals to this Agreement.

"Panhandle"                        shall have the meaning set forth in the
                                   recitals to this Agreement.

"Panhandle Employees"              shall mean all employees employed by
                                   Panhandle or the Panhandle Subsidiaries
                                   including employees on short-term
                                   disability, military leave, maternity leave or paternity leave and other approved leaves of absence from active employment.

"Panhandle Shares"                 shall have the meaning set forth in the
                                   recitals to this Agreement.

"Panhandle Subsidiaries"           shall mean CMS Pan Gas Storage Company, LLC,
                                   a Delaware limited liability
                                   company (d/b/a Southwest Gas Storage
                                   Company); Trunkline Field Services Company, a
                                   Delaware Corporation; CMS Panhandle Holdings,
                                   LLC, a Delaware limited liability company;
                                   CMS Panhandle Storage Company, a Delaware corporation; CMS Trunkline Gas Company, LLC, a Delaware limited liability company; CMS
                                   Trunkline Offshore Pipeline Company, LLC, a
                                   Delaware limited liability company; CMS
                                   Trunkline Deepwater Pipeline Company, LLC, a
                                   Delaware limited liability company; Sea Robin
                                   Pipeline Company, an unincorporated joint venture; CMS Trunkline Gas Resources, LLC a
                                   Delaware limited liability company; MG
                                   Ventures Storage, Inc., a Delaware
                                   corporation; CMS Panhandle Eastern Resources,
                                   Inc., a Delaware corporation; CMS Panhandle
                                   Lake Charles Generation Company, LLC, a
                                   Delaware limited liability company; CMS
                                   Trunkline LNG Company, LLC, a Delaware
                                   limited liability company, CMS Trunkline LNG
                                   Holdings, LLC, a Delaware limited liability company, Panhandle Partner LLC, a Delaware limited liability company, CMS Panhandle LNG
                                   Acquisition Company, a Delaware corporation,
                                   DekaTherm Investor Trust, a Delaware trust,
                                   CMSGCFS, and CMS Gulf Coast Holdings Company, a Delaware corporation.

                                   Without limiting the foregoing, for purposes of Section 3.16 of this Agreement, a Panhandle Subsidiary shall also include any Subsidiary of a Panhandle Subsidiary and any entity which was merged or combined under state corporate law with, liquidated into, or converted into a Panhandle Subsidiary or a Subsidiary of a Panhandle Subsidiary.

"PBOPs"                            shall have the meaning set forth in
                                   Section 5.6 (d).

"Permits"                          shall have the meaning set forth in
                                   Section 3.9.

"Permitted Encumbrances"           shall mean (a) zoning, planning and building
                                   codes and other applicable  laws
                                   regulating the use, development and
                                   occupancy of real property and permits,
                                   consents and rules under such laws; (b)
                                   encumbrances, easements, rights-of-way,
                                   covenants, conditions, restrictions and other matters affecting title to real property which do not materially detract from the value of such real property or materially restrict the use of such real property; (c) leases and subleases of real property; (d) all easements, encumbrances or other matters which are necessary for utilities and other similar services on real property; (e)
                                   Encumbrances to secure indebtedness reflected on the Financial Statements, (f) Encumbrances to secure indebtedness incurred in the ordinary course of business, consistent with past practice, after the date thereof, to the extent permitted pursuant to Section 5.1
                                   (b)(xi), (f) Liens for Taxes and other
                                   governmental levies not yet due and payable or, if due, (i) not delinquent or (ii) being contested in good faith by appropriate proceedings during which collection or enforcement against the property is stayed and with respect to which adequate reserves have been established and are being maintained to the extent required by GAAP,
                                   (g) mechanics', workmen's, repairmen's,
                                   materialmen's, warehousemen's, carriers' or other Liens, including all statutory Liens, arising or incurred in the ordinary course of business, (h) original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (i) Liens that do not materially interfere with or materially affect the value or use of the respective underlying asset to which such Liens relate, (j) Encumbrances which are capable of being cured through condemnation procedures under the Natural Gas Act at a total cost to Panhandle and the Panhandle
                                   Subsidiaries of less than $1 million and (k)
                                   Encumbrances which are reflected in any
                                   Material Contract.

"Person" shall mean any natural person, corporation, company, general partnership, limited partnership, limited liability partnership, joint venture, proprietorship, limited liability company, or other entity or business organization or vehicle, trust, unincorporated organization or Governmental Authority or any department or agency thereof.

"Post-Closing Taxes"               shall have the meaning set forth in
                                   Section 5.7 (b)(iii).

"Pre-Closing Taxes"                shall have the meaning set forth in
                                   Section 5.7 (b)(iv).

"Pro Forma Adjusted                shall mean the September 30, 2002
Balance Sheet"                     Interim Financial Statements, adjusted to:

                                   (A) reflect, among the other matters
                                   reflected in the adjustments set forth in
                                   Section 1.1(c)(ii) of the Seller Disclosure
                                   Letter, the following pro forma adjustments:

                                                        (i) the consolidation of
                                               100 percent of CMS Trunkline LNG
                                               Holdings, LLC, following the
                                               purchase of Dekatherm Investors
                                               Trust's interest therein by
                                               Panhandle or a subsidiary of
                                               Panhandle,

                                                        (ii) the consolidation
                                               of 100% of CMSGCFS,

                                                        (iii) the elimination of
                                               100% of Panhandle's interest in
                                               Centennial,

                                                        (iv) the elimination of
                                               100% of Panhandle's interest in
                                               Guardian, and

                                                        (v) the elimination of
                                               all account balances relating to
                                               the Supplemental Retirement Plan.

                                   (B) reflect, among the other matters
                                   reflected in the adjustments set forth in
                                   Section 1.1(c)(ii) of the Seller Disclosure
                                   Letter, the following adjustments for
                                   purposes of calculating the Net Working
                                   Capital Amount:

                                                        (i) current assets shall
                                               include the non-current portion
                                               of the system gas account, as
                                               reflected on the applicable
                                               balance sheet,

                                                        (ii) current assets
                                               shall exclude (x) any Tax asset
                                               (current or deferred) or (y) any
                                               mark to market adjustments
                                               related to any swap agreements
                                               listed in Section 1.1(c)(i) of
                                               the Seller Disclosure Letter, and

                                                        (iii) current
                                               liabilities shall exclude (w) any
                                               Tax liability (current or
                                               deferred), (x) any mark to market
                                               adjustments related to any swap
                                               agreements listed in Section
                                               1.1(c)(i) of the Seller
                                               Disclosure Letter, (y) short term
                                               debt and current portions of long
                                               term debt or (z) bonus amounts
                                               accrued for Affected Employees
                                               which will be paid by Buyer, who
                                               will be reimbursed by Seller,
                                               pursuant to Section 5.6 (e)
                                               hereof; and

                                   (C) reflect that current assets and current liabilities relating to amounts owed by (or owed to) Panhandle or the Panhandle Subsidiaries on the one hand to (or by) Seller or any of its Affiliates, other than Panhandle and the Panhandle Subsidiaries, on the other hand shall be excluded; provided, however, that none of the following shall be excluded:

                                                        (i) receivables and/or
                                               payables for the purchase or sale
                                               of natural gas, natural gas
                                               liquids and other commodities
                                               between Panhandle or the
                                               Panhandle Subsidiaries on the one
                                               hand, and Seller (or any of its
                                               Affiliates, other than Panhandle
                                               and the Panhandle Subsidiaries)
                                               on the other hand;

                                                        (ii) receivables for
                                               services rendered in the ordinary
                                               course of business by Panhandle
                                               or the Panhandle Subsidiaries on
                                               the one hand, to Seller (or any
                                               of its Affiliates, other than
                                               Panhandle and the Panhandle
                                               Subsidiaries) on the other hand;
                                               and

                                                        (iii) payables for
                                               services rendered, other than
                                               allocated corporate expenses in
                                               the ordinary course of business
                                               for Panhandle or the Panhandle
                                               Subsidiaries on the one hand, by
                                               Seller (or any of its Affiliates,
                                               other than Panhandle and the
                                               Panhandle Subsidiaries) on the
                                               other hand.

                                   The Pro Forma Adjusted Balance Sheet,
                                   reflecting the adjustments listed above, is set forth in Section 1.1(c)(ii) of the Seller Disclosure Letter.

"Prohibited Transactions"          shall have the meaning set forth in
                                   Section 5.18.

"Prospectus Supplement"            shall have the meaning set forth in
                                   Section 5.22(a).

"Purchase Price"                   shall mean the purchase price for the
                                   Panhandle Shares as set forth in
                                   Section 2.5 (d).

"Real Property"                    shall have the meaning set forth in
                                   Section 3.11.

"Related Agreements"               shall mean the Transition Services Agreement,
                                   the Intellectual Property Agreement,
                                   the Access and Support Agreement,
                                   the Assumption Agreement, and the Shareholder
                                   Agreement.

"Related Companies"                shall mean Lee 8 Storage Partnership,
                                   a Michigan general partnership
                                   and Atchafalaya Pipeline, L.L.C., a Delaware limited liability company.

"Restated Financials"              shall have the meaning set forth in
                                   Section 6.2(i).

"Rights-Of-Way"                    shall have the meaning set forth in
                                   Section 3.11.

"SEC"                              shall have the meaning set forth in
                                   Section 4.10.

"Section 5.4 (b) Person"           shall mean any of Southern Union and its
                                   Subsidiaries (taken as a whole), or Buyer.

"Securities Act"                   shall mean the Securities Act of 1933,
                                   as amended.

"Seller"                           shall have the meaning set forth in the
                                   preamble to this Agreement.

"Seller Adjustment"                shall have the meaning set forth in
                                   Section 2.5(c).

"Seller Counterparty"              shall mean each of Seller's Affiliates that
                                   executes and delivers any of the Related
                                   Agreements.

"Seller Indemnified                shall have the meaning set forth in
Parties"                           Section 8.2(b).

"Seller Plans"                     shall have the meaning set forth in
                                   Section 5.6 (b).

"Seller Returns"                   shall have the meaning set forth in
                                   Section 5.7 (b)(i).

"Seller's Marks"                   shall have the meaning set forth in
                                   Section 5.16.

"Seller's Savings Plan"            shall have the meaning set forth in
                                   Section 5.6 (a).

"Separation Plans"                 shall mean (i) Separation Allowance Plan for
                                   Employees of Panhandle and the Panhandle
                                   Subsidiaries, adopted on November 1, 2002;
                                   (ii) Executive Separation Allowance
                                   Plan for Employees of Panhandle and
                                   the Panhandle Subsidiaries, adopted on
                                   November 1, 2002; (iii) Executive Separation
                                   Allowance Plan for Designated Officers of
                                   Panhandle and the Panhandle Subsidiaries, adopted on November 1, 2002; and (iv)
                                   Executive Separation Allowance Plan for
                                   Designated Senior Officers of Panhandle
                                   Eastern Pipe Line Company, adopted on
                                   November 1, 2002.

"Shareholder Agreement"            shall mean the shareholder
                                   agreement to be entered into on the Closing
                                   Date between Seller and Southern Union,
                                   substantially in the form of the agreement attached hereto as Exhibit D.

"Shelf Registration                shall have the meaning set forth in Section
Statement"                         4.16(b).

"Southern Union"                   shall have the meaning set forth in the
                                   recitals to this Agreement.

"Southern Union Financial          shall mean the Southern Union Interim
Statements"                        Financial Statements and the  Southern Union
                                   Year-End Financial Statements.

"Southern Union Interim            shall mean the unaudited consolidated
Financial Statements"              interim financial statements of Southern
                                   Union and the Southern Union Subsidiaries included in Southern Union's quarterly reports on Form 10-Q for the fiscal quarters ended after June 30, 2002.

"Southern Union Material           shall mean any change or effect that is
Adverse Effect"                    materially adverse to the  business,
                                   financial condition or assets of
                                   the business of  Southern Union
                                   and the Southern Union Subsidiaries, taken as a whole; provided, however, that Southern
                                   Union Material Adverse Effect shall exclude any change or effect due to (a) negotiation, execution, announcement, and consummation of this Agreement and the transactions contemplated hereby, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, joint owners or venturers, or employees, (b) any action taken by Southern Union, Buyer or any of their respective representatives or Affiliates or other action required or permitted by the terms of this Agreement or necessary to consummate the transactions contemplated by this Agreement, (c) the general state of the industries in which Southern Union or the Southern Union Subsidiaries operate
                                   (including (i) pricing levels, (ii) changes in the international, national, regional or local wholesale or retail markets for natural gas, (iii) changes in the North American, national, regional or local natural gas distribution business, and (iv) rules, regulations or decisions of state public utility commissions or the courts affecting the local natural gas distribution industry as a whole, or rate orders, motions, complaints or other actions affecting
                                   Southern Union or the Southern Union
                                   Subsidiaries), except, in all cases for such effects which disproportionately impact
                                   Southern Union and the Southern Union
                                   Subsidiaries, taken as a whole, (d) general legal, regulatory, political, business, economic, capital market and financial market conditions (including prevailing interest rate levels), or conditions otherwise generally affecting the industries in which Southern Union or the Southern Union
                                   Subsidiaries operate, except, in all cases, for such effects which disproportionately impact Southern Union and the Southern Union
                                   Subsidiaries, taken as a whole, and (e) any condition described in the Buyer Disclosure
                                   Letter (but only to the extent set forth in such Buyer Disclosure Letter).

"Southern Union Shares"            shall mean 3 million shares of Southern
                                   Union common stock, par value $1.00
                                   per share, registered with the SEC pursuant to the Shelf Registration Statement and listed on the New York Stock Exchange.

"Southern Union Subsidiaries"      shall mean the subsidiaries listed in
                                   Southern Union's annual report on Form 10-K for the year ended June 30, 2002.


"Southern Union Year-End           shall mean the audited consolidated financial
Financial Statements"              statements of Southern Union and the Southern
                                   Union Subsidiaries included in its annual report on Form 10-K for the year ended
                                   June 30, 2002.

"Straddle Period"                  shall have the meaning set forth in
                                   Section 5.7 (b)(ii).

"Straddle Period Return(s)"        shall have the meaning set forth in
                                   Section 5.7 (b)(ii).

"Straddle Statement"               shall have the meaning set forth in
                                   Section 5.7 (b)(ii).

"Subsidiary"                       of any entity means, at any date, any Person
                                   (a) the accounts of which   would
                                   be consolidated with and into those of
                                   the applicable entity in such entity's
                                   consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date or (b) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests or more than fifty percent (50%) of the profits or losses of which are, as of such date, owned, controlled or held by the applicable entity or one or more subsidiaries of such entity.

"Survival Period"                  shall have the meaning set forth in
                                   Section 8.1 (c).

"Tax Claim"                        shall have the meaning set forth in
                                   Section 5.7 (e)(i).

"Tax Indemnified Party"            shall have the meaning set forth in
                                   Section 5.7 (e)(i).

"Tax Indemnifying Party"           shall have the meaning set forth in
                                   Section 5.7 (e)(i).

"Tax Return"                       shall mean any report, return, declaration,
                                   or other information required to be
                                   supplied to a Governmental Authority in
                                   connection with Taxes including any claim for refund or amended return.

"Taxes" shall mean all taxes, levies or other like assessments, including net income, gross income, gross receipts, capital gains, profits, environmental, excise, value added, ad valorem, real or personal property, withholding, asset, sales, use, transfer, registration, license, payroll, transaction, capital, business, occupation, corporation, employment, withholding, wage, net worth, franchise, minimum, alternative minimum, and estimated taxes, or other governmental taxes imposed by or payable to any foreign, Federal, state or local taxing authority, whether computed on a separate, consolidated, unitary, combined or any other basis; and in each instance such term shall include any interest, any interest, penalties or additions to tax attributable to any such Tax.

"Third-Party Claim"                shall have the meaning set forth in
                                   Section 8.4 (a).

"Threshold Amount"                 shall have the meaning set forth in
                                   Section 8.2 (d).

"Total Debt"                       shall mean all short-term and long-term
                                   indebtedness of Panhandle and the
                                   Panhandle Subsidiaries as reflected on a consolidated balance sheet, prepared in accordance with GAAP, of Panhandle and the Panhandle Subsidiaries as of a particular date, but excluding any debt payable to Seller or Seller's Affiliates by Panhandle or a Panhandle Subsidiary which is eliminated by Panhandle or a Panhandle Subsidiary prior to the Closing Date in accordance with
                                   Section 5.8.

"Transfer Tax(es)"                 shall have the meaning set forth in
                                   Section 5.7 (g).

"Transition Services               shall mean the transition services agreement
Agreement"                         to be entered into on the Closing Date
                                   between Seller and Buyer in a form mutually acceptable to both parties.

"Transitional License"             shall have the meaning set forth in
                                   Section 5.16.

"Treasury Regulation"              shall mean the income Tax regulations,
                                   including temporary and proposed
                                   regulations, promulgated under the Code, as amended.

"Year-End Financial Statements"    shall mean the audited
                                   balance sheet and statement of income, as of and for the twelve (12) months ended December
                                   31, 2001 for Panhandle and the Panhandle
                                   Subsidiaries (other than CMSGCFS, but
                                   including Centennial and Guardian) on a
                                   consolidated basis.


                                   ARTICLE II

                                SALE AND PURCHASE

                Section 2.1 Agreement to Sell and Purchase.
                            ------------------------------

         Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to Buyer the Panhandle Shares, free and clear of all Encumbrances, and Buyer shall purchase and accept such Panhandle Shares from Seller.

                Section 2.2 Time and Place of Closing.
                            -------------------------

         Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York, at 10:00 a.m., local time, on the fourteenth (14th) day following the date on which all of the conditions set forth in Article VI of this Agreement have been satisfied or waived (other than those conditions contemplated to be satisfied at the Closing) (or June 30, 2002, if such fourteenth day would be July 1, 2003 or later), or at such other place or time as Buyer and Seller may mutually agree in writing. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date."

                Section 2.3 Pre-Closing Matters.
                            -------------------

         At least five (5) Business Days prior to Closing, Seller shall deliver to Buyer its good faith estimate of the Net Working Capital Amount at Closing (the "Estimated Closing Net Working Capital Amount") and its good faith estimate of the amount of Total Debt at Closing (the "Estimated Closing Debt"), in each case together with a reasonably detailed computation of such estimates, which shall be computed in accordance with GAAP (subject to the exceptions from GAAP relating to the adjustments reflected on the Pro Forma Adjusted Balance Sheet) and on a basis consistent with the preparation of the Pro Forma Adjusted Balance Sheet. "Net Working Capital Amount" shall mean (a) the current assets of Panhandle and the Panhandle Subsidiaries minus (b) the current liabilities of Panhandle and the Panhandle Subsidiaries, with both current assets and current liabilities determined in accordance with GAAP, applied in a manner consistent with the preparation of the Pro Forma Adjusted Balance Sheet (and subject to the exceptions from GAAP relating to the adjustments reflected on the Pro Forma Adjusted Balance Sheet), except for the calculation of Estimated Closing Net Working Capital and Net Working Capital Amount as of the Closing Date with respect to System Gas Inventory and Imbalance Related Accounts, which is addressed below. For purposes of this Section 2.3, capitalized terms used but not otherwise defined herein shall be deemed to refer to the corresponding line items in Sections 1.1(b)(ii) or 1.1(b)(iii) of the Seller Disclosure Letter, as applicable. For purposes of the Net Working Capital calculation, System Gas Inventory and Imbalance Related Accounts shall be valued at $29,114,046 plus
(less) the excess (deficiency) of the actual on hand quantity of Net System Gas Owned at the closing date less the net quantity of system gas owned at September 30, 2002 (10,789,959 MMBTU) times the average of the closing Henry Hub spot market price for natural gas for the five business days prior to the Closing Date as reported in the Wall Street Journal, except for purposes of the calculation of the Estimated Closing Net Working Capital which shall be valued based on the quantity of Net System Gas Owned ten (10) days prior to the Closing Date times the average closing Henry Hub spot market price for natural gas for the five (5) business days ended ten (10) days prior to the Closing Date. System Gas Inventory and Imbalance Related Accounts shall be defined as System Gas Inventory, Accounts Receivable - Exchanges, Accounts Payable - Exchanges, Fuel Tracker and Line Pack as shown in the Section 1.1(c)(ii) of the Seller Disclosure Letter. Net System Gas Owned shall be defined as System Gas Inventory plus Accounts Receivable - Exchanges, Accounts Payable - Exchange, including Fuel Tracker and Line Pack as shown in the Section 1.1(c)(iii) of the Seller Disclosure Letter. Seller shall deliver to Buyer its calculations of the Estimated Purchase Price and the Estimated Adjustment Amount within five (5) Business Days prior to the Closing Date and shall provide upon reasonable advance notice, Buyer and Buyer's accountants prompt and full reasonable access during normal business hours to the personnel, accountants and books and records of Seller, to the extent reasonably related to the preparation of the Estimated Purchase Price and the Estimated Adjustment Amount (and the elements of such calculation). Buyer and Seller shall in good faith attempt to resolve any objections of Buyer to such calculation of the Estimated Adjustment Amount; if Buyer and Seller are in disagreement with respect to the calculation of the Estimated Adjustment Amount as of the Closing, the Estimated Purchase Price paid pursuant to Section 2.4 shall be based on the amount of the Estimated Adjustment Amount delivered to Buyer pursuant to this Section 2.3, as adjusted to reflect any changes to the Estimated Adjustment Amount agreed to by the parties prior to Closing.

                Section 2.4 Estimated Purchase Price.
                            ------------------------

         In consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to Buyer of the Panhandle Shares and the agreement of Seller to enter into this Agreement, and subject to the adjustments set forth in
Section 2.5, at the Closing, Buyer shall (a) pay in full to Seller (or its designated Affiliates) an amount in cash equal to (i) $584,300,000 plus (ii) the Estimated Adjustment Amount plus (iii) the Kansas Site Adjustment (the result of such calculation, the "Estimated Purchase Price"), and (b) deliver to Seller the Southern Union Shares. The "Estimated Adjustment Amount" shall mean the amount equal to (a) the Estimated Closing Net Working Capital Amount, minus (b) the Net Working Capital Amount as of September 30, 2002, as shown in the Pro Forma Adjusted Balance Sheet ($92,934,493) (the "Base Net Working Capital"), minus (c) the Estimated Closing Debt, plus (d) the amount of Total Debt as of September 30, 2002 ($1,165,519,106) (the "Base Total Debt"). The calculation of the Estimated Adjustment Amount may result in an amount that is positive or negative. The Estimated Purchase Price will be payable at the Closing by wire transfer of same day funds to an account or accounts and in such amounts as designated by Seller. Seller shall designate such account or accounts and amounts in writing at least two (2) Business Days prior to Closing.

                Section 2.5 Post-Closing Adjustment.
                            -----------------------

(a) As soon as reasonably practicable following the Closing Date, and in any event within sixty (60) days thereafter, Seller shall prepare and deliver to Buyer (i) a consolidated balance sheet of Panhandle and the Panhandle Subsidiaries as of the close of business on the date immediately prior to the Closing Date (the "Closing Balance Sheet"), and (ii) a calculation of the "Closing Adjustment Amount," which shall mean the amount equal to (a) the Net Working Capital Amount as of the Closing Date, as reflected on the Closing Balance Sheet, minus (b) the amount of the Base Net Working Capital Amount, plus
(c) the amount of the Base Total Debt, minus (d) the Total Debt as of the Closing Date, as reflected on the Closing Balance Sheet, which calculation may result in an amount that is positive or negative (together with reasonable back-up information providing the basis for such balance sheet and calculations). In order for Seller to prepare the Closing Balance Sheet and calculate the Closing Adjustment Amount, Buyer will provide to Seller and Seller's accountants prompt and full access to the personnel, accountants and books and records of Panhandle and the Panhandle Subsidiaries (and shall provide copies of the applicable portions of such books and records as may be reasonably requested), to the extent reasonably related to the preparation of the Closing Balance Sheet and the calculation of the Closing Adjustment Amount (and the elements of such calculation). In order for Buyer to review the Closing Balance Sheet and review the calculation of the Closing Adjustment Amount, Seller will provide to Buyer and Buyer's accountants prompt and full access to the personnel, accountants and books and records used by Seller (and shall provide copies of the applicable portions of such books and records as may be reasonably requested), to the extent reasonably related to the preparation of the Closing Balance Sheet and the calculation of the Closing Adjustment Amount (and the elements of such calculation). The Closing Balance Sheet and the calculation of Closing Adjustment Amount shall be prepared in accordance with GAAP, applied in a manner consistent with the preparation of the Pro Forma Adjusted Balance Sheet (and subject to the exceptions from GAAP relating to the adjustments reflected on the Pro Forma Adjusted Balance Sheet).

(b) Disputes. If Buyer disagrees with the calculation of the Closing
Adjustment Amount, it shall notify Seller of such disagreement in writing within thirty (30) days after its receipt of the Closing Balance Sheet, which notice shall set forth in detail the particulars of such disagreement. In the event that Buyer does not provide such a notice of disagreement within such thirty (30) day period, Buyer shall be deemed to have accepted the Closing Balance Sheet and the calculation of the Closing Adjustment Amount
(and each element of such calculation), respectively delivered by Seller, which shall be final, binding and conclusive for all purposes hereunder. In the event any such notice of disagreement is timely provided by Buyer, Buyer and Seller shall use their reasonable best efforts for a period of thirty (30) days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculation of the Closing Adjustment Amount (or any element thereof). If, at the end of such period, they are unable to resolve such disagreements, then, upon the written request of either party, an independent accounting firm (not providing services to Buyer or Seller) acceptable to Buyer and Seller (the "Auditor") shall resolve any remaining disagreements. The Auditor shall determine as promptly as practicable (but in any event within sixty (60) days) following the date on which such dispute is referred to the Auditor, based solely on written submissions, which shall be forwarded by Buyer and Seller to the Auditor within thirty (30) days following the Auditor's selection, whether the Closing Balance Sheet was prepared in accordance with the standards set forth in this Section 2.5 with respect to any items identified as disputed in the notice of disagreement and not previously resolved by Buyer and Seller, and if not, whether and to what extent (if any) the Closing Adjustment Amount (or any element thereof) requires adjustment. Each party shall bear its own expenses and the fees and expenses of its own representatives and experts in connection with the preparation, review, dispute (if any) and final determination of the Closing Balance Sheet and the Closing Adjustment Amount. The parties shall share the costs, expenses and fees of the Auditor in inverse proportion to the extent to which their respective positions are sustained (e.g., if Seller's position is one hundred percent (100%) sustained, it shall bear none of such costs, expenses, and fees of the Auditor). The determination of the Auditor shall be final, conclusive and binding on the parties. The Auditor's determination of the amount of the Closing Adjustment Amount shall then be deemed to be the Closing Adjustment Amount for purposes of this Section 2.5. The date on which such items are accepted or finally determined in accordance with this Section 2.5 is referred as to the "Determination Date." As used in this Agreement, the term "reasonable best efforts" shall not include efforts which require the performing party (i) to do any act that is unreasonable under the circumstances, (ii) to make any capital contribution not expressly contemplated hereunder, (iii) to amend or waive any rights under this Agreement, or (iv) to incur or expend any funds other than reasonable out-of-pocket expenses incurred in satisfying its obligation hereunder, including the reasonable fees, expenses and disbursements of accountants, counsel and other professionals.

(c) Purchase Price Adjustment. If the Estimated Adjustment Amount is (x) less than the Closing Adjustment Amount, then the Buyer shall pay to Seller an amount equal to such shortfall (the "Buyer Adjustment") or (y) greater than the Closing Adjustment Amount, then Seller shall pay to Buyer an amount equal to such excess (the "Seller Adjustment").

(d) Adjustment Amounts. The Estimated Purchase Price minus the Seller Adjustment, if any, plus the Buyer Adjustment, if any, shall equal the "Purchase Price." The Seller Adjustment, if any, and the Buyer Adjustment, if any, shall bear simple interest at a rate equal to daily average one month LIBOR plus one percent (1%) per annum measured from the Closing Date to the date of such payment. Amounts owing by Seller, if any, pursuant to this Section 2.5 shall be paid by Seller by delivery of immediately available funds to an account designated by Buyer within five (5) Business Days after the Determination Date. Amounts owing by Buyer, if any, pursuant to this Section 2.5 shall be paid by Buyer by delivery of immediately available funds to an account designated by Seller within five (5) Business Days after the Determination Date.

                Section 2.6 Deliveries by Seller at the Closing.
                            -----------------------------------

         At the Closing, Seller shall deliver, or cause its appropriate Affiliates to deliver, to Buyer:

(a) stock certificates representing one hundred percent (100%) of the Panhandle Shares;

(b) a cross-receipt acknowledging the receipt of the Purchase Price and the Southern Union Shares;

(c) a certificate from an authorized officer of Seller, dated as of the Closing Date, to the effect that the conditions set forth in Section 6.2 (a),
Section 6.2 (c) and Section 6.2 (j) of this Agreement have been satisfied;

(d) all other previously undelivered documents, including duly executed original copies of the Related Agreements, required by this Agreement to be delivered by Seller or its Affiliates to Buyer at or prior to the Closing;

(e) resignations of each of the directors and officers of Panhandle and the Panhandle Subsidiaries who are not employees of Panhandle or any of the Panhandle Subsidiaries; and

(f) all such other deeds and instruments of sale, assignment, conveyance and transfer and releases, consents and waivers as in the reasonable opinion of Buyer may be necessary to effect the sale, transfer, assignment, conveyance and delivery of the Panhandle Shares to Buyer in accordance with this Agreement and the Related Agreements, and where necessary or desirable, in recordable form, in each case, as is necessary to effect the transactions contemplated by this Agreement.

                Section 2.7 Deliveries by Buyer at the Closing.
                            ----------------------------------

         At the Closing, Buyer and Southern Union shall deliver to Seller:

(a) the Estimated Purchase Price in US-dollar-denominated funds by wire transfer of immediately available funds or by such other means as are agreed to by Seller and Buyer:

(b) stock certificates representing one hundred percent (100%) of the Southern Union Shares;

(c) a cross-receipt acknowledging receipt of the Panhandle Shares;

(d) a certificate from an authorized officer of Buyer and Southern Union, dated as of the Closing Date, to the effect that the conditions set forth in Section
6.3 (a) and Section 6.3 (c) of this Agreement have been satisfied; and

(e) all other previously undelivered documents, including duly executed original copies of the Related Agreements, required by this Agreement to be delivered by Buyer or Southern Union to Seller at or prior to the Closing.

                Section 2.8 Cooperation with Respect to Like-Kind Exchange.
                            ----------------------------------------------

         With the consent of the Seller, which consent shall not unreasonably be withheld, the rights of Buyer under this Agreement may be assigned in whole or in part to Southern Union. In the event Seller consents to such assignment to Southern Union pursuant to Section 9.6 of this Agreement, Buyer may desire that the transactions contemplated in this Agreement and the Related Agreements be accomplished in a manner enabling Southern Union's purchase to qualify as part of a like-kind exchange of property covered by Section 1031 of the Code. Seller agrees to cooperate and consider in good faith any reasonable request or proposal made by Southern Union in connection with efforts to effect such like-kind exchange, including any reasonable use of a "qualified intermediary", an "exchange accommodation titleholder" or a "qualified exchange accommodation agreement" within the meaning of the United States Treasury Regulations and related authority; provided, however, that Seller shall have no obligation to take (or agree to take) any action that, in its reasonable discretion, may create any adverse consequences to the Seller, including but not limited to adverse Tax, financial or regulatory consequences for the transactions contemplated by this Agreement and the Related Agreements or may cause an unreasonable delay in the consummation of the transactions contemplated by this Agreement and the Related Agreements. Buyer agrees that it will reimburse Seller for any out-of-pocket costs incurred in connection its cooperation, including but not limited to legal fees, opinions of counsel or other costs incurred in implementing Buyer's proposals. Notwithstanding anything herein, the structuring of the transactions in a manner that qualifies the transactions as part of a like-kind exchange shall not be a condition to Closing.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer and Southern Union as follows:

                Section 3.1 Corporate Organization; Qualification.
                            -------------------------------------

(a) Seller and Panhandle are each corporations duly organized, validly existing and duly qualified or licensed and in good standing under the laws of the state or jurisdiction of their respective incorporation and have all requisite corporate power, as applicable, to own, lease and operate their respective properties and to carry on their respective businesses as currently conducted. Seller and Panhandle are each duly qualified or licensed to do business as foreign corporations, and are, and have been, in good standing in each jurisdiction in which the nature of the respective businesses conducted by them or the property they own, lease or operate requires them to so qualify, be licensed or be in good standing, except for such failures to be qualified, licensed or in good standing that would not have a Material Adverse Effect. True and correct copies of the Organizational Documents of Panhandle and the Panhandle Subsidiaries with all amendments thereto to the date hereof, have been made available by Seller to Buyer or its representatives.

(b) The Panhandle Subsidiaries are each corporations, or other entities, as applicable, duly organized, validly existing and duly qualified or licensed and in good standing under the laws of the state or jurisdiction of their respective incorporation or formation and have all requisite corporate or other power, as applicable, to own, lease and operate their respective properties and to carry on their respective businesses as currently conducted. The Panhandle Subsidiaries are each duly qualified or licensed to do business as foreign corporations, or other entities, as applicable, and are, and have been, in good standing in each jurisdiction in which the nature of the respective businesses conducted by them or the property they own, lease or operate requires them to so qualify, be licensed or be in good standing except where the failure to be so authorized, qualified or licensed and in good standing would not have a Material Adverse Effect. Section 3.1 (b) of the Seller Disclosure Letter sets forth all of the jurisdictions in which Panhandle and the Panhandle Subsidiaries are qualified to do business.

(c) Section 3.1 (c) of the Seller Disclosure Letter sets forth the ownership interest of Seller (or any Subsidiary) in each Related Company.

                Section 3.2 Authority Relative to this Agreement.
                            ------------------------------------

         Seller has full corporate power and authority to execute and deliver this Agreement, the Related Agreements and the other agreements, documents and instruments to be executed and delivered by it in connection with this Agreement or the Related Agreements, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Related Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all the necessary action on the part of Seller, and no other corporate or other proceedings on the part of Seller are necessary to authorize this Agreement, the Related Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Related Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and the Related Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Related Agreements as of the Closing Date will be, duly and validly executed and delivered by Seller or the Seller Counterparties, as applicable, and assuming that this Agreement, the Related Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Related Agreements constitute legal, valid and binding agreements of Buyer and Southern Union, as applicable, are (in the case of this Agreement) or will be as of the Closing Date (in the case of the Related Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Related Agreements) enforceable against Seller and the Seller Counterparties in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

                Section 3.3 Panhandle Shares.
                            ----------------

(a) The Panhandle Shares are duly authorized, validly issued and fully paid and were not issued in violation of any preemptive rights. Except as set forth in
Section 3.3(a) of the Seller Disclosure Letter, (i) there are no shares of Panhandle authorized, issued or outstanding or reserved for any purpose, and
(ii) there are no (A) existing options, warrants, calls, rights of first refusal, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the Panhandle Shares, obligating Seller or any of its Affiliates to issue, transfer or sell, or cause to be issued, transferred or sold, any of the Panhandle Shares, (B) outstanding securities of Seller or its Affiliates that are convertible into or exchangeable or exercisable for any of the Panhandle Shares, (C) options, warrants or other rights to purchase from Seller or its Affiliates any such convertible or exchangeable securities or (D) other than this Agreement, contracts, agreements or arrangements of any kind relating to the issuance of any of the Panhandle Shares, or any such options, warrants or rights, pursuant to which, in any of the foregoing cases, Seller or its Affiliates are subject or bound.

(b) Except as set forth in Section 3.3 (b) of the Seller Disclosure Letter, Seller owns all of the issued and outstanding Panhandle Shares and has good, valid and marketable title to the Panhandle Shares, free and clear of all Encumbrances or other defects in title, and the Panhandle Shares have not been pledged or assigned to any Person. At the Closing, the Panhandle Shares will be transferred to Buyer free and clear of all Encumbrances. The Panhandle Shares owned by Seller are not subject to any restrictions on transferability other than those imposed by this Agreement and by applicable securities laws.

(c) Except for the ownership of the Panhandle Subsidiaries and the Related Companies, Panhandle does not have any subsidiaries or any stock or other equity interest (controlling or otherwise) in any corporation, limited liability company, partnership, joint venture or other entity. Except as set forth in
Section 3.3 (c)(i) of the Seller Disclosure Letter, all of the outstanding shares of capital stock or other ownership interests, as applicable, of each of the Panhandle Subsidiaries are owned directly or indirectly by Panhandle, free and clear of all Encumbrances, and are validly issued, fully paid and nonassessable. At the Closing, all of such shares or other ownership interests will be free and clear of all Encumbrances. Except as set forth in Section 3.3
(c)(ii) of the Seller Disclosure Letter, the number of outstanding shares of capital stock or other ownership interests, as applicable, of each of the Related Companies indicated on Section 3.1 (c) of the Seller Disclosure Letter are owned directly or indirectly by Panhandle, free and clear of all Encumbrances or other defects in title, and such shares or ownership interests have not been pledged or assigned to any Person. Except as set forth in Section
3.3 (c)(iii) of the Seller Disclosure Letter, (i) there are no shares of a Panhandle Subsidiary authorized, issued or outstanding or reserved for any purpose, and (ii) there are no (A) existing options, warrants, calls, rights of first refusal, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the shares of a Panhandle Subsidiary, obligating Panhandle or any of its Affiliates to issue, transfer or sell, or cause to be issued, transferred or sold, any of the shares of a Panhandle Subsidiary, (B) outstanding securities of Panhandle or its Affiliates that are convertible into or exchangeable or exercisable for any of the shares of a Panhandle Subsidiary, or (C) options, warrants or other rights to purchase from Panhandle or its Affiliates any such convertible or exchangeable securities.

                Section 3.4 Consents and Approvals.
                            ----------------------

         Except as set forth in Section 3.4 of the Seller Disclosure Letter, Seller requires no consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority, or any other Person as a condition to the execution and delivery of this Agreement or the performance of the obligations hereunder, except where the failure to obtain such consent, approval or authorization of, or filing of, registration or qualification with, any Governmental Authority, or any other Person would not materially and adversely impact the operations, as currently conducted, of Panhandle and the Panhandle Subsidiaries, taken as a whole.

                Section 3.5 No Conflict or Violation.
                            ------------------------

         Except as set forth in Section 3.5 of the Seller Disclosure Letter, the execution, delivery and performance by the Seller of this Agreement does not:

(a) violate or conflict with any provision of the organizational documents or bylaws of Seller, Panhandle or the Panhandle Subsidiaries;

(b) violate any applicable provision of a law, statute, judgment, order, writ, injunction, decree, award, rule or regulation of any Governmental Authority, except where such violation would not have a Material Adverse Effect; or

(c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any obligation, penalty or premium to arise or accrue under any Material Contract, lease, loan, mortgage, security agreement, trust indenture or other material agreement or instrument to which Panhandle or the Panhandle Subsidiaries are a party or by which any of them is bound or to which any of their respective properties or assets is subject, except as would not have a Material Adverse Effect.

                Section 3.6 Financial Information.
                            ---------------------

         Seller has previously furnished to Buyer the Financial Statements. Except as set forth in Section 3.6 of the Seller Disclosure Letter, as of the Original Date, the Financial Statements present fairly in all material respects, in accordance with GAAP consistently applied, on a consolidated basis, the financial condition and results of operation of Panhandle and the Panhandle Subsidiaries (other than CMSGCFS, but including Centennial and Guardian) as of the date thereof and for the periods set forth therein, except for the absence of footnotes and as otherwise noted therein, and subject, in the case of the Interim Financial Statements, to normal recurring year-end adjustments which are not material either individually or in the aggregate. At Closing, the Restated Financials will present fairly in all material respects, in accordance with GAAP consistently applied, on a consolidated basis, the financial condition and results of operation of Panhandle and the Panhandle Subsidiaries (other than CMSGCFS, but including Centennial and Guardian) as of the date thereof and for the periods set forth therein, except for the absence of footnotes and as otherwise noted therein, and subject, in the case of the Interim Financial Statements, to normal recurring year-end adjustments which are not material either individually or in the aggregate.

                Section 3.7 Contracts.
                            ---------

(a) Section 3.7 (a) of the Seller Disclosure Letter sets forth a list, as of the Original Date, of each material contract and lease to which any of Panhandle or the Panhandle Subsidiaries is a party, other than (i) any purchase or sale orders arising in the ordinary course of business, (ii) any contract involving the payment or receipt of less than $1,000,000 in the aggregate and (iii) any contract listed in any other Section of the Seller Disclosure Letter (each contract set forth in Section 3.7 (a) of the Seller Disclosure Letter being referred to herein as a "Material Contract").

(b) Section 3.7 (b) of the Seller Disclosure Letter sets forth a list, as of the Original Date, of each contract that any of Panhandle or the Panhandle Subsidiaries has with an Affiliate, other than with respect to any purchases and sales arising in the ordinary course of business.

(c) Except as set forth in Section 3.7 (c) of the Seller Disclosure Letter, each Material Contract is a valid and binding agreement of Panhandle or the Panhandle Subsidiaries, as applicable, and, to the Knowledge of Seller, is in full force and effect.

(d) Except as set forth in Section 3.7 (d) of the Seller Disclosure Letter, Seller has no Knowledge of any default under any Material Contract, other than defaults which have been cured or waived and which would not have a Material Adverse Effect. Panhandle or a Panhandle Subsidiary, as the case may be, and, to Seller's Knowledge, the other party(ies) to any Material Contract, have performed in all respects all obligations required to be performed by them under any Material Contract, except where such non-performance would not have a Material Adverse Effect. Seller has made available to Buyer or its representatives true and complete originals or copies of all the Material Contracts.

                Section 3.8 Compliance with Law.
                            -------------------

         Except for Environmental Laws and Tax laws, which are the subject of
Section 3.15 and Section 3.16 respectively, and except as set forth in Section
3.8 of the Seller Disclosure Letter, since December 31, 1999, Seller, Panhandle and the Panhandle Subsidiaries have complied with all federal, state, local or foreign laws, statutes, ordinances, rules, regulations, judgments, orders, writs, injunctions or decrees of any Governmental Authority applicable to their respective properties, assets and businesses except where such noncompliance would not have a Material Adverse Effect. None of Seller or Panhandle, and, to the Knowledge of Seller, no Panhandle Subsidiary, has received written notice of any material violation of any such law, license, regulation, order or other legal requirement or, to the Knowledge of Seller, is in material default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Authority, applicable to Panhandle or a Panhandle Subsidiary or any of their respective assets, properties or operations.

                Section 3.9 Permits.
                            -------

         Except as set forth in Section 3.9 of the Seller Disclosure Letter, Seller, Panhandle and the Panhandle Subsidiaries have all permits, licenses, certificates of authority, orders and approvals of, and have made all filings applications and registrations with Governmental Authorities necessary for the conduct of the respective business operations of Panhandle and the Panhandle Subsidiaries as presently conducted (collectively, the "Permits"), except for those Permits the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

                Section 3.10 Litigation.
                             ----------

         Except as identified in Section 3.10 of the Seller Disclosure Letter, there are no lawsuits, actions, proceedings, or, to Seller's Knowledge, any investigations, pending or, to Seller's Knowledge, threatened, against Seller or any of its Affiliates or any executive officer or director thereof relating to the Panhandle Shares or the transactions contemplated hereby or the respective assets or businesses of Panhandle or the Panhandle Subsidiaries, except, in the case of lawsuits, actions, proceedings, investigations relating to the respective assets or businesses of Panhandle or the Panhandle Subsidiaries, as would not, individually or in the aggregate, have a Material Adverse Effect. Seller and its Affiliates are not subject to any outstanding judgment, order, writ, injunction, decree or award entered in an Action to which Seller or any of its Affiliates was a named party relating to the Panhandle Shares or the transactions contemplated hereby or the respective assets or businesses of Panhandle or the Panhandle Subsidiaries, except, in the case of lawsuits, actions, proceedings, investigations relating to the respective assets or businesses of Panhandle or the Panhandle Subsidiaries, as would not, individually or in the aggregate, have a Material Adverse Effect.

                Section 3.11 Title to Properties.
                             -------------------

         Each of Panhandle and the Panhandle Subsidiaries has good and valid title to all of the tangible assets and properties which it owns and which are reflected in the Financial Statements (except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business since the date of the Financial Statements), and such tangible assets and properties are owned free and clear of all Encumbrances, except for (a) Encumbrances listed in
Section 3.11 of the Seller Disclosure Letter, (b) Permitted Encumbrances, and
(c) Encumbrances which will be discharged on or before the Closing Date. To the Knowledge of Seller, each of Panhandle and the Panhandle Subsidiaries owns valid and defeasible fee title to, or holds a valid leasehold interest in, or a valid right-of-way or easement (all such rights-of-way and easements collectively, the "Rights of Way") through, all real property ("Real Property") used or necessary for the conduct of Panhandle's and the Panhandle Subsidiaries' business as presently conducted, and all such real Property (other than Rights-Of-Way) are owned or leased free and clear of all Encumbrances, in each case except for (a) Encumbrances listed in Section 3.11 of the Seller Disclosure Letter, (b) Permitted Encumbrances, and (c) Encumbrances which will be discharged on or before the Closing Date.

                Section 3.12 Employee Matters.
                             ----------------

(a) Except as set forth in Section 3.12 (a) of the Seller Disclosure Letter, neither Panhandle nor the Panhandle Subsidiaries contributes to any "employee benefit plan," as defined in Section 3(3) of ERISA ("ERISA Plans").

(b) Other than the Separation Plans, neither Panhandle nor the Panhandle Subsidiaries sponsors or administers any ERISA Plan.

(c) Except as set forth in Section 3.12 (c) of the Seller Disclosure Letter, neither Panhandle nor the Panhandle Subsidiaries has established or maintains any plan, agreement or arrangement providing for employment terms; severance benefits; insurance coverage (including any self-insured arrangements); workers' compensation; disability benefits; supplemental unemployment benefits; vacation benefits; retirement benefits; deferred compensation, profit-sharing, bonuses, or other forms of incentive compensation; or post-retirement insurance, compensation or benefits (whether or not an ERISA Plan) that (i) is entered into, sponsored or maintained, as the case may be, by Panhandle or the Panhandle Subsidiaries, and (ii) covers any current or former Panhandle Employee or independent contractor to Panhandle or a Panhandle Subsidiary. The policies, agreements, plans and arrangements, copies or descriptions, including the ERISA Plans, that are set forth in Section 3.12 (a) and Section 3.12 (c) of the Seller Disclosure Letter, of all of which complete and accurate copies have previously have been made available to Buyer, are hereinafter referred to collectively as the "Employee Benefit Plans."

(d) Except as set forth in Section 3.12 (d) of the Seller Disclosure Letter, neither Panhandle nor the Panhandle Subsidiaries has any legal commitment to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement for the benefit of any current or former Panhandle Employee or to enter into any contract or agreement to provide compensation or benefits to any former or current Panhandle Employee.

(e) Except as set forth in Section 3.12(e) of the Seller Disclosure Letter, with respect to each Employee Benefit Plan:


        (i) the applicable reporting, disclosure and other requirements of ERISA (and other Applicable Law) have been complied with in all material respects;

        (ii) there is no act or omission of Panhandle or the Panhandle Subsidiaries which would (a) constitute a breach of fiduciary duty under Section 404 of ERISA or a transaction (including the transactions contemplated by this Agreement) intended to evade liability under Section 4069 of ERISA, in either case that would subject Panhandle or the Panhandle Subsidiaries to a liability, or (b) constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code that would subject Panhandle or the Panhandle Subsidiaries or any plan fiduciary, directly or indirectly (through indemnification obligations or otherwise), to an excise Tax or civil penalty under Section 4975 of the Code or
                 Section 502(i) of ERISA in an amount that would be material;

        (iii) none of the current or former Panhandle Employees are entitled to benefits under a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) by reason of their employment with Panhandle or the Panhandle Subsidiaries;


        (iv) all contributions or payments required to be made under each Employee Plan or Employee Benefit Plan, by reason of Part 3 of Subtitle B of Title I of ERISA, Section 412 of the Code, or otherwise prior to the Closing Date have been and will be timely made;


        (v) there is no pending or, to Seller's Knowledge, threatened litigation with respect to any Employee Benefit Plan;


        (vi) except to the extent required under Section 601 of ERISA, neither Panhandle nor the Panhandle Subsidiaries has any present or future obligation to make any payment to or with respect to any former or current Panhandle Employee or any dependent of any such former or current Panhandle Employee under any retiree medical benefit plan, or other retiree welfare benefit plan;

        (vii) there is no Employee Benefit Plan covering any former or current Panhandle Employee that provides for the payment by Panhandle or the Panhandle Subsidiaries of any amount
                 (i) that is not deductible as a result of
                 Section 162(a)(1) or 404 of the Code or (ii) that is an "excess parachute payment" pursuant to Section 280G of the Code;

        (viii) Seller is aware of no fact that would lead Buyer or, after the transaction, Panhandle or a Panhandle Subsidiary, to incur any liability under Title IV of ERISA;

        (ix) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (x) entitle any Panhandle Employee to severance pay to which such employee was not previously entitled, or any increase in severance pay upon a termination of employment,
                 (y) accelerate the time of payment or vesting of, or trigger any payment of compensation or benefits to, the Panhandle Employees under any Employee Benefit Plan or
                 (z) trigger any other material obligation pursuant to the Employee Benefit Plans that would be a liability of Buyer or Panhandle or the Panhandle Subsidiaries after the Closing Date; and


        (x) each ERISA Plan intended to qualify under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and, to the Knowledge of Seller, nothing has occurred which has resulted or is likely to result in the revocation of such determination or which requires or is reasonable likely to require action under the compliance resolution programs of the Internal Revenue Service to preserve such qualification.


                Section 3.13 Labor Relations.
                             ---------------

         Except as set forth in Section 3.13 of the Seller Disclosure Letter,
(i) none of Panhandle or the Panhandle Subsidiaries is a party to any labor or collective bargaining agreements, and there are no labor or collective bargaining agreements which pertain to any employees of Panhandle or the Panhandle Subsidiaries, (ii) within the preceding eighteen (18) months, there have been no representation or certification proceedings, or petitions seeking a representation proceeding, pending or, to the Knowledge of Seller, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority with respect to Panhandle or the Panhandle Subsidiaries and (iii) within the preceding eighteen (18) months, to the Knowledge of Seller, there have been no organizing activities involving Panhandle or the Panhandle Subsidiaries with respect to any group of their respective employees.

                Section 3.14 Intellectual Property.
                             ---------------------

         Except as set forth in Section 3.14 of the Seller Disclosure Letter, Panhandle and the Panhandle Subsidiaries will, on the Closing Date, either in their own name or by operation of the Intellectual Property Agreement attached hereto as Exhibit A, own or possess licenses or other legally enforceable rights to use all patents, copyrights (including any copyrights in proprietary software), trademarks, service marks, trade names, logos, and other intellectual property rights, software object and source code as are necessary to conduct their respective businesses as currently conducted, except those the lack of which would not, materially and adversely impact the operations, as currently conducted, of Panhandle and the Panhandle Subsidiaries taken as a whole; and to Seller's Knowledge, there is no conflict by Seller or any of Panhandle or the Panhandle Subsidiaries with the rights of others therein which, individually or in the aggregate, would materially and adversely impact the operations, as currently conducted, of Panhandle and the Panhandle Subsidiaries taken as a whole.

                Section 3.15 Representations with Respect to
                             -------------------------------
                             Environmental Matters.
                             ---------------------

         To Seller's Knowledge, and except as set forth in Section 3.15 of the Seller Disclosure Letter:

(a) Panhandle and the Panhandle Subsidiaries are in compliance with all applicable Environmental Laws, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect;

(b) Panhandle and the Panhandle Subsidiaries have all of the Environmental Permits required in order to conduct their operations or, where such Environmental Permits have expired, have applied for a renewal of such Environmental Permits in a timely fashion, except where the failure to have an Environmental Permit or to have applied for a renewal of an Environmental Permit would not, individually or in the aggregate, have a Material Adverse Effect;

(c) there is no pending or threatened written Claim, lawsuit, or administrative proceeding against Panhandle or the Panhandle Subsidiaries under or pursuant to any Environmental Law that, individually or in the aggregate, would have a Material Adverse Effect. Neither Panhandle nor the Panhandle Subsidiaries is a party or subject to any administrative or judicial order, decree or other agreement with a Governmental Authority under or pursuant to any applicable Environmental Law that, individually or in the aggregate, would have a Material Adverse Effect;

(d) neither Panhandle nor the Panhandle Subsidiaries have received written notice from any third party, including any Governmental Authority, alleging that Panhandle or the Panhandle Subsidiaries has been or is in violation or potentially in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved and which, individually or in the aggregate, would have a Material Adverse Effect; and

(e) with respect to the real property that is currently owned or leased by Panhandle or the Panhandle Subsidiaries, there have been no spills or discharges of Hazardous Substances on or underneath any such real property that, individually or in the aggregate, would have a Material Adverse Effect.

The representations and warranties set forth in this Section 3.15 are Seller's sole and exclusive representations and warranties related to environmental matters.

                Section 3.16 Tax Matters.
                             -----------

(a) Except as would not have a Material Adverse Effect, all federal, state, and local Tax Returns required to be filed by or on behalf of Panhandle or the Panhandle Subsidiaries, and each consolidated, combined, unitary, affiliated or aggregate group of which any of Panhandle or the Panhandle Subsidiaries are a member has been timely filed (taking into account applicable extensions), and all Taxes shown as due on such Tax Returns have been paid, or adequate reserves therefor have been established.

(b) Except as would not have a Material Adverse Effect, there is no deficiency, proposed adjustment, or matter in controversy that has been asserted or assessed in writing with respect to any Taxes due and owing by Panhandle or the Panhandle Subsidiaries that has not been paid or settled in full.

(c) Except as would not have a Material Adverse Effect, Panhandle and the Panhandle Subsidiaries have timely withheld and timely paid all Taxes required to be withheld by them in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(d) Except as would not have a Material Adverse Effect, there are no liens for Taxes upon any of the assets of Panhandle or any Panhandle Subsidiary except for liens for Taxes not yet due and payable.

(e) Except as would not have a Material Adverse Effect, no property of Panhandle or any Panhandle Subsidiary is required to be treated as "tax-exempt use property" within the meaning of Code Section 168(h), and no property of Panhandle or any Panhandle Subsidiary is subject to a tax benefit transfer lease subject to the provisions of former Section 168(f)(8) of the Code.

(f) Except as set forth in Section 3.16 (f) of the Seller Disclosure Letter, each Panhandle Subsidiary and each Related Company that is treated as a partnership for United States federal income tax purposes has not made a valid election under Section 754 of the Code that will be in effect on the Closing Date.

                Section 3.17 Absence of Certain Changes or Events.
                             ------------------------------------

(a) Except as set forth in Section 3.17 (a) of the Seller Disclosure Letter, for the period beginning on March 29, 1999 and until the date hereof, Panhandle and the Panhandle Subsidiaries have conducted their respective businesses in the ordinary course of business, consistent with past practice (as such practice existed during the period of Seller's ownership of Panhandle and the Panhandle Subsidiaries).

(b) Except as set forth in Section 3.17 (b) of the Seller Disclosure Letter, or in the Financial Statements and the notes thereto, since the date of the Financial Statements, there has not been with respect to Panhandle and the Panhandle Subsidiaries any event or development or change which has resulted or would reasonably be expected to result in a Material Adverse Effect.

                Section 3.18 Absence of Undisclosed Liabilities.
                             ----------------------------------

         Neither Panhandle nor the Panhandle Subsidiaries have any Liabilities (whether absolute, accrued, contingent or otherwise) that are required by GAAP to be reflected in the audited financial statements of Panhandle and the Panhandle Subsidiaries except those Liabilities (a) disclosed and reserved against in the September 30, 2002 balance sheet for Panhandle and the Panhandle Subsidiaries, (b) set forth in Section 3.18 of the Seller Disclosure Letter, (c) incurred in the ordinary course of business since September 30, 2002 and (d) which have not resulted in a Material Adverse Effect.

                Section 3.19 Brokerage and Finders' Fees.
                             ---------------------------

         Except for Merrill Lynch & Co. and Salomon Smith Barney Inc., whose fees will be paid by Seller, none of Seller, Panhandle, the Panhandle Subsidiaries, or any of their Affiliates or their respective stockholders, partners, directors, officers or employees, has incurred, or will incur any brokerage, finders' or similar fee in connection with the transactions contemplated by this Agreement or the Related Agreements.

                Section 3.20 Affiliated Transactions.
                             -----------------------

         Except as described in Section 3.20 of the Seller Disclosure Letter, and except for trade payables and receivables arising in the ordinary course of business for purchases and sales of goods or services consistent with past practice, neither Panhandle nor the Panhandle Subsidiaries have been a party over the past twelve (12) months to any material transaction or agreement with Seller or any Affiliate of Seller (other than Panhandle and the Panhandle Subsidiaries) and no director or officer of Seller or its Affiliates (other than Panhandle and the Panhandle Subsidiaries), has, directly or indirectly, any material interest in any of the assets or properties of Panhandle or the Panhandle Subsidiaries.

                Section 3.21 Insurance.
                             ---------

(a) Section 3.21 of the Seller Disclosure Letter sets forth a true and complete list of all current policies of all material property and casualty insurance, insuring the properties, assets, employees and/or operations of Panhandle and the Panhandle Subsidiaries (collectively, the "Insurance Policies"). To the Knowledge of Seller, all premiums payable under such Policies have been paid in a timely manner and Panhandle and the Panhandle Subsidiaries have complied in all material respects with the terms and conditions of all such Policies.

(b) As of the Original Date, Seller has not received any written notification of the failure of any of the Insurance Policies to be in full force and effect. To the Knowledge of Seller, neither Panhandle nor the Panhandle Subsidiaries is in default under any provision of the Insurance Policies, and except as set forth in Section 3.21 of the Seller Disclosure Letter, there is no claim by Panhandle or any other Person pending under any of the Insurance Policies as to which coverage has been denied or disputed by the underwriters or issuers thereof.

                Section 3.22 Regulatory Matters.
                             ------------------

         Panhandle is a "Natural Gas Company" as that term is defined in Section 2 of the Natural Gas Act ("NGA"). Panhandle is not a "public utility company," "holding company" or "subsidiary" or "affiliate" of a holding company as such terms are defined in the Public Utility Holding Company Act of 1935 (the "1935 Act"). Except as would not have a Material Adverse Effect, Panhandle and the Panhandle Subsidiaries are in compliance with all provisions of the NGA and all rules and regulations promulgated by FERC pursuant thereto. Except as would not have a Material Adverse Effect, Panhandle and the Panhandle Subsidiaries are in compliance with all orders issued by FERC that pertain to all terms and conditions and rates charged for services. Except as set forth in Section 3.22 of the Seller Disclosure Letter, no approval of (i) the Securities and Exchange Commission under the 1935 Act or (ii) FERC under the NGA or the Federal Power Act is required in connection with the execution of this Agreement by Seller or the transaction contemplated hereby with respect to Seller. The Form No. 2 Annual Reports filed by Panhandle with FERC for the years ended December 31, 2001 and December 31, 2000 were true and correct in all material respects as of the dates thereof. Since September 30, 2002 until the date of this Agreement none of Panhandle or the Panhandle Subsidiaries have become subject to any proceeding under Section 5 of the NGA or any general rate case proceeding commenced under Section 4 of the NGA by reason of a filing made with the FERC after September 30, 2002.

                Section 3.23 Opinions of Financial Advisors.
                             ------------------------------

(a) The Board of Directors of Parent has received separate opinions, dated the Original Date, from each of Merrill Lynch & Co. and Salomon Smith Barney Inc., each addressed to the Board of Directors of Parent, to the effect that, subject to, and based upon the assumptions, qualifications and limitations included in such opinions, the consideration to be received by Parent pursuant to the Original Purchase Agreement is fair from a financial point of view to Parent. Buyer will be permitted to inspect such opinions solely for informational purposes following receipt thereof by Parent.

(b) The Board of Directors of Parent has received an opinion, dated as of the date of this Agreement, from Salomon Smith Barney Inc., addressed to the Board of Directors of Parent, to the effect that, subject to, and based upon the assumptions, qualifications and limitations included in such opinion, the consideration to be received by Parent pursuant to this Agreement is fair from a financial point of view to Parent. Buyer will be permitted to inspect such opinion solely for informational purposes following receipt thereof by Parent.

                Section 3.24 Investment Representations.
                             --------------------------

         Seller is acquiring the Southern Union Shares to be acquired by it hereunder for its own account, solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the federal securities laws or any applicable foreign or state securities law.

                Section 3.25 Recent Transfers.
                             ----------------

(a) On February 28, 2002, Seller caused CMS Gulf Coast Holdings Company, whose sole asset was 100 percent of the ownership interests in CMSGCFS, and the contracts relating thereto, to be transferred to CMS Panhandle Holdings, LLC.

(b) In March 2003, Panhandle's ownership interest in Guardian, and the contracts relating thereto, was transferred to Seller.

(c) In February 2003, Panhandle sold its ownership interest in Centennial, and the contracts relating thereto, to Marathon Ashland Petroleum, LLC and TE Products Pipeline Company, Limited Partner.

                Section 3.26 Date of Certain Representations.
                             -------------------------------

         All of the representations and warranties provided for in this Article III are made only as of the Original Date except for the representations and warranties set forth in Section 3.1 (Corporate Organization; Qualification),
Section 3.2 (Authority Relative to this Agreement), Section 3.3 (Panhandle Shares), Section 3.4 (Consents and Approvals), Section 3.5 (No Conflict or Violation) and Section 3.19 (Brokerage and Finders' Fees) which are made as of the Original Date and as of the date of this Agreement and for Section 3.23(b) (Opinions of Financial Advisors), Section 3.24 (Investment Representations) and
Section 3.25 (Recent Transfers) which are made only as of the date of this Agreement.

                Section 3.27 No Other Representations or Warranties.
                             --------------------------------------

         Except for the representations and warranties contained in this Article III, none of Seller, Panhandle, or the Panhandle Subsidiaries, nor any other Person makes any other express or implied representation or warranty on behalf of Seller.


                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF BUYER AND SOUTHERN UNION

         Buyer and Southern Union hereby represent and warrant to Seller as follows:

                Section 4.1 Corporate Organization; Qualification.
                            -------------------------------------

         Buyer and Southern Union are corporations or other legal entities duly organized, validly existing and duly qualified or licensed and in good standing under the laws of the state or jurisdiction of their incorporation and have all requisite corporate power to own, lease and operate their properties and to carry on their business as currently conducted. Buyer and Southern Union are duly qualified or licensed to do business as foreign corporations or other legal entities and are, and have been, in good standing in each jurisdiction in which the nature of the business conducted by each of them or the property each owns, leases or operates requires it to so qualify, be licensed or be in good standing, except for such failures to be qualified, licensed or in good standing that would not materially affect the consummation of the transactions contemplated by this Agreement.

                Section 4.2 Authority Relative to this Agreement.
                            ------------------------------------

         Buyer and Southern Union have full corporate, or other power, and authority to execute and deliver this Agreement, the Related Agreements and the other agreements, documents and instruments to be executed and delivered by each of them in connection with this Agreement or the Related Agreements, and to consummate the transactions contemplated hereby and thereby, including the issuance and delivery of the Southern Union Shares, their registration pursuant to the Shelf Registration Statement and the Listing. The execution, delivery and performance of this Agreement, the Related Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Related Agreements and the consummation of the transactions contemplated hereby and thereby, including the issuance and delivery of the Southern Union Shares, their registration pursuant to the Shelf Registration Statement and the Listing, have been duly and validly authorized by all the necessary action on the part of Buyer and Southern Union and no other corporate, or other proceedings on the part of Buyer or Southern Union are necessary to authorize this Agreement, the Related Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Related Agreements or to consummate the transactions contemplated hereby and thereby, including the issuance and delivery of the Southern Union Shares, their registration pursuant to the Shelf Registration Statement and the Listing. This Agreement has been, and the Related Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Related Agreements as of the Closing Date will be, duly and validly executed and delivered by Buyer or Southern Union, as applicable, and assuming that this Agreement, the Related Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Related Agreements constitute legal, valid and binding agreements of Seller and the Seller Counterparties, as applicable, are (in the case of this Agreement) or will be as of the Closing Date (in the case of the Related Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Related Agreements), enforceable against Buyer and Southern Union in accordance with their respective terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

                Section 4.3 Consents and Approvals.
                            ----------------------

         Except as set forth in Section 4.3 of the Buyer Disclosure Letter, none of Buyer or Southern Union requires any consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority, or any other Person as a condition to the execution and delivery of this Agreement or the performance of the obligations hereunder, including the issuance and delivery of the Southern Union Shares, their registration pursuant to the Shelf Registration Statement and the Listing, except where the failure to obtain such consent, approval or authorization of, or filing of, registration or qualification with, any Governmental Authority, or any other Person would not materially affect the consummation of the transactions contemplated by this Agreement.

                Section 4.4 No Conflict or Violation.
                            ------------------------

         Except as set forth in Section 4.4 of the Buyer Disclosure Letter, the execution, delivery and performance by Buyer and Southern Union and the issuance and delivery of the Southern Union Shares of this Agreement do not:

(a) violate or conflict with any provision of the organizational documents or bylaws of Buyer or Southern Union, respectively;

(b) violate any applicable provision of a law, statute, judgment, order, writ, injunction, decree, award, rule or regulation of any Governmental Authority, except where such violation would not have a Material Adverse Effect; or

(c) violate, result in a breach of, constitute (with due notice or lapse of time or both) a default or cause any material obligation, penalty or premium to arise or accrue under any material contract, lease, loan, agreement, mortgage, security agreement, trust indenture or other material agreement or instrument to which Buyer or Southern Union is a party or by which it is bound or to which any of its properties or assets is subject, except as would not have materially affect the consummation of the transactions contemplated by this Agreement.

                Section 4.5 Litigation.
                            ----------

         Except as set forth in Section 4.5 of the Buyer Disclosure Letter, there are no lawsuits, actions, proceedings, or, to Buyer's Knowledge, any investigations, pending or, to Buyer's Knowledge, threatened, against Buyer, Southern Union or any of their respective Affiliates or any executive officer or director thereof which would prohibit or impair Buyer, Southern Union or their respective Affiliates from undertaking any of the transactions contemplated by this Agreement or the Related Agreements, except as would not materially affect the consummation of the transactions contemplated by this Agreement. Buyer, Southern Union and their respective Affiliates are not subject to any outstanding judgment, order, writ, injunction, decree or award entered in an Action to which Buyer, Southern Union or any of their respective Affiliates was a named party which would prohibit or impair Buyer, Southern Union or their Affiliates from undertaking any of the transactions contemplated by this Agreement or the Related Agreements, except as would not materially affect the consummation of the transactions contemplated by this Agreement.

                Section 4.6 Availability of Funds.
                            ---------------------

         Buyer will have on the Closing Date sufficient funds available in immediately available funds to pay the Purchase Price and to consummate the transactions contemplated hereby. The ability of Buyer to consummate the transactions contemplated hereby is not subject to any condition or contingency with respect to financing.

                Section 4.7 Brokerage and Finders' Fees.
                            ---------------------------

         Except for Lehman Brothers and Berenson & Company, whose fees will each be paid by Buyer, neither Buyer, Southern Union nor any of their Affiliates, or their respective stockholders, partners, directors, officers or employees, has incurred, or will incur any brokerage, finders' or similar fee in connection with the transactions contemplated by this Agreement or the Related Agreements.

                Section 4.8 Investment Representations.
                            --------------------------

(a) Buyer is acquiring the Panhandle Shares to be acquired by it hereunder for its own account, solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the federal securities laws or any applicable foreign or state securities law.

(b) Buyer is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended.

(c) Buyer understands that the acquisition of the Panhandle Shares to be acquired by it pursuant to the terms of this Agreement involves substantial risk. Buyer and its officers have experience as an investor in securities and equity interests of companies such as the ones being transferred pursuant to this Agreement and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that Buyer is capable of evaluating the merits and risks of its investment in the Panhandle Shares to be acquired by it pursuant to the transactions contemplated hereby.

(d) Buyer understands that the Panhandle Shares to be acquired by it hereunder have not been registered under the Securities Act on the basis that the sale provided for in this Agreement is exempt from the registration provisions thereof. Buyer acknowledges that such securities may not be transferred or sold except pursuant to the registration and other provisions of applicable securities laws or pursuant to an applicable exemption therefrom.

(e) Buyer acknowledges that the offer and sale of the Panhandle Shares to be acquired by it in the transactions contemplated hereby has not been accomplished by the publication of any advertisement.

                Section 4.9 Buyer Capitalization; Other Interests.
                            -------------------------------------

(a) Southern Union directly owns all of the issued and outstanding shares of capital stock of Buyer.

(b) Except as set forth in Section 4.9(b) of the Buyer Disclosure Letter, there are no (A) existing options, warrants, calls, rights of first refusal, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the capital stock of Buyer, obligating Buyer, Southern Union or any of their respective Affiliates to issue, transfer or sell, or cause to be issued, transferred or sold, any of the capital stock of Buyer, (B) outstanding securities of Buyer or its Affiliates that are convertible into or exchangeable or exercisable for any of the capital stock of Buyer, (C) options, warrants or other rights to purchase from Buyer, Southern Union or their respective Affiliates any such convertible or exchangeable securities or (D) contracts, agreements or arrangements of any kind relating to the issuance of any of the capital stock of Buyer, or any such options, warrants or rights, pursuant to which, in any of the foregoing cases, Buyer, Southern Union or any of their respective Affiliates are subject or bound.

(c) Other than as set forth on Section 4.9 (c) of the Buyer Disclosure Letter, neither Buyer nor Southern Union own any stock or other equity interest (controlling or otherwise) in any corporation, limited liability corporation, joint venture or other entity engaged in the energy business, including without limitation any business engaged in (i) the ownership or operation of natural gas and condensate pipelines, (ii) interstate transportation of natural gas, (iii) natural gas storage services, (iv) the storage and regasification of liquefied natural gas and (v) the separation and measurement of condensate. Section 4.9
(c) of the Buyer Disclosure Letter indicates whether, and the extent to which, Southern Union has management responsibility and/or operational control for the entities set forth in Section 4.9 (c) of the Buyer Disclosure Letter which are engaged in the energy business.

                Section 4.10 Compliance with Law.
                             -------------------

         Except as set forth in Southern Union's filings with the Securities and Exchange Commission ("SEC") filed since December 31, 1999 through the date of this Agreement, and except as set forth in Section 4.10 of the Buyer Disclosure Letter, since December 31, 1999, Southern Union and the Southern Union Subsidiaries have complied with all federal, state, local or foreign laws, statutes, ordinances, rules, regulations, judgments, orders, writs, injunctions or decrees of any Governmental Authority applicable to their respective properties, assets and businesses except where such noncompliance would not have a Southern Union Material Adverse Effect. None of Southern Union or, to the Knowledge of Buyer, no Southern Union Subsidiary, has received written notice of any material violation of any such law, license, regulation, order or other legal requirement or, to the Knowledge of Buyer, is in material default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Authority, applicable to Southern Union or a Southern Union Subsidiary or any of their respective assets, properties or operations.

                Section 4.11 Southern Union Shares.
                             ---------------------

(a) Except as set forth in Section 4.11 (a) of the Buyer Disclosure Letter, (i) except as set forth in Southern Union's report on Form 10-Q for the quarterly period ended December 31, 2002, there are no shares of Southern Union authorized, issued or outstanding or reserved for any purpose, and (ii) there are no (A) existing options, warrants, calls, rights of first refusal, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the Southern Union Shares, obligating Southern Union or any of its Affiliates to issue, transfer or sell, or cause to be issued, transferred or sold, any of the Southern Union Shares, (B) outstanding securities of Southern Union or its Affiliates that are convertible into or exchangeable or exercisable for any of the Southern Union Shares, (C) options, warrants or other rights to purchase from Southern Union or its Affiliates any such convertible or exchangeable securities or (D) other than this Agreement, contracts, agreements or arrangements of any kind relating to the issuance of any of the Southern Union Shares, or any such options, warrants or rights, pursuant to which, in any of the foregoing cases, Seller or its Affiliates are subject or bound.

(b) Southern Union has taken all necessary actions to permit it to issue the Southern Union Shares. The Southern Union Shares will, when issued, be duly authorized, validly issued, fully paid and non-assessable, and no shareholder of Southern Union or other person has or will have any preemptive right of subscription or purchase in respect thereof. At the Closing, the Southern Union Shares will be transferred to Seller free and clear of all Encumbrances or other defects in title. The Southern Union Shares are not, and at Closing will not be, subject to any restrictions on transferability other than those imposed by this Agreement and by applicable securities laws.

(c) Except as set forth in Section 4.11 (c)(i) of the Buyer Disclosure Letter, all of the outstanding shares of capital stock or other ownership interests, as applicable, of each of the Southern Union Subsidiaries are owned directly or indirectly by Southern Union, free and clear of all Encumbrances, and are validly issued, fully paid and nonassessable. At the Closing, all of such shares or other ownership interests will be free and clear of all Encumbrances. Except as set forth in Section 4.11 (c)(ii) of the Buyer Disclosure Letter, there are no (A) existing options, warrants, calls, rights of first refusal, preemptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the shares of a Southern Union Subsidiary, obligating Southern Union or any of its Affiliates to issue, transfer or sell, or cause to be issued, transferred or sold, any of the shares of a Southern Union Subsidiary, (B) outstanding securities of Southern Union or its Affiliates that are convertible into or exchangeable or exercisable for any of the shares of a Southern Union Subsidiary, or (C) options, warrants or other rights to purchase from Southern Union or its Affiliates any such convertible or exchangeable securities.

                Section 4.12 Southern Union Financial Information.
                             ------------------------------------

         Southern Union has previously furnished to Seller the Southern Union Financial Statements. Except as set forth in Section 4.12 of the Buyer Disclosure Letter, the Southern Union Financial Statements present fairly in all material respects, in accordance with GAAP consistently applied, on a consolidated basis, the financial condition and results of operation of Southern Union and the Southern Union Subsidiaries as of the date thereof and for the periods set forth therein, except as otherwise noted therein, and in the case of the Southern Union Interim Financial Statement, except for the absence of footnotes and subject to normal recurring year-end adjustments which are not material either individually or in the aggregate.

                Section 4.13 Absence of Certain Changes or Events.
                             ------------------------------------

         Except as set forth in Southern Union's annual report on Form 10-K for the year ended June 30, 2002, and its subsequent SEC filings filed prior to the date of this Agreement:

(a) Except as set forth in Section 4.13(a) of the Buyer Disclosure Letter, for the period beginning on July 1, 2002 and until the date hereof, Southern Union and the Southern Union Subsidiaries have conducted their respective businesses in the ordinary course of business, consistent with past practice.

(b) Except as set forth in Section 4.13(b) of the Buyer Disclosure Letter, or in the Southern Union Financial Statements and the notes thereto, since December 31, 2002, there has not been with respect to Southern Union and the Southern Union Subsidiaries any event or development or change which has resulted or would reasonably be expected to result in a Southern Union Material Adverse Effect.

                Section 4.14 Absence of Undisclosed Liabilities.
                             ----------------------------------

         Except as set forth in Southern Union's annual report on Form 10-K for the year ended June 30, 2002, and its subsequent SEC filings filed prior to the date of this Agreement, neither Southern Union nor the Southern Union Subsidiaries have any Liabilities (whether absolute, accrued, contingent or otherwise) that are required by GAAP to be reflected in the most recent Southern Union Financial Statements except those Liabilities (a) disclosed and reserved against in the December 31, 2002 balance sheet for Southern Union, (b) set forth in Section 4.14 of the Buyer Disclosure Letter, (c) incurred in the ordinary course of business since December 31, 2002 and (d) which have not resulted in a Southern Union Material Adverse Effect.

                Section 4.15 Southern Union Subsidiaries.
                             ---------------------------

         Except for subsidiaries not required to be listed pursuant to Item 601 of Regulation S-K in Southern Union's annual report on Form 10-K for the year ended June 30, 2002, Southern Union has no subsidiaries other than the Southern Union Subsidiaries.

                Section 4.16 SEC Filings.
                             -----------

(a) From and including the date of Southern Union's annual report on Form 10-K for the year ended June 30, 2002, as of their respective filing dates with the Securities and Exchange Commission ("SEC"), Southern Union's filings with the SEC (i) have complied as to form in all material respects with the applicable requirements of the Exchange Act or Securities Act, as applicable, and (ii) did not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not false or misleading.

(b) Southern Union's registration statement on Form S-3, filed with the SEC on January 7, 2003, as amended on April 1, 2003, pursuant to which the Southern Union Shares will be issued to Seller (the "Shelf Registration Statement"), has been declared effective by the SEC and is currently effective.

                Section 4.17 Date of Certain Representations.
                             -------------------------------

         The representations and warranties provided for in this Article IV are made as of the Original Date and as the date of this Agreement except for the representations and warranties set forth in Section 4.9 (Buyer Capitalization; Other Interests), Section 4.10 (Compliance with Law), Section 4.11 (Southern Union Shares), 4.12 (Southern Union Financial Information), 4.13 (Absence of Certain Changes or Events), 4.14 (Absence of Undisclosed Liabilities), 4.15 (Southern Union Subsidiaries) and Section 4.16 (SEC Filings) which are made only as of the date of this Agreement.

                Section 4.18 No Other Representations or Warranties.
                             --------------------------------------
         Except for the representations and warranties contained in this Article IV, none of Buyer, Southern Union or any other Person makes any other express or implied representation or warranty on behalf of Buyer or Southern Union.


                                   ARTICLE V

                            COVENANTS OF THE PARTIES

                Section 5.1 Conduct of Business.
                            -------------------

(a)      Except as expressly provided in this Agreement or as set forth in
         Section 5.1 (a) of the Seller Disclosure Letter, from and after the Original Date and until the Closing Date, Seller shall cause Panhandle and the Panhandle Subsidiaries to conduct and maintain their respective businesses in the ordinary course of business, consistent with past practice.

(b)      Except as contemplated by this Agreement or as set forth in Section 5.1
         (b) of the Seller Disclosure Letter, from and after the Original Date and until the Closing Date, without the prior written consent of Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall cause Panhandle and the Panhandle Subsidiaries not to:

        (i) Amend its Certificate of Incorporation, Bylaws or other comparable charter or organizational documents or merge with or into or consolidate with any other Person;

        (ii) Issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of, or securities convertible or exchangeable for, or options, puts, warrants, calls, commitments or rights of any kind to acquire, any of its capital stock or other membership or ownership interests or subdivide or in any way reclassify any shares of its capital stock or other membership or ownership interests or change or agree to change in any manner the rights of its outstanding capital stock or other membership or ownership interests;

        (iii) (A) Declare, set aside or pay any dividend or other distribution payable other than in cash or cash equivalents, with respect to any shares of any class or series
                 of capital stock of Panhandle or the   Panhandle
                 Subsidiaries; (B) split, combine or reclassify any shares of any class or series of capital stock of Panhandle or the Panhandle Subsidiaries; or (C) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of capital stock of Panhandle or the Panhandle Subsidiaries, or any instrument or security which consists of or includes a right to acquire such shares;

        (iv) Except as may be required by agreements or arrangements identified in Section 5.1 (b)(iv) of the Seller Disclosure Letter, grant any severance or termination pay to, or enter into, extend or amend any employment, consulting, severance or other compensation agreement with, or otherwise increase the compensation or benefits provided to any of its officers or other employees whose annual salary base is in excess of $100,000 other than in the ordinary course of business, consistent with past practice;



        (v) Sell, lease, license, mortgage or otherwise dispose of any properties or assets material to its business, other than
                 (A) sales made in the ordinary course of business consistent with past practice or (B) sales of obsolete or other assets not presently utilized in its business;

        (vi) Make any change in its accounting principals, practices, estimates or methods, other than as may be required by GAAP, Applicable Law or any Governmental Authority;


        (vii) Organize any new Subsidiary or acquire any capital stock of, or equity or ownership interest in, any other Person;

        (viii) Materially modify or amend or terminate any Material Contract or waive, release or assign any material rights or Claims under a Material Contract, except in the ordinary course of business and consistent with past practice;


        (ix) Pay, repurchase, discharge or satisfy any of its Claims, Liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than in the ordinary course of business and consistent with past practice;

        (x) Enter into any contract or transaction relating to the purchase of assets material to Panhandle or the Panhandle Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice;

        (xi) (A) Incur or assume any long-term debt, or except in the ordinary course of business consistent with pastpractice, incur or assume short-term indebtedness (other than intercompany indebtedness) exceeding $5,000,000 in the aggregate from the date hereof until Closing; (B) modify the terms of any indebtedness or other liability, other than modifications of short-term debt in the ordinary course of business, consistent with past practice; or (C) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than any Panhandle Subsidiary), except as described in Section 5.1 (b)(xi)(C) of the Seller Disclosure Letter;

        (xii) Adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

        (xiii) Make or change any material election in respect of Taxes, adopt or request permission of any Taxing authority to change any material accounting method in respect of Taxes, or enter into any closing agreement in respect of Taxes that would increase the Tax liability of Buyer, without Buyer's written consent which shall not be unreasonably withheld; provided, however, that Panhandle and the Panhandle Subsidiaries may make elections pursuant to Treas. Reg. ss.301.7701-3 or Section 754 of the Code (and any comparable provisions of state or local law).

        (xiv) Other than routine compliance filings, make any filings or submit any documents or information to FERC without prior consultation with Buyer; or

        (xv) Authorize any of, or commit or agree to take any of, the actions referred to in the paragraphs (i) through (xiv) above.

(c) Seller shall, or shall cause Panhandle and the Panhandle Subsidiaries, to provide to Buyer copies of any filings made with any Governmental Entities after the Original Date and prior to the Closing Date.

                Section 5.2 Access to Properties and Records.
                            --------------------------------

(a) Seller, Panhandle and the Panhandle Subsidiaries shall afford to Buyer and Buyer's accountants, counsel and representatives full reasonable access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement pursuant to Article VII hereof) to all of Seller's, Panhandle's and the Panhandle Subsidiaries' properties, books, contracts, commitments and records (including all environmental studies, reports and other environmental records) and, during such period, shall furnish to Buyer all information concerning the respective businesses, properties, Liabilities and personnel of Panhandle and the Panhandle Subsidiaries as Buyer may request, provided that no investigation or receipt of information pursuant to this
Section 5.2 shall affect any representation or warranty of Seller or the conditions to the obligations of Buyer. To the extent not located at the offices or properties of Panhandle or the Panhandle Subsidiaries as of the Closing Date, as promptly as practicable thereafter Seller shall deliver, or cause its appropriate Affiliates to deliver to Buyer all of the books of accounts, minute books, record books and other records (including safety, health, environmental, maintenance and engineering records and drawings) pertaining to the business operations of Panhandle and the Panhandle Subsidiaries. Notwithstanding anything to the contrary herein, neither Buyer, Southern Union nor any of their respective representatives shall have the right to conduct any Phase II environmental due diligence, including the collection and analysis of any samples of environmental media or building materials.

(b) The information contained herein, in the Seller Disclosure Letter or heretofore or hereafter delivered to Buyer or its authorized representatives in connection with the transactions contemplated by this Agreement shall be held in confidence by Buyer and its representatives in accordance with the Confidentiality Agreement until the Closing Date with respect to information relating to Panhandle and its Subsidiaries, and for the term of the Confidentiality Agreement with respect to information relating to Seller and its Affiliates (other than Panhandle and its Subsidiaries).

                Section 5.3 Southern Union Conduct of Business.
                            ----------------------------------

(a)      Except as expressly provided in this Agreement or as set forth in
         Section 5.3 (a) of the Buyer Disclosure Letter, from and after the date of this Agreement and until the Closing Date, Southern Union shall, and shall cause the Southern Union Subsidiaries to, conduct and maintain their respective businesses in the ordinary course of business, consistent with past practice.

(b)      Except as contemplated by this Agreement or as set forth in Section 5.3
         (b) of the Buyer Disclosure Letter, prior to the Closing Date, without the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed), Southern Union shall not, and shall cause each of the Southern Union Subsidiaries not to:

        (i) Amend its Certificate of Incorporation, Bylaws or other comparable charter or organizational documents or merge with or into or consolidate with any other Person;

        (ii) Issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of, or securities convertible or exchangeable for, or options, puts, warrants, calls, commitments or rights of any kind to acquire, any of its capital stock or other membership or ownership interests or subdivide or in any way reclassify any shares of its capital stock or other membership or ownership interests or change or agree to change in any manner the rights of its outstanding capital stock or other membership or ownership interests;

        (iii) (A) Declare, set aside or pay any dividend or other distribution payable other than in cash or cash equivalents, with respect to any shares of any class or series of capital stock of Southern Union or the Southern Union Subsidiaries;
                 (B) split, combine or reclassify any shares of any class or series of capital stock of Southern Union or the Southern
                 Union Subsidiaries; or (C) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of capital stock of Southern Union or the Southern Union Subsidiaries, or any instrument or security which consists of or includes a right to acquire such shares;

        (iv) Sell, lease, license, mortgage or otherwise dispose of any properties or assets material to its business, other than
                 (A) sales made in the ordinary course of business consistent with past practice or (B) sales of obsolete or other assets not presently utilized in its business;

        (v) Make any change in its accounting principals, practices, estimates or methods, other than as may be required by GAAP, Applicable Law or any Governmental Authority;

        (vi) Acquire any capital stock of, or equity or ownership interest in, any other Person;

        (vii) Enter into any contract or transaction relating to the purchase of assets material to Southern Union and the Southern Union Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice;

        (viii) Except in connection with the consummation of the transactions contemplated by this Agreement and except as permitted pursuant to the terms of Southern Union's credit facilities listed in Section 6.3(e) of the Buyer Disclosure Letter, (A) Incur or assume any long-term debt, or except in the ordinary course of business consistent with past practice, incur or assume short-term indebtedness (other than intercompany indebtedness) from the date hereof until Closing;
                 (B) modify the terms of any indebtedness or other liability, other than modifications of short-term debt in the ordinary course of business, consistent with past practice;
                 or (C) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (other than any Southern Union Subsidiary), except as described in
                 Section 5.3 (b)(viii)(C) of the Buyer Disclosure Letter;

        (ix) Adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization; and

        (x) Authorize any of, or commit or agree to take any of, the actions referred to in the paragraphs (i) through (ix) above.


                Section 5.4 Consents and Approvals.
                            ----------------------

(a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to use, and will cause its Affiliates to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under Applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable including the preparation and filing of all forms, registrations and notices required to be filed by such party in order to consummate the transactions contemplated by this Agreement, the taking of all appropriate action necessary, proper or advisable to satisfy each of the conditions to Closing that are to be satisfied by that party or any of its Affiliates and the taking of such actions as are necessary to obtain any approvals, consents, orders, exemptions or waivers of Governmental Authorities and any other Person required to be obtained by such party in order to consummate the transactions contemplated by this Agreement, including the issuance and delivery of the Southern Union Shares.

(b) To the extent required by the HSR Act, each party shall (i) file or cause to be filed, as promptly as practicable after the execution and delivery of this Agreement, with the Federal Trade Commission and the United States Department of Justice, any additional reports and other documents required to be filed by such party under the HSR Act concerning the transactions contemplated hereby and (ii) promptly comply with or cause to be complied with any requests by the Federal Trade Commission or the United States Department of Justice for additional information concerning such transactions. The filing fees payable in connection with the filings required by the HSR Act in connection with the transaction contemplated hereby shall be borne by Buyer. Each party shall have a right to review in advance all characterizations of the information relating to the transactions contemplated by this Agreement which appear in Items 2 and 3 of the Antitrust Improvements Act Notification and Report Form for certain mergers and acquisitions made in connection with the transactions contemplated hereby. For the avoidance of doubt, no party shall be required to provide to any other party a copy of any documents filed by it pursuant to Item 4(c) the of the Antitrust Improvements Act Notification and Report Form. Subject to (c) below, each party shall, and shall cause its Affiliates to, promptly consult with the other with respect to, provide any necessary information with respect to, and provide copies of all filings made by such party with any Governmental Authority or any other information supplied by such party to a Governmental Authority in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby. Each party shall, and shall cause their respective Affiliates to, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of any party to this Agreement or any Related Agreement to consummate the transactions contemplated hereby or thereby, use their respective reasonable best efforts to prevent the entry, enactment or promulgation thereof, as the case may be (including by pursuing any available appeal process). Each of Buyer and Southern Union shall use its respective reasonable best efforts to, and shall cause their respective Affiliates to use their reasonable best efforts to, promptly take or cause to be taken all actions necessary to comply with any requests made, or conditions set, by a Governmental Authority to consummate the transactions contemplated hereby, including, subject to the receipt of all required third party consents (including those of lenders, shareholders and partners), with respect to Panhandle (but subject to Section 6.1 (b)) and each Section 5.4 (b) Person, the divestiture of assets. Each party agrees to use its reasonable best efforts to procure any third-party consents required in the preceding sentence. Notwithstanding the foregoing, none of Southern Union or its Subsidiaries (i) shall be required to divest any asset or modify any arrangement with respect to any of its respective operations that would have a material adverse impact on the Section 5.4 (b) Person which holds the asset to be divested or is a party to the arrangement to be modified or on any other Section 5.4 (b) Person or (ii) shall be required to take or refrain from taking any action if such action or refraining would have a material adverse impact on the Section 5.4 (b) Person so acting or refraining or on any other Section 5.4 (b) Person. Without limiting the foregoing, in no event shall any of Buyer's Affiliates be required to take any action to obtain the consent or approval of any Governmental Authority to the transactions contemplated hereby if such Governmental Authority imposes on such Affiliate as a condition to obtaining any such consent any limitations or conditions materially adverse to the businesses and activities engaged in by Southern Union and its Subsidiaries taken as a whole (any such condition or limitation described in this paragraph being referred to herein as a "Burdensome Condition").

(c) Without limiting the generality of the undertakings pursuant to this Section
5.4 and subject to appropriate confidentiality protections and limitations set forth in Section 5.4 (b) above, Seller, Buyer and their respective Affiliates shall each furnish to the parties to this Agreement such necessary information and reasonable assistance a party may request in connection with the foregoing and, shall each provide counsel for the other party with copies of all filings made by such party or such Affiliate, and all correspondence between such party or such Affiliate (and its advisors) with any Governmental Authority and any other information supplied by such party and such party's Affiliates to a Governmental Authority in connection with this Agreement and the transactions contemplated hereby, provided, however, that materials may be redacted (i) to remove references concerning the valuation of Panhandle or the Panhandle Subsidiaries, (ii) as necessary to comply with contractual arrangements, and
(iii) to remove information that is proprietary. Subject to Applicable Law and
Section 5.4 (b) hereof, each party shall, and shall cause its Affiliates to, permit counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Authority. Seller, Buyer and Southern Union agree not to participate, or to permit their Affiliates to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Authority, gives the other party the opportunity to attend and participate. Upon the terms and subject to the conditions herein provided, in case at any time after the Closing Date any further action is necessary or desirable to secure the approvals from any and all Governmental Authority necessary to carry out the purposes of this Agreement, the proper officers and/or directors of the parties shall use their reasonable best efforts to take or cause to be taken all such necessary action.

                Section 5.5 Further Assurances.
                            ------------------

         On and after the Closing Date, Seller and Buyer shall cooperate and use their respective reasonable best efforts to take or cause to be taken all appropriate actions and do, or cause to be done, all things necessary or appropriate to consummate and make effective the transactions contemplated hereby, including the execution of any additional documents or instruments of any kind, the obtaining of consents which may be reasonably necessary or appropriate to carry out any of the provisions hereof and the taking of all such other actions as such party may reasonably be requested to take by the other party hereto from time to time, consistent with the terms of this Agreement and the Related Agreements, in order to effectuate the provisions and purposes of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby.

                Section 5.6 Employee Matters.
                            ----------------

(a) Buyer shall take all actions necessary and appropriate to ensure that Buyer maintains or adopts one or more defined contribution plans and related trust or trusts (the "Buyer Account Plan") effective as of, or as soon as reasonably practicable but in no event later than 15 days after, the Closing Date for the benefit of the Affected Employees (as defined below). Following the Closing and as soon as practicable following receipt by Seller of (i) a copy of a favorable determination letter issued by the Internal Revenue Service with respect to the Buyer Account Plan or (ii) an opinion, satisfactory to Seller's counsel, of Buyer's counsel that the Buyer Account Plan and its related trust(s) qualify under Section 401(a) and Section 501(a) of the Code, Seller shall provide each Affected Employee who is a participant in the Savings and Incentive Plan for Employees of Consumers Energy and Other CMS Energy Companies ("Seller's Savings Plan") with the opportunity to receive a distribution of his or her account balance and to elect to "roll over" such account balance to the Buyer Account Plan, subject to and in accordance with the provisions of Seller's Savings Plan and Applicable Law. The Buyer Account Plan shall accept the "roll over" of such account balances, including any outstanding plan loans. Seller shall take all necessary or appropriate action, to the extent consistent with applicable law, to ensure that any plan loans of Affected Employees under the Seller's Savings Plan shall not be deemed distributed prior to the rollover opportunity previously described. Seller shall provide Buyer with copies of such personnel and other records of Seller pertaining to the Affected Employees and such records of any agent or representative of Seller pertaining to the Affected Employees, in each case pertaining to Seller's Savings Plan and as Buyer may reasonably request in order to administer and manage the accounts and assets rolled over to the Buyer Account Plan.

(b) Subject to Section 5.6 (b)(i) and Section 5.6 (h) below, prior to the Closing Date, Seller shall take all actions necessary to cause the following events to occur as of the Closing Date, and shall give notice to all Panhandle Employees that (i) all Affected Employees shall become fully vested with respect to their account balances under the Seller Savings Plan as of the Closing Date, (ii) the active participation of the Affected Employees in those employee benefit plans, programs and arrangements that are not sponsored by Panhandle or the Panhandle Subsidiaries (such plans, programs and arrangements, the "Seller Plans") shall terminate on the Closing Date, and (iii) Panhandle and the Panhandle Subsidiaries shall terminate participation of Affected Employees in the Seller Plans as of the Closing Date. Panhandle and the Panhandle Subsidiaries shall be solely responsible (except as provided in Section 8.2 (a)(iii)) for all obligations and Liabilities under each employee benefit plan listed in Section 3.12 (c) of the Seller Disclosure Letter in existence as of the Closing Date, and each employee benefit plan that they establish, maintain or contribute to, on or after the Closing Date, and no such obligations or Liabilities shall be assumed or retained by Seller or its Affiliates. Seller shall retain all obligations or Liabilities and assets with respect to current and former Panhandle Employees or otherwise under all Seller Plans, and no such obligations or Liabilities shall be assumed or retained by Buyer or its affiliates, including after the transactions contemplated hereby, Panhandle and the Panhandle Subsidiaries.

        (i) Notwithstanding the foregoing, any Affected Employee who is unable to report to work with Buyer as of the Closing
                 Date due to disability (each, a "Disabled Employee"), shall continue to be eligible for any applicable long-term disability and life insurance coverage pursuant to Seller's plans until such Disabled Employee returns to active employment with Buyer, Panhandle or the Panhandle Subsidiaries; provided, however, that in order to be eligible for such benefits, each such Disabled Employee, pending approval for long-term disability benefits or return to active employment, must continue to pay all applicable long-term disability and life insurance premiums due following the Closing Date for such coverage pursuant to Seller's long-term disability plan and life insurance plans. Buyer shall, or shall cause
                 Panhandle or the Panhandle Subsidiaries to, (A) pay Disabled Employees who are on short-term disability as of the Closing Date the short-term disability benefits, if any, that apply under Buyer's plans, provided, however, that such benefits need not be provided to the extent that they would duplicate benefits paid under the Seller Plans, and (B) honor any continuing pay or salary obligations and return to work obligations that apply to any such Disabled Employees. Any Disabled Employees who are on short-term disability as of the Closing Date but who subsequently transition to long-term disability shall be eligible for, and covered by, Seller's long-term disability and life insurance coverage, subject to the provisions of this Section 5.6 (b)(i).

(c) As of the Closing Date, Buyer shall cause Panhandle and the Panhandle Subsidiaries to continue to employ all of the Affected Employees as of the Closing Date, other than those Affected Employees whose employment is covered by a Panhandle Eastern Pipe Line Company collective bargaining agreement as of the Closing Date, in Comparable Employment for a period of at least one (1) year from and after the Closing Date, or to pay severance if due in accordance with the terms of the Separation Allowance Plan for Employees of Panhandle and the Panhandle Subsidiaries or the Executive Separation Allowance Plan for Employees of Panhandle and the Panhandle Subsidiaries, as applicable. Notwithstanding the terms of the preceding sentence, Buyer shall cause Panhandle and the Panhandle Subsidiaries to employ all Affected Employees who are officers of Panhandle and the Panhandle Subsidiaries in Comparable Employment for a period of at least two (2) years from and after the Closing Date, or to pay severance if due in accordance with the terms of the Executive Separation Allowance Plan for Designated Officers of Panhandle and the Panhandle Subsidiaries or the Executive Separation Allowance Plan for Designated Senior Officers of Panhandle Eastern Pipe Line Company, as applicable. Employment of, and severance payments, if any, payable to, Affected Employees whose employment is covered by a Panhandle Eastern Pipe Line Company collective bargaining agreement as of the Closing Date shall be governed by the applicable collective bargaining agreement.

(d) For no less than one-year following the Closing Date, Buyer shall, and shall cause Panhandle and the Panhandle Subsidiaries, to provide the Affected Employees with employee benefits that are substantially similar in the aggregate to those provided under the Seller Plans as such plans are to be in effect for 2003; provided, however, that Buyer shall not be obligated to replace any equity based plans in which Affected Employees could participate prior to Closing. With respect to those employee benefit plans of Panhandle and the Panhandle Subsidiaries or other Affiliates of Buyer ("Buyer Plans") in which Affected Employees may participate on or after the Closing Date, Buyer shall, and shall cause Panhandle and the Panhandle Subsidiaries to, credit prior service of the Affected Employees with Panhandle and the Panhandle Subsidiaries for purposes of eligibility and vesting under Buyer Plans and for all purposes with respect to vacation, sick days, severance and post-employment benefits other than pensions ("PBOPs") under such Buyer Plans to the extent that such service was recognized under the analogous Employee Benefit Plans, provided however that such service need not be credited to the extent it would result in a duplication of benefits. Following the Closing Date, Buyer shall, or shall cause Panhandle and the Panhandle Subsidiaries to, honor the accrued vacation and sick days of the Affected Employees which remain unused as of the Closing Date to the extent such accruals are shown on the Closing Balance Sheet. Affected Employees shall also be given pro rata credit for any deductible or co-insurance payment amounts payable in respect of the Buyer Plan year in which the Closing Date occurs, to the extent that, following the Closing Date, they participate in any Buyer Plan during such plan year for which deductibles or co-payments are required. Any preexisting condition restrictions and waiting period limitations which were deemed satisfied with respect to a particular person under any Employee Benefit Plan immediately prior to the Closing Date shall be deemed satisfied by Buyer and its Affiliates under Buyer Plans with respect to such person on and after the Closing Date. Seller has provided Buyer a list of Affected Employees and the status of such Affected Employees as of the Closing Date under Seller Plans providing for PBOPs, for the purpose of avoiding duplication of benefits.

(e) Subject to the final sentence of this Section 5.6 (e), Buyer agrees that, at the request of Seller, it shall cause Panhandle and the Panhandle Subsidiaries to make bonus payments to the bonus-eligible Affected Employees (as determined by Seller) for performance in the 2002 calendar year from funds made available by Seller for such purposes, which bonus payments shall be available as a tax deduction to Seller and Panhandle attributable to the pre-Closing Tax period. Buyer shall cause such payments to be made by Panhandle and the Panhandle Subsidiaries as soon as practicable after Buyer is informed by Seller of the bonus amounts to be paid to each bonus-eligible Affected Employee by name, as authorized by the Board of Directors of Parent. Seller and Buyer agree that the calculation of Net Working Capital Amount shall not reflect the bonus amounts accrued for the Affected Employees for accounting purposes (the "Bonus Accrual") and that the Bonus Accrual shall be transferred to the books of Seller as of the Closing Date. To the extent not funded in advance, Seller shall promptly reimburse Buyer for the bonus amounts so paid (and the employer's share of any payroll taxes associated therewith), which reimbursement shall be treated as an adjustment to the Purchase Price. Seller and Buyer shall cooperate with respect to the development and distribution of any employee communications to be made to the Affected Employees after the Closing Date relating to 2002 bonuses.

(f) Buyer, Panhandle and the Panhandle Subsidiaries shall be responsible for all Liabilities and obligations under the Worker Adjustment and Retraining Notification Act and similar foreign, state and local rules, statutes and ordinances resulting from the actions of Buyer, Panhandle or the Panhandle Subsidiaries after the Closing Date. Buyer agrees to hold Seller harmless in accordance with Article VIII for any breach of such responsibility and Buyer's indemnification of Seller in this regard specifically includes any Claim by the Affected Employees for back pay, front pay, benefits or compensatory or punitive damages, any Claim by any Governmental Authority for penalties regarding any issue of prior notification (or lack thereof) of any plant closing or mass layoff occurring after the Closing Date and Seller's costs, including reasonable attorney's fees, in defending any such Claims.

(g) Notwithstanding the foregoing provisions of this Section 5.6, Buyer shall cause all obligations of Panhandle Eastern Pipe Line Company pursuant to existing collective bargaining agreements (which agreements are listed in Section 3.13 of the Seller Disclosure Letter) to be honored following the Closing.

(h) Parent or its Affiliates shall retain all assets that are accumulated through the Closing Date under Financial Accounting Standards Board Statement 106 (and deposited in various VEBA accounts and 401(h) accounts of Parent or its Affiliates). Further, Parent or its Affiliates shall retain the liability for PBOP for the benefit of former Panhandle Employees who are retirees of Panhandle and/or the Panhandle Subsidiaries as of the Closing Date, and Affected Employees who are eligible to retire and qualified for benefits under PBOP as of the Closing Date, and Parent or its Affiliates shall retain the responsibility for providing post-retirement benefits (other than pension) to such employees pursuant to the eligibility requirements of the Seller Plans. Seller shall provide a list of retirees and Affected Employees who are eligible to retire as of the Closing Date.

                Section 5.7 Tax Covenants.
                            -------------

(a)      Section 338(h)(10) Election.

        (i) Seller and Buyer shall jointly make an election under Section 338(h)(10) of the Code (and any comparable provision of applicable state or local income tax law) with respect to the purchase of the Panhandle Shares by Buyer (and with respect to the Panhandle Subsidiaries for which such an election may be made) and shall cooperate with each other to take all actions necessary and appropriate including filing such additional forms, returns, elections schedules and other documents as may be required) to effect and preserve a timely election, in accordance with the provisions of Treasury Regulation
                 Section 1.338(h)(10)-1 (or any comparable provisions of state or local tax law) (the "Election").

        (ii) In connection with the Election, Buyer and Seller shall mutually prepare a Form 8023 (or successor form) with any attachments. Buyer shall prepare a draft Form 8023 and provide such draft Form 8023 to Seller no later than ninety (90) days prior to the due date of such Form 8023. If, within thirty (30) days of the receipt of the draft
                 Form 8023, Seller notifies Buyer that it disagrees with the draft Form 8023 and provides Buyer with its proposed Form
                 8023 and a written or oral explanation of the reasons for its adjustment, then Seller and Buyer shall attempt to resolve their disagreement within the twenty (20) days following Seller's notification of Buyer of such disagreement, otherwise, the draft Form 8023 shall become the final Form 8023 (the "Final Form 8023").
                 If Seller and Buyer are unable to resolve their disagreement, the dispute shall be submitted to a mutually agreed upon nationally recognized independent accounting firm, whose expense shall be borne equally by Seller and Buyer, for resolution within twenty (20) days of such submission. The Form 8023 delivered by such accounting firm shall be the Final Form 8023. The Final Form 8023 shall be binding on Buyer, Seller, and their respective Affiliates. Buyer and Seller shall take no position, and cause their respective Affiliates to take no position, inconsistent with the Final Form 8023.

        (iii) Buyer and Seller shall mutually prepare any forms or schedules similar to Form 8023 that are required for provisions of state or local law that are comparable to Treasury Regulation
                 Section 1.338(h)(10)-1 in a manner similar to the above procedure. In the event that the Final Form 8023 (or similar forms or schedules required for provisions of state or local law) is disputed by any Taxing authority, the party receiving written notice of the dispute shall promptly notify the other party hereto concerning such dispute.

(b)      Tax Return Filings, Refunds, and Credits.

        (i) Seller shall timely prepare and file (or cause such preparation and filing) with the appropriate Tax authorities all Tax Returns (including any Consolidated Income Tax Returns) with respect to Panhandle and the Panhandle Subsidiaries
                 (and make all elections with respect to such Tax
                 Returns) for Tax periods that end on or before the Closing Date (the "Seller Returns"), and will pay (or cause to be paid) all Taxes due with respect to the Seller Returns.

        (ii)     Buyer shall timely prepare and file (or cause such
                 preparation and filing) with the appropriate Tax authorities all Tax Returns (the "Straddle Period Returns") with respect to Panhandle and the Panhandle Subsidiaries (and make all elections with respect to such Tax Returns) for
                 all Tax periods ending after the Closing Date that include the Closing Date (the "Straddle Period"). All Straddle Period Returns shall be prepared in accordance with past practice to the extent consistent with applicable law and Panhandle's and the Panhandle Subsidiaries' operations. Buyer shall provide Seller with copies of any Straddle Period Returns at least forty-five (45) days prior to the due date thereof
                 (giving effect to any   extensions thereto), accompanied
                 by a statement (the "Straddle Statement") setting forth and calculating in reasonable detail the Pre-Closing Taxes as defined below. If Seller agrees with the Straddle Period Return and Straddle Statement, Seller shall pay to Buyer
                 (or Buyer shall pay to Seller, if appropriate) an amount equal to the Pre-Closing Taxes as shown on the Straddle Statement not later than two (2) Business Days before the due date (including any extensions thereof) for payment of Taxes with respect to such Straddle Period Return. If, within fifteen (15) days of the receipt of the Straddle Period Return and Straddle Statement, Seller notifies
                 Buyer that it disputes the manner of preparation of the Straddle Period Return or the amount calculated in the Straddle Statement, and provides Buyer its proposed form of Straddle Period Return, a statement setting forth and calculating in reasonable detail the Pre-Closing taxes, and a written or oral explanation of the reasons for its adjustment, then Buyer and Seller shall attempt to resolve their disagreement within the five (5) days following Seller's notification or Buyer of such disagreement. If Buyer and Seller are unable to resolve their disagreement, the dispute shall be submitted to a mutually agreed upon nationally recognized independent accounting firm, whose expense shall be borne equally by Buyer and Seller, for resolution within twenty
                 (20) days of such submission. The decision of such accounting firm with respect to such dispute shall be binding upon Buyer and Seller, and Seller shall pay to Buyer (or Buyer shall pay to Seller, if appropriate) an amount equal to the Pre-Closing Taxes as decided by such accounting firm not later than two (2) Business Days before the due date (including any extensions thereof) for payment of Taxes with respect to such Straddle Period Return. If for any reason the parties' dispute is not resolved as provided in this paragraph prior to the date that is two (2) Business Days before the due date (including any extensions thereof) for payment of Taxes with respect to such Straddle Period Return, Seller shall pay to Buyer (or Buyer shall pay to Seller, if appropriate) an amount equal to the amount of Pre-Closing Taxes not in dispute not later than two (2) Business Days before the due date (including any extensions thereof) for payment of Taxes with respect to such Straddle Period Return.

        (iii) From and after the Closing Date, Buyer and its Affiliates (including Panhandle and the Panhandle Subsidiaries) will not file any amended Tax Return, carryback claim, or other adjustment request with respect to Panhandle or the Panhandle Subsidiaries for any Tax period that includes or ends on or before the Closing Date unless Seller consents in writing; provided, however, that Buyer and its affiliates may carryback for its own account (without paying any resulting refund or credit to Seller) any loss attributable to a tax period ending after the Closing Date to a tax period ending on or before the Closing Date provided that Buyer and its Affiliates shall indemnify and make Seller whole for any detriment or cost incurred (or to be incurred) by Seller as a result of such carryback.

        (iv) For purposes of this Agreement, in the case of any Taxes of Panhandle or the Panhandle Subsidiaries that are payable with respect to any Straddle Period, the portion of any such Taxes that constitutes "Pre-Closing Taxes" shall be the excess of (A) (i) in the case of Taxes that are either (x) based upon or related to income or receipts or (y) imposed in connection with any sale, transfer or assignment or any deemed sale, transfer or assignment of property (real or personal, tangible or intangible) be deemed equal to the amount that would be payable if the Tax period ended at the close of business on the Closing Date (including without limitation all Taxes attributable to any Election) and (ii) in the case of Taxes (other than those described in clause (i)) imposed on a periodic basis with respect to the business or assets of Panhandle or the Panhandle Subsidiaries, be deemed to be the amount of such Taxes for the entire Straddle Period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding Tax period) multiplied by a fraction the numerator of which is the number of calendar days in the portion of the Straddle Period ending on and including the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period over (B) any prepayment or advances of Taxes or any payments of estimated Taxes with respect to the Straddle Period. For purposes of clause (i) of the preceding sentence, any exemption, deduction, credit or other item that is calculated on an annual basis shall be allocated to the portion of the Straddle Period ending on the Closing Date on a pro rata basis determined by multiplying the total amount of such item allocated to the Straddle Period by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period. Pre-Closing Taxes include any Taxes attributable to a Person that is treated as a partnership for federal income tax purposes as if such Person allocated Tax items to its partners in a manner consistent with this Section 5.7 (b)(iv). In the case of any Tax based upon or measured by capital (including net worth or long-term debt) or intangibles, any amount thereof required to be allocated under this Section 5.7
                 (b)(iv) shall be computed by reference to the level of such items at the close of business on the Closing Date. The parties hereto will, to the extent permitted by Applicable
                 Law, elect with the relevant Tax authority to treat a portion of any Straddle Period as a short taxable period ending as of the close of business on the Closing Date. For purposes of this Agreement, "Post-Closing Taxes" shall include any Taxes of Panhandle or the Panhandle Subsidiaries that are payable with respect to a Straddle Period, except for the portion of any such Taxes that constitutes Pre-Closing Taxes.
                 For purposes of this Agreement, the Texas corporate franchise tax determined based on the income or capital of any entity for the year during which the Closing Date occurs shall be considered to be a Tax due with respect to the Straddle Period.

        (v) Seller and Buyer shall reasonably cooperate in preparing and filing all Tax Returns with respect to Panhandle or the Panhandle Subsidiaries, including maintaining and making available to each other all records reasonably necessary in connection with Taxes of Panhandle or the Panhandle Subsidiaries and in resolving all disputes and audits with respect to all Tax periods relating to Taxes of Panhandle or the Panhandle Subsidiaries.

        (vi) For a period of six (6) years after the Closing Date, Seller and its representatives shall have reasonable access to the books and records (including the right to make extracts thereof) of Panhandle or the Panhandle Subsidiaries to the extent that such books and records relate to Taxes and to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by the operation of Panhandle or the Panhandle Subsidiaries prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. If Buyer shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give Seller a reasonable opportunity, at Seller's expense, to segregate and remove such books and records as Seller may select.

        (vii) If a Tax Indemnified Party receives a refund or credit or other reimbursement with respect to Taxes for which it would be indemnified under this Agreement, the Tax Indemnified Party shall pay over such refund or credit or other reimbursement to the Tax Indemnifying Party.

        (viii) Buyer shall not, and shall cause Panhandle or the Panhandle Subsidiaries to not, make, amend or revoke any Tax election if such action would adversely affect any of Seller or its Affiliates with respect to any Tax period ending on or before the Closing Date or for the Pre-Closing Period or any Tax refund with respect thereto unless Buyer and its Affiliates indemnify and make Seller whole for any detriment or cost incurred (or to be incurred) by Seller as a result of such action.

        (ix) For purposes of this Agreement a "Consolidated Income Tax Return" is any income Tax Return filed with respect to any consolidated, combined, affiliated or unified group provided for under Section 1501 of the Code and the Treasury regulations under Section 1502 of the Code, or any comparable provisions of state or local law, other than any income Tax Return that includes only Panhandle or the Panhandle Subsidiaries.

(c)      Indemnity for Taxes.

        (i) Seller hereby agrees to indemnify Buyer and its affiliates against and hold them harmless from and against all liability for (i) all Taxes imposed on Panhandle or the Panhandle Subsidiaries with respect to Tax periods ending on or before the Closing Date, including without limitation all Taxes incurred by reason of any Election, (ii) Pre-Closing Taxes with respect to any Straddle Period, and (iii) all Taxes that are attributable to Seller or any member of an affiliated, consolidated, combined or unitary Tax group of which at least one of Panhandle or the Panhandle Subsidiaries (or any direct or indirect predecessor(s) of any of them) was a member at any time on or prior to the Closing Date and not after the Closing Date that is imposed under Treasury
                 Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax law), (iv) any Taxes of Panhandle or any Panhandle Subsidiary incurred as a transferee or a successor relating to any full or partial
                 Tax period ending on or before the Closing Date,
                (v) Seller's portion of Transfer Taxes pursuant to
                 Section 5.7(g), and (vi) any Damages arising out of, resulting from, or incurred in connection with any breach or inaccuracy of any representation or warranty set forth in Section 3.16; provided that the determination of whether such a breach or inaccuracy of Section 3.16(c), Section 3.16(d) or
                 Section 3.16(e) occurred will be made without the Material Adverse Effect qualifications contained therein.

        (ii) Buyer hereby agrees to indemnify Seller and its Affiliates against and hold them harmless from all liability for (A) all Taxes of Panhandle or the Panhandle Subsidiaries with respect to all Tax periods beginning after the Closing Date, (B) Post-Closing Taxes with respect to any Straddle Period, and (C) Buyer's portion of Transfer Taxes pursuant to Section 5.7 (g).

        (iii) The obligation of Seller to indemnify and hold harmless Buyer, on the one hand, and the obligations of Buyer to indemnify and hold harmless Seller, on the other hand, pursuant to this
                 Section 5.7 shall terminate upon the expiration of the applicable statutes of limitations with respect to the Tax Liabilities in question (giving effect to any waiver, mitigation or extension thereof) or if a Claim is brought with respect thereto, until such time as such Claim is resolved.

(d) Certain Payments. Buyer and Seller agree to treat (and cause their Affiliates to treat) any payment by Seller under Section 5.7 (b)(ii) or
         Section 5.7 (c) as an adjustment to the Purchase Price for all Tax purposes.

(e)      Contests.

        (i) After the Closing Date, Seller and Buyer each shall notify the other party in writing within ten (10) days of the commencement of any Tax audit or administrative or judicial proceeding affecting the Taxes of any of Panhandle or the Panhandle Subsidiaries that, if determined adversely to the taxpayer (the "Tax Indemnified Party") or after the lapse of time would be grounds for indemnification under this Section
                 5.7 by the other party (the "Tax Indemnifying Party" and a "Tax Claim"). Such notice shall contain factual information describing any asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax authority in respect of any such asserted Tax liability. Failure to give such notification shall not affect the indemnification provided in this Section 5.7 except to the extent the Tax Indemnifying Party shall have been prejudiced as a result of such failure (except that the Tax Indemnifying Party shall not be liable for any expenses incurred during the period in which the Tax Indemnified Party failed to give such notice). Thereafter, the Tax Indemnified Party shall deliver to the Tax Indemnifying Party, as promptly as possible but in no event later than ten (10) days after the Tax Indemnified Party's receipt thereof, copies of all relevant notices and documents (including court papers) received by the Tax Indemnified Party.

        (ii) In the case of an audit or administrative or judicial proceeding involving any asserted liability for Taxes relating to any Taxable years or periods ending on or before the Closing Date, Seller shall have the right, at its expense, to control the conduct of such audit or proceeding; provided, however, that if Seller does not timely take control of such audit or proceeding, Buyer may, at its expense, control the conduct of the audit or proceeding. In the case of an audit or administrative or judicial proceeding involving any asserted liability for Taxes relating to any Straddle Period, Buyer shall have the right at its expense, to control the conduct of such audit or proceeding; provided, however, that
                 (A) Buyer shall keep Seller reasonably informed with respect to the status of such audit or proceeding and provide Seller with copies of all written correspondence with respect to such audit or proceeding in a timely manner and (B) if such audit or proceeding would be reasonably expected to result in a material increase in Tax liability of Panhandle or the Panhandle Subsidiaries for which Seller would be liable under this Section 5.7 Seller may participate in the conduct of such audit or proceeding at its own expense.

        (iii) In the case of an audit or administrative or judicial proceeding involving any asserted liability for Taxes relating to any Taxable years or periods beginning after the Closing Date, Buyer shall have the right, at its expense, to control the conduct of such audit or proceeding.

        (iv) Buyer and Seller shall reasonably cooperate in connection with any Tax Claim, and such cooperation shall include the provision to the Tax Indemnifying Party of records and information which are reasonably relevant to such Tax Claim and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(f)      Section 743 Determination.

        (i) Buyer and Seller shall reasonably cooperate with each other with respect to making any election under Section 754 of the Code for any Panhandle Subsidiary or any Related Company. Prior to making any adjustments pursuant to Section 743 of the Code as a result of the transactions contemplated by this Agreement Buyer shall prepare a schedule indicating such adjustments that Buyer proposes to make
                 (the "743 Schedule") and provide such schedule to Seller.
                 If, within ten (10) days of the receipt of the 743 Schedule, Seller notifies Buyer that it disagrees with the 743 Schedule and provides Buyer with its proposed 743 Schedule and a written or oral explanation of the reasons for the adjustment, then Seller and Buyer shall attempt to resolve their disagreement within the twenty (20) days following Buyer's notification of Seller of such disagreement, otherwise, the 743 Schedule shall be deemed the final 743 Schedule (the
                 "Final 743 Schedule"). If Seller and Buyer are unable to resolve their disagreement, the dispute shall be submitted to a mutually agreed upon nationally recognized independent accounting firm, whose expense shall be borne equally by Seller and Buyer, for resolution within twenty (20) days of such submission. The 743 Schedule delivered by such accounting firm shall be the Final 743 Schedule. The Final 743 Schedule shall be binding on Buyer, Seller, and their respective Affiliates. Buyer and Seller shall take no position, and cause their respective
                 Affiliates to take no position, inconsistent with the Final
                 743 Schedule.

        (ii) Buyer and Seller shall mutually prepare any forms or schedules necessary to give effect to the preceding paragraph. In the event that any Tax position taken in reliance upon the Final 743 Schedule is disputed by any Taxing authority, the party receiving written notice of the dispute shall promptly notify the other party hereto concerning such dispute.

(g) Transfer and Similar Taxes. Notwithstanding any other provisions of this Agreement to the contrary, all sales, use, transfer, gains, stamp, duties, recording and similar Taxes (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated by this Agreement shall be borne equally by Buyer and Seller, and Seller shall accurately file all necessary Tax Returns and other documentation with respect to Transfer Taxes and timely pay all such Transfer Taxes. If required by Applicable Law, Buyer will join in the execution of any such Return. Seller shall provide copies of any Tax Returns with respect to Transfer Taxes to Buyer no later than five (5) days after the due dates of such Tax Returns.

(h) Termination of Tax Sharing Agreements. On or prior to the Closing Date, Seller shall cause all Tax sharing agreements between Seller or any of its Affiliates (as determined immediately after the Closing Date) on the one hand, and Panhandle or the Panhandle Subsidiaries on the other hand, to be terminated, and all obligations thereunder shall be settled, and no additional payments shall be made under any provisions thereof after the Closing Date.

                Section 5.8 Intercompany Accounts.
                            ---------------------

         Except as set forth on Section 5.8 of the Seller Disclosure Letter or as contemplated by the Assumption Agreement, prior to the Closing Date, Seller shall, and shall cause its Affiliates (other than Panhandle and the Panhandle Subsidiaries) to, settle intercompany accounts payable (including any debt payable) to Panhandle or the Panhandle Subsidiaries and accounts receivable (including any debt receivable) from Panhandle or the Panhandle Subsidiaries. Seller shall determine the method by which such intercompany accounts are eliminated including, but not limited to, by means of setoff, settlement, capital contribution or reduction in capital.

                Section 5.9 Related Agreements.
                            ------------------

         At the Closing or as otherwise provided herein, (i) Southern Union and Buyer shall execute and deliver to Seller duly executed copies of the Related Agreements to which they are a party and (ii) Seller shall, and shall cause the Seller Counterparties to, execute and deliver to Buyer duly executed copies of the Related Agreements to which they are a party.

                Section 5.10 Maintenance of Insurance Policies.
                             ---------------------------------

(a) Seller and Buyer agree that Casualty Insurance claims relating to the businesses of Panhandle and the Panhandle Subsidiaries (including reported claims and including incurred but not reported claims) will remain with Panhandle and the Panhandle Subsidiaries immediately following the Closing. For purposes hereof, "Casualty Insurance Claims" shall mean workers' compensation, auto liability, general liability and products liability claims and claims for damages caused to the facilities of Panhandle or the Panhandle Subsidiaries generally insured under all risk, real property, boiler and mechanical breakdown insurance coverage. The Casualty Insurance Claims are subject to the provisions of the Insurance Policies with insurance carriers and contractual arrangements with insurance adjusters maintained by Seller or its Affiliates prior to the Closing. With respect to the Casualty Insurance Claims, the following procedures shall apply: (i) Seller or its Affiliates shall continue to administer, adjust, settle and pay, on behalf of Panhandle and the Panhandle Subsidiaries, all Casualty Insurance Claims with dates of occurrence prior to the date of Closing; provided, that Seller will obtain the consent of Buyer prior to adjusting, settling or paying any Casualty Insurance Claim of an amount greater than $100,000 and provided, further, that Seller shall permit Buyer to join Seller in any settlement negotiations with claimants, insurers, or insurance adjusters; and (ii) Seller shall invoice Panhandle and the Panhandle Subsidiaries at the end of each month for Casualty Insurance Claims paid on behalf of Panhandle and the Panhandle Subsidiaries by Seller. Buyer shall cause Panhandle and the Panhandle Subsidiaries to pay the invoice within thirty (30) days of its date. In the event that Panhandle and the Panhandle Subsidiaries do not pay Seller within thirty (30) days of such invoice, interest at the rate of ten percent (10%) per annum shall accrue on the amount of such invoice. Casualty Insurance Claims to be paid by Seller hereunder shall include all costs necessary to settle claims including compensatory, medical, legal and other allocated expenses, net of insurance proceeds. In the event that any Casualty Insurance Claims exceeds a deductible or self-insured retention under the Insurance Policies, Seller shall be entitled to the benefit of any insurance proceeds that may be available to discharge any portion of such Casualty Insurance Claim.

(b) Other than as set forth in Section 3.21 hereof, Seller makes no representation or warranty with respect to the applicability, validity or adequacy of any Insurance Policies, and Seller shall not be responsible to Buyer or any of its Affiliates for the failure of any insurer to pay under any such Insurance Policy.

(c) Nothing in this Agreement is intended to provide or shall be construed as providing a benefit or release to any insurer or claims service organization of any obligation under any Insurance Policies. Seller and Buyer confirm that the sole intention of this Section 5.10 is to divide and allocate the benefits and obligations under the Insurance Policies between them as of the Closing Date and not to effect, enhance or diminish the rights and obligations of any insurer or claims service organization thereunder. Nothing herein shall be construed as creating or permitting any insurer or claims service organization the right of subrogation against Seller or Buyer or any of their Affiliates in respect of payments made by one to the other under any Insurance Policy.

(d) If Buyer requests a copy of an Insurance Policy relating to a pending or threatened Casualty Insurance Claim, Seller shall provide a copy of all relevant insurance policies which insure such Casualty Insurance Claims within five (5) Business Days, provided, that if Seller cannot provide such policy within five
(5) days after exercising reasonable best efforts to locate such policy, Seller shall continue to exercise its reasonable best efforts to provide such policy to Buyer as soon as possible thereafter.

                Section 5.11 Preservation of Records.
                             -----------------------

         Buyer agrees that it shall, at its own expense, preserve and keep the records held by it relating to the respective businesses of Panhandle and the Panhandle Subsidiaries that could reasonably be required after the Closing by Seller for as long as may be required for such categories of records for the greater of the time periods required pursuant to the Access and Support Agreement and the time periods required pursuant to the applicable document retention program in effect on the Closing Date (a copy of which has been provided to Buyer). In addition, Buyer shall make such records available to Seller as may reasonably be required by Seller in connection with, among other things, any insurance claim, legal proceeding or governmental investigation relating to the respective businesses of Seller and its Affiliates, including Panhandle and the Panhandle Subsidiaries.

                Section 5.12 Public Statements.
                             -----------------

         On or prior to the Closing Date, neither party shall, nor shall permit its Affiliates to, issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party hereto. Notwithstanding the foregoing, in the event any such press release or announcement is required by law, court process or stock exchange rule to be made by the party proposing to issue the same, such party shall use its reasonable best efforts to consult in good faith with the other party prior to the issuance of any such press release or announcement.

                Section 5.13 Certain Transactions.
                             --------------------

         Buyer and Southern Union shall not, and shall not permit any of their respective Subsidiaries to acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation would reasonably be expected to (i) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period,
(ii) significantly increase the risk of any Governmental Authority entering an order prohibiting the consummation of the transactions contemplated by this Agreement, (iii) significantly increase the risk of not being able to remove any such order on appeal or otherwise or (iv) materially delay or prevent the consummation of the transactions contemplated by this Agreement. Prior to Closing, Southern Union shall not, and the Subsidiaries of Southern Union shall not, acquire or agree to acquire any ownership interest in Southern Star Central or any material asset of Southern Star Central.


                Section 5.14  CMS Panhandle Holdings, LLC.
                              ---------------------------

         Buyer covenants to maintain CMS Panhandle Holdings, LLC as a partnership for all Tax purposes through December 31, 2003.

                Section 5.15  Change of Corporate Name.
                              ------------------------

         As soon as reasonably practicable following the Closing Date, but in no event later than ninety (90) days following the Closing Date (the "Corporate Name Change Transition Period"), Buyer shall cause each of Panhandle and the Panhandle Subsidiaries, as applicable, to change its corporate name to a name that does not include "CMS" and to make any necessary legal filings with the appropriate Governmental Authorities to effectuate such changes. Buyer shall hold harmless and indemnify Seller Indemnified Parties (as defined herein) against all costs, expenses and Damages to the extent incurred by Seller Indemnified Parties resulting from or arising in connection with Buyer's, Panhandle's or any Panhandle Subsidiary's use of the "CMS" name during the Corporate Name Change Transition Period.

                Section 5.16 Transitional Use of Seller's Trademarks.
                             ---------------------------------------

(a) Seller hereby grants to Panhandle and the Panhandle Subsidiaries, effective upon the Closing Date, a limited non-transferable, non-exclusive, royalty-free transitional right and license to use the trademarks, service marks, and trade names listed on Section 5.16 of the Seller Disclosure Letter, together with all slogans, logotypes, designs and trade dress associated therewith which are, in each case, in existence at Closing Date and currently being used in the conduct of the businesses of Panhandle and the Panhandle Subsidiaries (collectively, the "Seller's Marks") solely on and in connection with the goods and services of the businesses of Panhandle and the Panhandle Subsidiaries and which are embodied in or on any stationery, business cards, advertising and promotional materials, packaging and labels, equipment, manuals and other documentation, statements of work, trucks, hard hats, e-mail addresses, caller ID, printed facsimile headers and footers, web page content and URLs for web sites, Messenger screens, signs on facilities owned or leased by Panhandle and the Panhandle Subsidiaries, and inventory ("Business Materials"), and for any administrative, corporate and legal use in connection with the transition away from using the Seller's Marks (the "Transitional License").

(b) Panhandle's and the Panhandle Subsidiaries' right to use the Seller's Marks shall automatically cease as soon as reasonably practicable following the Closing Date, but in no event later than six (6) months following the Closing Date. Upon the termination of Panhandle's and the Panhandle Subsidiaries' right to use Seller's Marks, Panhandle and each Panhandle Subsidiary shall immediately cease all use of Seller's Marks and all materials bearing Seller's Marks (such materials to be returned to Seller or destroyed).

(c) All rights and goodwill arising from the use of Seller's Marks and/or any similar names or marks (including logos) shall inure solely to Seller's benefit. Panhandle and the Panhandle Subsidiaries agree that neither Buyer, Panhandle nor any Panhandle Subsidiary shall use, directly or indirectly, the word "CMS" or any marks similar thereto, as part of Buyer's, Panhandle's or any Panhandle Subsidiary's own trade names, or in any other way that suggests that there is any relation or affiliation between Seller and Buyer, or Seller and Panhandle and the Panhandle Subsidiaries, other than that created by this Agreement, or as a trademark, service mark or trade name for any other business, product or service. Panhandle and Panhandle Subsidiaries shall have no interest in Seller's Marks except as expressly provided in this Agreement and shall not claim any other rights therein. Nothing in this Agreement or in the performance thereof, or that might otherwise be implied by law, shall operate to grant Panhandle and the Panhandle Subsidiaries any right, title, or interest in or to Seller's Marks other than as specified in the limited license grant in this Agreement. All rights not expressly granted in this Agreement or herein are reserved to Seller.

(d) Panhandle and the Panhandle Subsidiaries agree to assign to Seller and do hereby assign to Seller all rights they may acquire, if any, by operation of law or otherwise in Seller's Marks, including all applications or registrations therefore, along with the goodwill associated therewith. Panhandle and the Panhandle Subsidiaries shall assist Seller in protecting and maintaining Seller's rights in Seller's Marks in connection with Panhandle's and the Panhandle Subsidiaries' licensed use hereunder, including preparation and execution of documents necessary or appropriate in the ordinary course to register Seller's Marks and/or record this Agreement. As between the parties, Seller shall have the sole right to, and in its sole discretion may, commence, prosecute or defend, and control any action concerning Seller's Marks.

(e) During the term of the Transitional License, Buyer, Panhandle and the Panhandle Subsidiaries shall not take, or agree or commit to take, any action that would or would be reasonably likely have an adverse impact on any of the Seller's Marks.

(f) Neither Buyer, Panhandle, nor any Panhandle Subsidiary shall directly or indirectly, contest the validity of, by act or omission jeopardize, or take any action inconsistent with, Seller's rights in Seller's Marks (including attempting to register Seller's Marks or a mark incorporating either Seller's Marks or the word "CMS" or any mark similar thereto). Panhandle's and the Panhandle Subsidiaries' rights under the license granted herein are personal and may not be sublicensed, assigned or otherwise transferred.

                Section 5.17 Reasonable Best Efforts.
                             -----------------------

         Upon the terms and subject to the conditions of this Agreement, each of the parties hereto will use all reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

                Section 5.18 No Shopping.
                             -----------

         From and after the Original Date hereof, none of Seller, Panhandle, the Panhandle Subsidiaries nor their officers, directors, employees, affiliates, stockholders, representatives, agents, nor anyone acting on behalf of them shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any non-public information to, any Person (other than Buyer, Southern Union or their respective representatives) concerning any merger, sale of assets, purchase or sale of Panhandle Shares or similar transaction involving Panhandle or the Panhandle Subsidiaries (collectively, "Prohibited Transactions") unless this Agreement is terminated pursuant to and in accordance with Article VII hereof; provided however, that nothing herein shall prohibit a transaction resulting in a change of control of any direct or indirect parent of Panhandle.

                Section 5.19 Southern Union Covenants.
                             ------------------------

         Southern Union shall cause Buyer to perform all of its obligations under this Agreement which are required to be performed on and prior to the Closing Date, including, without limitation, Buyer's requirement to consummate the transaction in accordance with and subject to the terms of Section 2.2 hereof and to pay the Purchase Price in accordance with Article II.

                Section 5.20 Restated Financials.
                             -------------------

         Seller shall use its reasonable best efforts to deliver the Restated Financials to Buyer as soon as reasonably practicable after the date of this Agreement. Seller shall instruct Ernst & Young LLP to conduct an audit of the financial statements of Panhandle and the Panhandle Subsidiaries for the fiscal year ended December 31, 2002 as soon as reasonably practicable after Panhandle management completes such financial statements, Seller shall cooperate with such audit, and shall deliver to Buyer a copy of the audited financial statements of Panhandle and the Panhandle Subsidiaries for the fiscal year ended December 31, 2002 and Ernst & Young LLP's audit opinion thereon upon receipt of same. To the extent Buyer reasonably requires audited or reviewed financial statements with respect to Panhandle and the Panhandle Subsidiaries in order to comply with the reporting requirements of the Securities and Exchange Commission set forth in Regulations S-K and S-X, Seller will reasonably cooperate with Buyer (at Buyer's cost), including any reasonable request that Seller instruct Ernst & Young LLP to prepare and deliver to Buyer a comfort letter, customary in scope and substance for comfort letters delivered in similar circumstances.

                Section 5.21 1935 Act Jurisdiction.
                             ---------------------

         Neither Southern Union and its Affiliates nor Seller and it Affiliates shall take any action that would cause the transactions contemplated by this Agreement to require any filing, approval or consent under the Public Utility Holding Company Act of 1935, as amended.

                Section 5.22 Registration of Southern Union Shares.
                             -------------------------------------

(a) Prior to Closing, Southern Union shall prepare and file with the SEC a prospectus supplement (the "Prospectus Supplement") to the Shelf Registration Statement to effect the registration of the Southern Union Shares. Southern Union shall use its reasonable best efforts to keep the Shelf Registration Statement effective as long as is necessary to consummate the sale of the Southern Union Shares by Seller. Seller and its Affiliates shall cooperate with Southern Union in timely obtaining any consents, approvals, or waivers or making any filings, or furnishing information required in connection with the Prospectus Supplement.

(b) Southern Union will advise Seller, promptly after it receives notice thereof, of the issuance of any stop order or the suspension of the qualification of the Southern Union Shares for offering or sale in any jurisdiction.

                                   ARTICLE VI

                                   CONDITIONS

                Section 6.1  Mutual Conditions to the Closing.
                             --------------------------------

         The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of each of the following conditions at or prior to the Closing Date:

(a) Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or have been terminated;

(b) All waiting periods applicable to the transactions contemplated by this Agreement or any Related Agreement under any applicable other law shall have expired or been terminated, and all filings required by law to be made prior to Closing by Seller, Southern Union or Buyer with, and all consents, approvals and authorizations required by law to be obtained prior to Closing by Seller, Southern Union or by Buyer from, any Governmental Authority under any law in order to consummate the transactions contemplated by this Agreement shall have been made or obtained (as the case may be), except where the failure for such waiting periods to expire or to be terminated, to make such filings, or to obtain any such authorizations, individually or in the aggregate, would not have a Material Adverse Effect; provided, however, if any consent, approval or authorization from any Governmental Authority the absence of which would not have a Material Adverse Effect is not obtained prior to or at the Closing and, as a result, the transfer of one or more assets, rights or interests is prevented at the Closing, from and after the Closing, Seller, Southern Union and Buyer shall continue to use their reasonable best efforts to obtain such requisite consent, approval or authorization. If the parties are unable to obtain the necessary approvals and, as a result, such assets, rights or interests may not be transferred to Buyer within 90 days after the Closing, the parties shall mutually agree on an acceptable adjustment to the Purchase Price to reflect the fair market value of such assets, rights or interests as of the Closing Date; and

(c) No court of competent jurisdiction or other competent Governmental Authority shall have issued a statute, rule, regulation, order, decree or injunction or taken any other action that has the effect of restraining, enjoining, imposing a Burdensome Condition or otherwise prohibiting in any material respect the ownership by Buyer of the Panhandle Shares or the ownership or operation by Buyer of a material portion of the business or assets of Panhandle and the Panhandle Subsidiaries, taken as a whole.

                Section 6.2 Buyer's Conditions to the Closing.
                            ---------------------------------

         The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of each of the following conditions at or prior to the Closing Date:

(a) The representations and warranties of Seller contained in this Agreement (i) if subject to any limitations as to "materiality" or "Material Adverse Effect," shall be true and correct at and as of the Closing Date as if made at and as of such time, and (ii) if not subject to any limitations as to "materiality" or "Material Adverse Effect," shall be true and correct at and as of the Closing Date as if made at and as of such time, except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except in the case of clauses (i) or (ii) for the representations and warranties set forth in Section 3.7 (a) (Contracts), Section 3.7 (b) (Contracts), the second sentence of Section 3.6 (Financial Information), the first sentence of
Section 3.21 (b) and the last sentence of Section 3.22 , each of which shall be true and correct only as of the date set forth in such representation or warranty);

(b) Seller and its Affiliates shall have made all deliveries required under
Section 2.6;

(c) Seller shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing Date;

(d) Seller shall have, or shall have caused the appropriate Seller Counterparty to have, executed and delivered as of the Closing each of the Related Agreements to be executed by Seller or a Seller Counterparty;

(e) Buyer shall have received a properly executed statement of Seller dated as of the Closing Date and conforming to the requirements of Treasury Regulation
Section 1.1445-2(b)(2);

(f) Seller shall have delivered to Buyer an opinion, dated as of the Closing Date, from a nationally recognized appraisal firm addressed to Seller, that Seller and its Subsidiaries on a consolidated basis are solvent, both immediately before and after giving effect to the consummation of the transactions contemplated by this Agreement;

(g) Seller shall have obtained all approvals, consents, releases and documents which are listed in Section 6.2 (g) of the Seller Disclosure Letter;

(h) Buyer shall have received a legal opinion, dated as of the Closing Date, from counsel to Seller, substantially in the form of Exhibit E hereto;

(i) Seller shall have delivered to Buyer (and shall have filed with the Securities and Exchange Commission) the restated audited financial statements of Panhandle for each of the fiscal years ended December 31, 2000 and December 31, 2001 (including the opinion of Ernst & Young LLP with respect thereto) (the "Annual Financial Statements") and the restated unaudited financial statements of Panhandle for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 (which quarterly financial statements shall have been reviewed by Ernst & Young LLP in accordance with the applicable rules and regulations of the SEC) (collectively with the Annual Financials Statements, the "Restated Financials"), and except as set forth in Section 6.2 (i) of the Seller Disclosure Letter, the Restated Financials (including the notes thereto) shall correspond in all material respects to the draft Restated Financials (and draft notes thereto) delivered to Buyer prior to the date of this Agreement, and any footnotes with respect to any restated quarterly financial statements shall be the same in all material respects as such footnotes in the Interim Financial Statements, except for corresponding changes reflected in the Annual Financial Statements; and

(j) Seller shall have caused Panhandle to cure any defaults (currently under waiver by the lenders) under the credit facility described as Item 44 in Section 3.7(a) of the Seller Disclosure Letter relating to a failure to furnish such lenders with certified financial statements.

                Section 6.3 Seller's Conditions to the Closing.
                            ----------------------------------

         The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver of each of the following conditions at or prior to the Closing Date:

(a) The representations and warranties of Buyer and Southern Union contained in this Agreement (A) if subject to any limitations as to "materiality" or "Material Adverse Effect," shall be true and correct at and as of the Closing Date as if made at and as of such time, and (B) if not subject to any limitations as to "materiality" or "Material Adverse Effect," shall be true and correct at and as of the Closing Date as if made at and as of such time except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Buyer and Southern Union to consummate the transactions contemplated by this Agreement;

(b) Buyer and Southern Union shall have made all deliveries required under
Section 2.7;

(c) Each of Buyer and Southern Union shall have performed in all material respects all of its obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Seller shall have received a certificate from each of Buyer and Southern Union to that effect dated the Closing Date;

(d) Buyer shall have, or shall have caused Southern Union to have, executed and delivered as of the Closing each of the Related Agreements to be executed by Buyer or Southern Union;

(e) Buyer and Southern Union shall have obtained all approvals, consents and releases which are listed in Section 6.3 (e) of the Buyer Disclosure Letter including any approvals required in connection with the issuance and delivery of the Southern Union Shares, their registration pursuant to the Shelf Registration Statement and the Listing;

(f) Seller shall have received a legal opinion, dated as of the Closing Date, from counsel to each of Buyer and Southern Union substantially in the form of Exhibit F hereto; and

(g) The Shelf Registration Statement shall remain effective, the Listing shall have occurred and remain effective, and all waiting periods applicable to the issuance and delivery of the Southern Union Shares, their registration pursuant to the Shelf Registration Statement and the Listing shall have expired or been terminated, and all filings required by law to be made prior to Closing by Southern Union with, and all consents, approvals and authorizations required by law to be obtained prior to Closing by Southern Union from, any Governmental Authority under any law in connection with the issuance and delivery of the Southern Union Shares, their registration pursuant to the Shelf Registration Statement and the Listing shall have been made or obtained (as the case may be).

                                  ARTICLE VII

                           TERMINATION AND ABANDONMENT

                Section 7.1 Termination.
                            -----------

         This Agreement may be terminated at any time prior to the Closing Date by:

(a) mutual written consent of the parties;

(b) by either Buyer or Seller, upon written notice to the other parties, if the Closing shall not have occurred on or before June 30, 2003 (the "Initial Termination Date"); provided, however, that if on the Initial Termination Date the conditions to closing set forth in Section 6.1 (a), Section 6.1 (b) and
Section 6.1 (c) shall have been fulfilled and certain other conditions set forth in Section 6.1, Section 6.2 or Section 6.3 shall not have been fulfilled but are reasonably capable of being fulfilled no later than ten business days after the Initial Termination Date, then, if a written notice requesting an extension of the termination date has been delivered by either Buyer to Seller, or by Seller to Buyer, at any time during the ten business day period ending on the Initial Termination Date, the termination date shall be extended to July 15, 2003.

(c) by either Buyer or Seller upon written notice to the other party, if any of the mutual conditions to the Closing set forth in Section 6.1 shall have become incapable of fulfillment by June 30, 2003 or July 15, 2003, as the case may be, and shall not have been waived in writing by the other party;

(d) by Buyer, so long as Buyer is not then in breach of its obligations under this Agreement, upon a breach of any covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have been or become untrue, in each case such that the conditions set forth in Section 6.2 would not be satisfied; provided, however, that Buyer may not terminate this Agreement if such breach or untruth is capable of being cured by Seller by not later than June 30, 2003 or July 15, 2003, as the case may be, through the exercise of its reasonable best efforts, so long as Seller continues to exercise such reasonable best efforts (until not later than June 30, 2003 or July 15, 2003, as the case may be);

(e) by Seller, so long as Seller is not then in breach of its obligations under this Agreement, upon a breach of any covenant or agreement on the part of Buyer or Southern Union set forth in this Agreement, or if any representation or warranty of Buyer and Southern Union shall have been or become untrue, in each case such that the conditions set forth in Section 6.3 would not be satisfied; provided, however, that Seller may not terminate this Agreement if such breach or untruth is capable of being cured by Buyer and Southern Union by not later than July 15, 2003, through the exercise of their reasonable best efforts, so long as Buyer and Southern Union continue to exercise such reasonable best efforts (until not later than June 30, 2003 or July 15, 2003, as the case may be); and

(f) by either Seller or Buyer if any Governmental Authority shall have issued an order, decree or ruling or taken any other action, which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement and which order, decree, ruling or other action is not subject to appeal; unless failure to consummate closing because of such action by the Governmental Authority is due to the failure of the party seeking to terminate to have fulfilled its obligations under Section 5.4 and Section 5.5.

                Section 7.2 Procedure and Effect of Termination.
                            -----------------------------------

         In the event of the termination of this Agreement pursuant to Section
7.1 (i) this Agreement, except for the provisions of Section 5.2 (b), all of
Article IX and this Section 7.2 , shall become void and have no effect, without any Liability on the part of any party hereto or its directors, officers, stockholders or partners; provided, however, that nothing in this Section 7.2 shall relieve any party for liability for any breach of this Agreement as set forth in the next succeeding sentence of this Section 7.2 and (ii) all filings, applications and other submissions made pursuant to this Agreement, to the extent practicable, shall be withdrawn from the agency or other Person to which they were made or appropriately amended to reflect the termination of the transactions contemplated hereby. Notwithstanding the foregoing, (a) nothing in this Section 7.2 shall relieve any party hereto of liability for Damages resulting from any breach of any of its obligations under this Agreement; provided, however, that for purposes of this clause (a), Damages shall be deemed not to include Third Party Claims, and (b) if it shall be judicially determined that termination of this Agreement was caused by an intentional breach of this Agreement, then, in addition to other remedies at law or equity for breach of this Agreement, but subject to the limitation in clause (a) above, the party so found to have intentionally breached this Agreement shall indemnify and hold harmless the other party hereto for its respective out-of-pocket costs, including the fees and expenses of their counsel, accountants, financial advisors and other experts and advisors, as well as fees and expenses incident to the negotiation, preparation and execution of this Agreement and related documentation.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

                Section 8.1 Survival.
                            --------

(a) The representations and warranties provided for in this Agreement shall survive the Closing and remain in full force and effect until the twelve-month
(12) anniversary of this Agreement; provided however, that the representations and warranties set forth in Section 3.2 (Authority Relative to this Agreement),
Section 3.3 (Panhandle Shares), Section 3.19 (Brokerage and Finders' Fees),
Section 4.2 (Authority Relative to this Agreement), Section 4.7 (Brokerage and Finders' Fees) and Section 4.11 (Southern Union Shares) shall survive indefinitely, the representations and warranties set forth in Section 3.16 (Tax Matters) shall survive for a period equal to the applicable statute of limitations for each Tax and taxable year, and the representations and warranties set forth in Section 3.15 (Environmental; Health and Safety Matters) shall survive until the second (2nd) anniversary of the Closing Date.

(b) No Claim for damages or other relief of any kind (including a Claim for indemnification under Section 8.2 hereof) arising against an Indemnified Party out of or relating to this Agreement or the transactions contemplated hereby, whether sounding in contract, tort, breach of warranty, securities law, other statutory cause of action, deceptive trade practice, strict liability, product liability or other cause of action or theory of liability (except, in all cases Claims alleging fraud, intentional misrepresentation or intentional misconduct), may be brought unless suit thereon is filed, or a written notice describing the nature of that Claim, the theory of liability, the nature of the relief sought and the material factual assertions upon which the Claim is based is given to the other party, before the termination of the Survival Period.

(c) The survival period of each representation or warranty as provided in this
Section 8.1 is referred to herein as the "Survival Period." Notwithstanding the foregoing, any representation or warranty that would otherwise terminate shall survive with respect to Damages which respect to which suit thereon is filed or of which notice describing the nature of that Claim, the theory of liability, the nature of the relief sought and the material factual assertions upon which the Claim is based is given pursuant to this Agreement prior to the end of the Survival Period, until the matter is finally resolved and any related Damages are paid.

                Section 8.2 Indemnification.
                            ---------------

(a) Subject to the limitations set forth in this Article VIII, subsequent to the Closing, Seller shall indemnify, defend, save and hold harmless, Buyer, Southern Union, Panhandle and the Panhandle Subsidiaries, their respective successors and permitted assigns, and their shareholders, members, partners (general and limited), officers, directors, managers, trustees, incorporators, employees, agents, attorneys, consultants and representatives, and each of their heirs, executors, successors and assigns (collectively, the "Buyer Indemnified Parties"), against and in respect of any and all Damages to the extent incurred by the Buyer Indemnified Party arising out of, resulting from or incurred in connection with:

        (i) any breach or inaccuracy of any representation or warranty of Seller contained in this Agreement;

        (ii) any breach by Seller of any covenant or agreement contained in this Agreement; and

        (iii) the matters set forth on Section 8.2 (a)(iii) of the Seller Disclosure Letter.

(b) Subject to the limitations set forth in this Article VIII, subsequent to the Closing, Buyer shall indemnify, defend, save and hold harmless, Seller and its Affiliates, their respective successors and permitted assigns, and their shareholders, members, partners (general and limited), officers, directors, managers, trustees, incorporators, employees, agents, attorneys, consultants and representatives, and each of their heirs, executors, successors and assigns (collectively, the "Seller Indemnified Parties") against and in respect of any and all Damages to the extent incurred by the Seller Indemnified Party arising out of, resulting from or incurred in connection with:

        (i) any breach or inaccuracy of any representation or warranty of Buyer or Southern Union contained in this Agreement; and

        (ii) any breach by Buyer or Southern Union of any covenant or agreement contained in this Agreement.

(c) Any Person providing indemnification pursuant to the provisions of this
Section 8.2 is referred to herein as an "Indemnifying Party," and any Person entitled to be indemnified pursuant to the provisions of this
Section 8.2 is referred to herein as an "Indemnified Party."

(d) Seller's indemnification obligations contained in Section 8.2 (a)(i) shall not apply to any Claim for Damages until the aggregate of all such Damages total $40,000,000 (the "Threshold Amount"), in which event Seller's indemnity obligation contained in Section 8.2 (a)(i) shall apply to all Claims for Damages in excess of the Threshold Amount, subject to a maximum liability to all Indemnified Parties, in the aggregate, of $200,000,000 (the "Cap Amount") for all Claims under
Section 8.2 (a)(i) in the aggregate. Damages relating to any single breach or series of related breaches of Seller's representations and warranties shall not constitute Damages, and therefore shall not be applied towards the Threshold Amount or be indemnifiable hereunder, unless such Damages relating to any single breach or series of related breaches exceed $1,000,000 (the "Minimum Claim Amount").

(e) Buyer's indemnification obligations contained in Section 8.2 (b)(i) shall not apply to any Claim for Damages until the aggregate of all such Damages equals the Threshold Amount, in which event Buyer's indemnification obligation contained in Section 8.2 (b)(i) shall apply to all Claims for Damages in excess of the Threshold Amount, subject to a maximum liability to all Indemnified Parties, in the aggregate, of the Cap Amount for all Claims under Section 8.2 (b)(i) in the aggregate. Damages relating to any single breach or series of related breaches of Buyer's and Southern Union's representations and warranties shall not constitute Damages, and therefore shall not be applied towards the Threshold Amount or be indemnifiable hereunder, unless such Damages relating to any single breach or series of related breaches exceed the Minimum Claim Amount.

(f)The indemnification obligations of each party hereto under this Section
8.2 shall inure to the benefit of the Buyer Indemnified Parties and Seller Indemnified Parties, and such Buyer Indemnified Parties and
Seller Indemnified Parties will be obligated to keep and perform the obligations imposed on an Indemnified Party by this Section 8.2, on the same terms as are applicable to such other party.

(g) In all cases in which a Person is entitled to be indemnified in accordance with this Agreement, such Indemnified Party shall be under a duty to take all commercially reasonable measures to mitigate all losses. Without limiting the foregoing, each Indemnified Party shall use its reasonable best efforts to collect any amount available under insurance coverage, or from any other Person alleged to be responsible, for any Damages for which an indemnity claim is being made; provided, that the reasonable costs incurred by the Indemnified Party in taking such measures shall be included in the amount of any Claim.

(h) An Indemnified Party shall not be entitled under this Agreement to multiple recovery for the same losses. If an Indemnified Party receives any amount under applicable insurance policies, or from any other Person alleged to be responsible for any Damages, subsequent to an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by the Indemnified Party, net of any expenses incurred by such Indemnified Party in collecting such amount.

(i) All amounts paid by Seller or Buyer, as the case may be, under this
Article VIII shall be treated as adjustments to the Purchase Price for all Tax purposes.

(j) Notwithstanding any other provision in the Agreement to the contrary, this Section 8.2 shall not apply to any Claim of indemnification with respect to Tax matters. Claims for indemnification with respect to Tax matters shall be governed by Section 5.7.

(k) For purposes of this Article VIII only, the existence of a breach of a representation or warranty in this Agreement and the calculation of Damages arising out of a breach of any representation or warranty in this Agreement shall be determined without giving effect to any exception or qualification of such representation or warranty as to the materiality of the breach thereof or the Material Adverse Effect on any Person of such breach.

Except as provided in Section 5.7 hereof, the provisions of this Article VIII shall constitute the sole and exclusive remedy of any Indemnified Party for Damages arising out of, resulting from or incurred in connection with any inaccuracy in any representation or the breach of any warranty made by Buyer or Southern Union, on the one hand, or Seller, on the other hand, in this Agreement; provided, however, that this exclusive remedy for Damages does not preclude a party from bringing an Action for specific performance or other equitable remedy to require a party to perform its obligations under this Agreement or any Related Agreement; provided, further, that this exclusive remedy for Damages does not preclude a party from bringing an Action alleging fraud, intentional misrepresentation or intentional misconduct without reference to the provisions of this Article VIII.

                Section 8.3 Calculation of Damages.
                            ----------------------

         The Damages suffered by any Party hereto shall be calculated after giving effect to the actual receipt of any available insurance proceeds paid directly to the Indemnified Party. In computing the amount of any insurance proceeds, such insurance proceeds shall be reduced by a reasonable estimate of the present value of future premium increases attributable to the payment of such Claim.

                Section 8.4 Procedures for Third-Party Claims.
                            ---------------------------------

(a) In the case of any Claim for indemnification arising from a Claim of a third party against an Indemnified Party arising under paragraph 8.2(a) or 8.2(b) as the case may be (a "Third-Party Claim"), an Indemnified Party shall give prompt written notice to the Indemnifying Party of any Claim or demand of which such Indemnified Party has knowledge, and as to which it may request indemnification hereunder, specifying (to the extent known) the amount of such Claim and any relevant facts and circumstances relating thereto; provided, however, that any failure to give such prompt notice or to provide any such facts and circumstances will not waive any rights of the Indemnified Party, except to the extent that the rights of the Indemnifying Party are actually materially prejudiced thereby. The Indemnifying Party shall have the right (and, if it elects to exercise such right, to do so by written notice within thirty (30) days after receiving notice from the Indemnified Party) to defend and to direct the defense against any such Third-Party Claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, unless (i) the Indemnifying Party shall not have taken any action to defend such Third-Party Claim within such thirty-day (30-day) period, or (ii) the Indemnified Party shall have reasonably concluded that there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third-Party Claim. Notwithstanding anything in this Agreement to the contrary (other than the last sentence of this Section 8.4 (a)), the Indemnified Party, at the expense of the Indemnifying Party (which shall include only reasonable out-of-pocket expenses actually incurred), shall cooperate with the Indemnifying Party and keep the Indemnifying Party fully informed in the defense of such Third-Party Claim. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel employed at its own expense; provided, however, that in the case of any Third-Party Claim (A) described in clause (ii) above, or
(B) as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense of such Third-Party Claim within such thirty-day (30-day) period, or (C) that involves assertion of criminal liability on the Indemnified Party, or (D) seeks to force the Indemnified Party to take (or prevent the Indemnified Party from taking) any action, then in each such case the Indemnified Party shall have the right, but not the obligation, to conduct and control the defense thereof for the account of, and at the risk of, the Indemnifying Party, and the reasonable fees and disbursements of such Indemnified Party's counsel shall be at the expense of the Indemnifying Party. Except as provided in the last sentence of Section 8.4 (b), the Indemnifying Party shall have no indemnification obligations with respect to any Third-Party Claim which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, delayed or conditioned.

(b) The Indemnifying Party, if it has assumed the defense of any Third Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) unless (i) such settlement or judgment relates solely to monetary damages, and (ii) prior to consenting to such settlement or such entry of judgment, the Indemnifying Party delivers to the Indemnified Party a writing (in form reasonably acceptable to the Indemnified Party) which unconditionally provides that, subject to the provisions of Section 8.2 (d) or Section 8.2 (e), as appropriate, relating to the Minimum Claim Amount, the Threshold Amount and the Cap Amount, the Damages represented thereby are the responsibility of the Indemnifying Party pursuant to the terms of this Agreement and that, subject to the provisions of the Threshold Amount, the Indemnifying Party shall pay all Damages associated therewith in accordance with the terms of this Agreement. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, enter into any compromise or settlement that (x) commits the Indemnified Party to take, or to forbear to take, any action or (y) involves a reasonable likelihood of an imposition of criminal liability on the Indemnified Party, or (z) does not provide for a complete release by such third party of the Indemnified Party. With the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed, the Indemnified Party shall have the sole and exclusive right to settle any Third-Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third-Party Claim involves equitable or other nonmonetary relief against the Indemnified Party or involves a reasonable likelihood of an imposition of criminal liability on the Indemnified Party, and shall have the right to settle any Third-Party Claim involving money damages for which the Indemnifying Party has not assumed the defense pursuant to this Section 8.4.

                Section 8.5 Procedures for Inter-Party Claims.
                            ---------------------------------

         In the event that an Indemnified Party determines that it has a Claim for Damages against an Indemnifying Party hereunder (other than as a result of a Third-Party Claim), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, specifying the amount of such Claim and any relevant facts and circumstances relating thereto, and such notice shall be promptly given even if the nature or extent of the Damages is not then known. The notification shall be subsequently supplemented within a reasonable time as additional information regarding the Claim or the nature or extent of Damages resulting therefrom becomes available to the Indemnified Party. Any failure to give such prompt notice or supplement thereto or to provide any such facts and circumstances will not waive any rights of the Indemnified Party, except to the extent that the rights of the Indemnifying Party are actually materially prejudiced thereby. The Indemnified Party and the Indemnifying Party shall negotiate in good faith for a thirty-day (30-day) period regarding the resolution of any disputed Claims for Damages. Promptly following the final determination of the amount of any Damages claimed by the Indemnified Party, the Indemnifying Party, subject to the limitations of the Minimum Claim Amount, Threshold Amount and the Cap Amount, shall pay such Damages to the Indemnified Party by wire transfer or check made payable to the order of the Indemnified Party.


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

                Section 9.1 Interpretation.
                            --------------

         Unless the context of this Agreement otherwise requires, (a) words of any gender include the other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article," "Section" and "Exhibit" refer to the specified Article, Section and Exhibit of this Agreement, respectively; and (e) "including," shall mean "including, but not limited to." Unless otherwise expressly provided, any agreement, instrument, law or regulation defined or referred to herein means such agreement, instrument, law or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of a law or regulation) by succession of comparable successor law and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.

                Section 9.2  Disclosure Letters.
                             ------------------

         The Seller Disclosure Letter and the Buyer Disclosure Letter are incorporated into this Agreement by reference and made a part hereof.

                Section 9.3 Payments.
                            --------

         All payments set forth in this Agreement and Exhibits are in United States Dollars. Such payments shall be made by wire transfer of immediately available funds or by such other means as the parties to such payment shall designate.

                Section 9.4 Expenses.
                            --------

         Except as expressly set forth herein, or as agreed upon in writing by the parties, whether or not the transactions contemplated hereby are consummated, each party shall bear its own costs, fees and expenses, including the expenses of its Representatives, incurred by such party in connection with this Agreement and the Related Agreements and the transaction contemplated hereby and thereby; provided, however, that Seller shall be solely responsible for all legal, accounting and other fees, costs and expenses incurred by Seller, Panhandle and the Panhandle Subsidiaries in connection with the negotiation, execution and Closing of this Agreement.

                Section 9.5 Choice of Law.
                            -------------

         This Agreement shall be governed by and construed in accordance with the law of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law).

                Section 9.6 Assignment.
                            ----------

         This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that without the prior written consent of the other party, each party shall have the right to assign its rights and obligations under this Agreement to any third party successor to all or substantially all of its entire business. This Agreement shall be binding upon and, subject to the terms of the foregoing sentence, inure to the benefit of the parties hereto and their successors, legal representatives and assigns.

                Section 9.7 Notices.
                            -------

         All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing, will be deemed to have been duly given only if delivered personally or by facsimile transmission (with confirmation of receipt) or by an internationally-recognized express courier service or by mail (first class, postage prepaid) to the parties at the following addresses or telephone or facsimile numbers and will be deemed effective upon delivery; provided, however, that any communication by facsimile shall be confirmed by an internationally-recognized express courier service or regular mail.

                                   (i) If to Seller:

                                    CMS Gas Transmission Company
                                    CMS Energy Corporation
                                    300 Town Center Drive, Suite 1100
                                    Dearborn, Michigan 48126
                                    Attention:        General Counsel
                                    Telephone:        (313) 436-9214
                                    Facsimile:        (313) 436-9258

                                    With a required copy to:

                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    Four Times Square
                                    New York, NY 10036
                                    Attention:        Sheldon S. Adler, Esq.
                                    Telephone:        (212) 735-3000
                                    Facsimile:        (212) 735-2000

                                   (ii) If to Buyer or Southern Union:

                                    Southern Union Company
                                    One PEI Center
                                    Wilkes Barre, Pennsylvania  18711-0601
                                    Attention:  Thomas F. Karam, President & COO
                                    Telephone: (570) 829-8888
                                    Facsimile:  (570) 829-8900

                                    with a copy (which shall not constitute
                                    notice) to:

                                    Fleischman and Walsh, L.L.P.
                                    1400 Sixteenth Street, N.W., Suite 600
                                    Washington, D.C.  20036
                                    Attention: Stephen A. Bouchard
                                    Telephone:  (202) 939-7911
                                    Facsimile:  (202) 265-5706

or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addressor.

                Section 9.8 Consent to Jurisdiction.
                            -----------------------

         Each party shall maintain at all times a duly appointed agent in the State of New York, which may be changed upon ten (10) Business Days' notice to the other party, for the service of any process or summons in connection with any issue, litigation, action or proceeding brought in any such court. Any such process or summons may also be served on it by mailing a copy of such process or summons to it at its address set forth, and in the manner provided, in Section
9.7. Each party hereby irrevocably consents to the exclusive personal jurisdiction and venue of any New York State or United States Federal court of competent jurisdiction sitting in New York County, New York, in any action, Claim or proceeding arising out of or in connection with this Agreement and agrees not to commence or prosecute any action, Claim or proceeding in any other court. Each of the parties hereby expressly and irrevocably waives and agrees not to assert the defense of lack of personal jurisdiction, forum non conveniens or any similar defense with respect to the maintenance of any such action or proceeding in New York County, New York.


                Section 9.9 Resolution of Disputes.
                            ----------------------

         Except for the resolution of matters which shall be resolved in accordance with the procedures set forth in specific sections, all other disputes arising out of or relating to this Agreement or any Related Agreement or the breach, termination or validity thereof or the parties' performance hereunder or thereunder ("Dispute") shall be resolved as provided by this
Section 9.9.

(a)      Mediation.

        (i) If the Dispute has not been resolved by executive officer negotiation within thirty (30) days of the disputing party's notice requesting negotiation, or if the parties fail to meet within twenty (20) days from delivery of said notice, such Dispute shall be submitted to non-binding mediation in accordance with the then-current Model Procedure for Mediation of Business Disputes of the CPR Institute for Dispute Resolution. The mediation shall be completed within thirty (30) days of the time the mediator is selected. Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Distinguished Neutrals; provided, however, that if no mediator from that list can be mutually agreed upon, each party will submit to the CPR its own list of acceptable mediators from the CPR Panels of Distinguished Neutrals and the CPR shall appoint one of those listed as the mediator for the parties. The costs of the mediation, including the mediator's fees, shall be borne equally by the parties to the Dispute.

        (ii) By agreeing to mediation, the parties do not intend to deprive any court of its jurisdiction to issue an injunction, attachment or other order in aid of mediation proceedings. The parties agree to participate in good faith in the mediation to its conclusion. If the Dispute has not been resolved by mediation within ninety (90) days of the disputing party's notice requesting negotiation pursuant to Section 9.9
                 (a)(i), then either party may pursue other available remedies.

                Section 9.10 Waiver of Jury Trial.
                             --------------------

         SELLER AND BUYER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SELLER OR BUYER. EACH OF SELLER AND BUYER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTY ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER DOCUMENT.

                Section 9.11 No Right of Setoff.
                             ------------------

         Neither party hereto nor any Affiliate thereof may deduct from, set off, holdback or otherwise reduce in any manner whatsoever against any amounts such Persons may owe to the other party hereto or any of its Affiliates any amounts owed by such Persons to the other party or its Affiliates.

                Section 9.12 Time is of the Essence.
                             ----------------------

         Time is of the essence in the performance of the provisions of this Agreement.

                Section 9.13 Specific Performance.
                             --------------------

         The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity, subject to the limitations set forth in Section 7.2 of this Agreement.

                Section 9.14 Entire Agreement.
                             ----------------

         This Agreement, together with the Seller Disclosure Letter, Buyer Disclosure Letter, Exhibits hereto, Related Agreements and the Confidentiality Agreement constitute the entire agreement between the parties hereto with respect to the subject matter herein and supersede all previous agreements, whether written or oral, relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement. In the case of any material conflict between any provision of this Agreement and any other Related Agreement, this Agreement shall take precedence.

                Section 9.15 Third Party Beneficiaries.
                             -------------------------

         Except as expressly provided in Article VIII hereof, none of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any party or any of their affiliates. Except as expressly provided in Article VIII hereof, no such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any Claim in respect of any Liability (or otherwise) against either party hereto.

                Section 9.16 Counterparts.
                             ------------

         This Agreement may be executed in two (2) counterparts, both of which, when executed, shall be deemed to be an original and both of which together shall constitute one and the same document.

                Section 9.17 Severability.
                             ------------

         If any provision of this Agreement is held to be illegal, invalid or unenforceable under any applicable present or future law, and if the rights or obligations of either party under this Agreement will not be materially and adversely affected thereby, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

                Section 9.18 Headings.
                             --------

         The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                Section 9.19 Waiver.
                             ------

         Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party or parties waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

                Section 9.20 Amendment.
                             ---------
         This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and signed by duly authorized representatives of each party.

         IN WITNESS WHEREOF, Seller, Buyer and Southern Union, by their duly authorized officers, have executed this Agreement as of the date first written above.

                          CMS GAS TRANSMISSION COMPANY



                          By: WILLIAM J. HAENER
                              ------------------------------
                              Name: William J. Haener
                              Title: President and CEO



                          SOUTHERN UNION PANHANDLE CORP.


                          By: THOMAS F. KARAM
                              -----------------------------
                              Name: Thomas F. Karam
                              Title: Chairman



                           SOUTHERN UNION COMPANY


                           By: THOMAS F. KARAM
                               ----------------------------
                               Name: Thomas F. Karam
                               Title: President and Chief Operating Officer

                                                                 EXHIBIT 99.c











                              SHAREHOLDER AGREEMENT

                                 by and between

                          CMS GAS TRANSMISSION COMPANY,

                                       and

                             SOUTHERN UNION COMPANY


                                   DATED AS OF

                                  May 12, 2003

                                TABLE OF CONTENTS

                                                                                                                       Page

                              ARTICLE I DEFINITIONS

Section 1.1 Specific Definitions.........................................................................3


                          ARTICLE II SHARE RESTRICTIONS

Section 2.1 Standstill and Related Provisions............................................................4

Section 2.2 Legends......................................................................................6

Section 2.3 Sale of Shares...............................................................................6


                                ARTICLE III TERM

Section 3.1 Term.........................................................................................7


                            ARTICLE IV MISCELLANEOUS

Section 4.1 Dispute Resolution...........................................................................7

Section 4.2 Specific Performance.........................................................................7

Section 4.3 Entire Agreement.............................................................................7

Section 4.4 Expenses.....................................................................................8

Section 4.5 Amendment....................................................................................8

Section 4.6 Notices......................................................................................8

Section 4.7 Severability.................................................................................8

Section 4.8 Waiver.......................................................................................9

Section 4.9 Headings.....................................................................................9

Section 4.10 Third Party Beneficiaries...................................................................9

Section 4.11 Assignment..................................................................................9

Section 4.12 Choice of Law...............................................................................9

Section 4.13 Facsimiles; Counterparts...................................................................10

Section 4.14 Consent to Jurisdiction....................................................................10

Section 4.15 Waiver of Jury Trial.......................................................................10

                              SHAREHOLDER AGREEMENT

                This SHAREHOLDER AGREEMENT (the "Agreement"), dated as of May 12, 2003, is made by and between Southern Union Company, a Delaware corporation ("Southern Union"), and CMS Gas Transmission Company, a Michigan corporation ("CMSGT").

                              W I T N E S S E T H:

                WHEREAS, simultaneously with the execution of this Agreement, Southern Union and CMSGT, have entered into that certain Amended and Restated Stock Purchase Agreement, dated as of May 12, 2003 (the "Purchase Agreement"), pursuant to which CMSGT will acquire 3 million shares of Southern Union Common Stock, par value $1.00 per share (the "Shares") as part of the consideration received for the sale of Panhandle; and

                WHEREAS, the parties desire to set forth their agreement as to certain rights and obligations relating to the Shares upon the terms and subject to the conditions hereinafter set forth;

                NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein and in the Purchase Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Specific Definitions   For purposes of this Agreement,
the following terms shall have the meanings set forth below:


(a) "Affiliate" shall mean, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Securities Beneficially Owned by a Person shall include securities Beneficially Owned by all Affiliates and "associates" (as defined under the Exchange Act) of such Person and all other Persons with whom such Person would constitute a "group" within the meaning of
Section 13(d) of the Exchange Act and the rules promulgated thereunder.

(c) "Common Stock" shall mean Southern Union common stock, par value $1.00 per share.

(d) "including" shall mean including without limitation.

(e) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.


Capitalized terms used, but not defined herein, shall have the meaning set forth in the Purchase Agreement.



                                   ARTICLE II

                               SHARE RESTRICTIONS

         Section 2.1 Standstill and Related Provisions.
                     ---------------------------------

                  (a) Southern Union and CMSGT agree that, without the prior written consent of Southern Union, CMSGT will not, directly or indirectly, alone or in concert with others, in the event that a prospectus supplement relating to the offering by Southern Union of (x) equity securities or (y) equity-linked securities occurs on or prior to the closing of the transactions contemplated by the Purchase Agreement, from the date of this Agreement until ninety (90) days after the closing of the transactions contemplated by the Purchase Agreement, or in the event that a prospectus supplement relating to the offering by Southern Union of (x) equity securities or (y) equity-linked securities occurs after the closing of the transactions contemplated by the Purchase Agreement, then from the date of this Agreement until the earlier to occur of (A) ninety (90) days from the date of a prospectus supplement relating to the offering by Southern Union of (x) equity securities or (y) equity-linked securities pursuant to a prospectus supplement or (B) one hundred and five (105) days from the closing of the transactions contemplated by the Purchase Agreement:

(i) sell, transfer, assign, offer, pledge, or otherwise dispose of, directly or indirectly, the Shares

(ii)     sell any option or contract to purchase any Common Stock;

(iii)    purchase any option or contract to sell any Common Stock;

(iv)     grant any option, right or warrant to sell any Common Stock;

(v)      lend or otherwise dispose of or transfer any of the Shares;

(vi) enter into swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Common Stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise;

(vii) publicly announce an intention to effect a transaction contemplated in subsections (i) through (vi) above;

(viii) acquire, other than by dividend, or offer, propose or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition or control of another Person or otherwise, any shares of Southern Union;

(ix) make, or in any way participate, directly or indirectly, in any "solicitation" (as such term is used in the proxy rules of the Securities and Exchange Commission as in effect on the date hereof) of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any Person with respect to the voting of any shares of Southern Union, initiate, propose or otherwise "solicit"
         (as such term is used in the proxy rules of the Securities and Exchange Commission as in effect on the date hereof) shareholders of Southern Union for the approval of shareholder proposals, whether made pursuant to Rule 14a-8 of the Exchange Act or otherwise, or induce or attempt to induce any other Person to initiate any such shareholder proposal;

(x) except as provided for under the Purchase Agreement, seek, propose, or make any statement with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, reorganization, recapitalization or similar transaction involving Southern Union or its subsidiaries; provided, however, that nothing in this provision shall prohibit CMSGT from exercising its right to vote as a stockholder in connection with any such transaction contemplated by this Section 2.1(a)(ix);

(xi) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Southern Union shares;

(xii) call or seek to have called any meeting of the stockholders of Southern Union or execute any written consent with respect to Southern Union or Southern Union shares;

(xiii) seek representation on the Board of Directors of Southern Union, or seek the removal of any member of such Board;

(xiv) make any proposal or publicly disclose any intention to make any proposal (whether or not subject to conditions) or enter into any discussion regarding any of the foregoing;

(xv) make any proposal, statement or inquiry, or disclose any intention, plan or arrangement (whether written or oral) inconsistent with the foregoing, or make or disclose any request to amend, waive or terminate any provision of this Agreement; and

(xvi) have any discussions or communications, or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or make any investment in or enter into any arrangement with, any other Person that engages, or offers or proposes to engage, in any of the foregoing.

Notwithstanding the foregoing, (a) CMSGT may transfer or assign the Shares to an Affiliate of CMSGT that agrees to be bound by the terms of this Agreement; (b) the Shares may be pledged to a lender of CMSGT or an Affiliate of CMSGT; and (c) CMSGT or CMS Energy Corporation ("CMS") may enter into a business combination or transaction with respect to at least a majority of the shares of CMSGT, CMS, or CMS Enterprises Company.

(b) Neither Southern Union nor CMSGT shall disclose the terms, or existence, of this Agreement to any Person except as required by law.

                  Section 2.2 Legends.
                              -------

        (a) If requested in writing by Southern Union, CMSGT shall present or cause to be presented promptly all certificates representing the Shares for the placement thereon of a legend substantially to the following effect, which legend shall remain thereon for the period of the restrictions set forth in
Section 2.1(a):

         "The Securities represented by this certificate are subject to the provisions of a Shareholder Agreement, dated as of May 12, 2003, between Southern Union Company and CMS Gas Transmission Company, and may not be sold, transferred, assigned or otherwise disposed of except in accordance therewith. A copy of said Shareholder Agreement is on file at the office of the Corporate Secretary of Southern Union Company."

                  Section 2.3 Sale of Shares.
                              --------------

         Southern Union shall assist CMSGT, to the extent reasonably requested, in connection with selling all or any significant portion of the Shares to any potential purchaser, including, without limitation, making officers, employees and other representatives available to meet with potential purchasers.



                                   ARTICLE III

                                      TERM

                  Section 3.1 Term.
                              ----

         This Agreement shall terminate at the earlier to occur of (a) the sale of all the Shares by CMSGT or on the second anniversary of the date hereof.


                                   ARTICLE IV

                                  MISCELLANEOUS

                  Section 4.1 Dispute Resolution.
                              ------------------

         Any disputes arising out of or relating to this Agreement or the breach, termination or validity thereof or the parties' performance hereunder shall be resolved as provided by Section 9.9 of the Purchase Agreement.


                  Section 4.2 Specific Performance.
                              --------------------

         The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.


                  Section 4.3 Entire Agreement.
                              ----------------

         This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement. This Agreement may be altered, amended or changed only by a writing making specific reference to this Agreement and signed by duly authorized representatives of each party.


                  Section 4.4 Expenses.
                              --------

         All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.


                  Section 4.5 Amendment.
                              ---------

         This Agreement may not be amended, changed, supplemented, or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto.


                  Section 4.6 Notices.
                              -------
         All demands, notices, consents, approvals, reports, requests and other communications hereunder must be in writing, will be deemed to have been duly given only if delivered personally or by facsimile transmission (with confirmation of receipt) or by an internationally-recognized express courier service or by mail (first class, postage prepaid) to the parties at the addresses or telephone or facsimile numbers set forth in Section 9.7 of the Purchase Agreement (or to such other address as the addressee shall have last furnished in writing in accord with this provision to the addressor) and will be deemed effective upon delivery; provided, however, that any communication by facsimile shall be confirmed by an internationally-recognized express courier service or regular mail.


                  Section 4.7 Severability.
                              ------------

         Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.


                  Section 4.8 Waiver.
                              ------

         Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party or parties waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

                  Section 4.9 Headings.
                              --------

         The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  Section 4.10 Third Party Beneficiaries.
                               -------------------------

         This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any party or any of their affiliates. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any liability (or otherwise) against either party hereto.


                  Section 4.11 Assignment.
                               ----------

         This Agreement may not be assigned by either party without the prior written consent of the other party except as specifically provided herein.


                  Section 4.12 Choice of Law.
                               -------------

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York principles of conflicts of law).


                  Section 4.13 Facsimiles; Counterparts.
                               ------------------------

         This Agreement may be executed by facsimile signatures by any party and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required. This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.



                  Section 4.14 Consent to Jurisdiction.
                               -----------------------

         Each party shall maintain at all times a duly appointed agent in the State of New York, which may be changed upon ten (10) Business Days' notice to the other party, for the service of any process or summons in connection with any issue, litigation, action or proceeding brought in any such court. Any such process or summons may also be served on it by mailing a copy of such process or summons to it at its address set forth, and in the manner provided, above. Each party hereby irrevocably consents to the exclusive personal jurisdiction and venue of any New York State or United States Federal court of competent jurisdiction sitting in New York County, New York, in any action, Claim or proceeding arising out of or in connection with this Agreement and agrees not to commence or prosecute any action, Claim or proceeding in any other court. Each of the parties hereby expressly and irrevocably waives and agrees not to assert the defense of lack of personal jurisdiction, forum non conveniens or any similar defense with respect to the maintenance of any such action or proceeding in New York County, New York.


                  Section 4.15 Waiver of Jury Trial.
                               --------------------

         THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY. EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH PARTY ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER DOCUMENT.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.




                        CMS GAS TRANSMISSION CORPORATION


                            By: WILLIAM J. HAENER
                               -------------------------
                               Name: William J. Haener
                               Title: President and CEO



SOUTHERN UNION COMPANY


By: THOMAS F. KARAM
   ---------------------------------
   Name: Thomas F. Karam
   Title: President and Chief Operating Officer